Exhibit 14

                                Retirement Plan Model
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      INSTRUCTIONS FOR OPENING A INDIVIDUAL RETIREMENT ACCOUNT

                         FOR INVESTING IN:

                Fund for Government Investors, Inc.
                      The Rushmore Fund, Inc.
                   American Gas Index Fund, Inc.
                      Cappiello-Rushmore Trust

  1. The Individual Retirement Custodial Account Agreement and Adoption Agreement are the basic legal documents by which you open an IRA with Rushmore Trust and Savings, FSB
  (''Rushmore'')  as  custodian.     They  should  be   read  and
  considered carefully.

  The following information should be inserted to complete the Adoption Agreement:

  (a) the full name of the individual opening the IRA as well as his or her date of birth, social security number, current mailing address and telephone number (identical information should be provided for a spouse if a spousal IRA is being opened);

  (b) the amount of cash being deposited into the IRA (the minimum initial contribution is $500); and

  (c) the individual(s) opening the IRA must sign the last page of the Adoption Agreement and date the Agreement.

  2.Complete the Beneficiary Designation Form.

  3. If funds are being transferred from an existing IRA, complete the transfer forms authorizing a direct transfer of funds between retirement programs.

  Return all completed forms along with a check, if applicable, for the IRA contribution, made payable to "Rushmore Trust &
  Savings, FSB" to:

  Rushmore Trust and Savings, FSB
  Attn:  Retirement Plan Department
  4922 Fairmont Avenue
  Bethesda, Maryland20814

  Rushmore Trust and Savings, FSB is a federally chartered savings bank.

  Once the account has been accepted and the contribution has been received by the Custodian, you will be notified.

  This booklet is authorized for distribution to prospective investors only when preceded or accompanied by an effective Prospectus or Prospectuses of Fund for Government Investors,
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  Inc.; The Rushmore  Fund, Inc., American Gas  Index Fund, Inc.,
  Cappiello-Rushmore Trust or any other authorized fund which includes information concerning management fees and other expenses. Please read it carefully before you invest or send money.

  INDIVIDUAL RETIREMENT  ACCOUNT  IRA  DISCLOSURE  STATEMENT  FOR
  PARTICIPANTS

  By considering the establishment of an Individual Retirement Account (IRA), you are taking a significant step in planning your own retirement. Thus, it is important that you understand how an Individual Retirement Account operates.

  The Internal Revenue Code provides substantial tax incentives to encourage workers to establish IRAs. Annual contributions to an IRA equal to the lesser of $2,000 or 100 percent of compensation are potentially deductible for federal income tax purposes and the earnings in the account are tax-deferred. The dollar limitation is $2,250 if a spousal IRA is opened. In addition, if both spouses have compensation, each can set up his or her own IRA for a combined deduction of up to $4,000.

  In general, distributions from the account after retirement will be taxable as ordinary income but the taxpayer is often in a lower tax bracket at that time. A taxpayer does not have to itemize tax deductions in order to benefit from the IRA deduction. A Participant can claim both the standard deduction and the IRA deduction. You can make contributions to your IRA at any time during the tax year. The last day you may contribute is the due date for filing your tax return for that year, not including extensions.

  However, Congress also imposed restrictions to ensure that the money contributed to an IRA could be used only for retirement purposes except in the event of severe disability or death. For example, if you take any money out of an IRA before you reach age 59 1/2 (except in the case of severe disability, death or for a rollover into another qualified retirement arrangement) the amount withdrawn will generally be taxable as ordinary income and, in addition, you will be charged a penalty tax equal to 10 percent of the amount withdrawn which is taxable to you. Furthermore, borrowing from your IRA or using your account as collateral for a loan will also result in severe tax penalties.

  If you or your spouse is an active participant in an employer-sponsored retirement plan, you can fully deduct your IRA contributions if your "modified adjusted gross income" is less than $40,000 on a joint return or less than $25,000 for single taxpayers. Your deduction is reduced, i.e. phased out, by $10 for every $50 that your adjusted gross income is greater than $40,000 on a joint return or greater than $25,000 on a single
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  return.  However,  if you are  eligible to  deduct any  amount, you can deduct a minimum of $200.

  Generally, married individuals who file separate returns begin their phase-out at zero dollars. However, married individuals who file separate returns and live apart at all times during the taxable year are to be treated as unmarried for purposes of the IRA deduction. Married individuals treated as unmarried will not be deemed to be covered by an employer plan due to their spouse's participation and, as a result, the IRA deduction will not be subject to the phase out rules. Also, a married individual who files separately, who is covered by a plan, and who does not live with his or her spouse during the tax year, is treated as unmarried for purposes of the IRA deduction and therefore uses the larger phase-out amount that applies to single individuals.

  Due to the complexity of the IRA rules enacted by Congress, particularly those relating to rollovers and excess contributions, it is advisable for you to consult your own tax advisor to determine if this IRA will fit your present circumstances and needs.

  In addition to the federal rules on IRAs as explained in this Disclosure Statement, you should be familiar with the state income tax treatment of IRAs under the laws of the state in which you live. This statement describes the federal statutory and regulatory provisions applicable to the operation and tax treatment of Individual Retirement Accounts.

  A.  Right of Revocation by Participant

  Each individual who signs the IRA Adoption Agreement which incorporates the IRA Custodial Agreement shall have the right to revoke his Adoption Agreement for a period of seven days from the date of execution of the Adoption Agreement. A notification of revocation shall be in writing directed to:

  Rushmore Trust and Savings, FSB
  Attn  Retirement Plan Department
  4922 Fairmont Avenue
  Bethesda, Maryland20814

  Such notice by the individual shall be deemed mailed on the date of the postmark (or if sent by certified or registered mail, the date of certification or registration) if it is deposited in the mail in the United States in an envelope, or other appropriate wrapper, first class postage prepaid, properly addressed. Such notice shall be deemed to have been received seven days after the date of mailing and after such time any revocation shall be null and void. If you give timely notice of revocation in accordance with this paragraph,

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  your entire  original contribution, paid  into the IRA  without adjustment for any administrative expense or commissions will be returned to you.


















































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  B.  Statutory Requirements With Respect To A Custodial Account

  The Internal Revenue Code of 1986, as amended, says that an Individual Retirement Account is a trust or custodial account created by a written instrument for the exclusive benefit of the Participant or his beneficiaries which has the following provisions:

  1.Contributions  must  be  in  cash   (unless  made  by  direct
  rollover) and yearly contributions will not exceed the lesser of $2,000 or 100 percent of compensation or alimony or $2,250 if a spousal IRA is opened.

  2.The Custodian must be a bank or such other person or organization who demonstrates to the Internal Revenue Service that he can manage a custodial account properly.

  3.No custodial funds will be invested in life insurance contracts.

  4.The interests of a Participant in his custodial account are non-forfeitable.

  5.The custodial account assets will not be commingled with other property except in a common trust fund or common investment fund.

  6.Your custodial account will be distributed to you no later than the first day of April following the calendar year in which you attain age 70 1/2, or distribution will begin at that time, in installments, over your life or the lives of you and your designated beneficiary. If you die before receiving the entire interest in the account, the remaining interest must be distributed to your beneficiaries (or used to purchase an immediate annuity) within five years after death (except for surviving spouses and certain designated beneficiaries) and must be made using a method which distributes such benefits at least as rapidly as under the method used prior to death.

  C.  Additional Requirements Under The Agreement

  1.You shall direct the Custodian to invest specific amounts of your account either in shares of Fund for Government Investors, Inc.; The Rushmore Fund, Inc.; American Gas Index Fund, Inc.; Cappiello- Rushmore Trust or any other fund authorized by the Custodian. The shares of the Fund or Funds you select will be purchased at the net asset value next determined after receipt of the order to purchase. Account earnings are primarily dividends and may include capital gain distributions. Earnings are automatically used to purchase additional shares of the Fund from which the earnings accrued.

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  2.The  minimum contribution  for  purposes of  establishing  an account is $500, disregarding whether the amount is divided between the individual funds.

  3.You shall notify the Custodian in writing as to when you wish to receive your benefits and the manner of payout pursuant to section 4.3 of the Agreement.

  4.If you amend your Agreement, other than by changing an election or designation provided in the Adoption Agreement, you will no longer be a participant in the Agreement. You hereby delegate to the Custodian the power to amend the
  Agreement and you shall be deemed to have consented to any such amendment. However, neither you nor the Custodian shall have the power to amend the Agreement in such manner as would cause or permit any part of the benefits in a custodial account to be diverted to purposes other than for the exclusive benefit of participants or their beneficiaries unless such amendment is necessary to conform the Agreement to or satisfy the conditions of any law, governmental regulation or ruling.

  If a  new  Custodian  is  appointed, that  Custodian  shall  be
  responsible   for  making  amendments   and  furnishing  copies
  thereof to each participant.

  D.  Income Tax Consequences of
  Establishing A Custodial Account

  1.Limitations and Restrictions on Deductions

  Pursuant  to   section  219  of   the  Code,  a   participant's
  contributions and deductions for his taxable year may not exceed the lesser of 100% of his compensation or $2,000. The limitation is $2,250 if a spousal IRA is opened.

  2.  Additional Rules

  (a) You may not deduct amounts from a "roll-over contribution" such as the transfer of retirement funds from a qualified employee pension plan to an IRA custodial account.

  (b) "Compensation" means payments received from any employer during a taxable year including salary, wages, professional fees, bonuses, commissions and overtime pay. Income from property such as dividends, interest and rent does not qualify as compensation. Compensation also includes all taxable alimony or separate maintenance payments received in connection with a divorce or separation decree or a written instrument incident to such a decree.



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  (c) No deduction is  allowed with  respect to any  contribution made during the taxable year  (or thereafter) during which  you
  have attained  age   70 1/2 before  the close  of such  taxable
  year.

  (d) The  deductions for an  IRA contribution  will reduce  your gross income so  that even if  you do  not itemize  deductions,
  you  can  take  the  standard  deduction   and  still  claim  a
  deduction for contributions to your custodial account.

  (e) You may claim a deduction even if you establish the plan or make the contribution as late as your federal tax filing date, but not after April 15 of the next year.

  (f) If a  husband and wife each receive compensation during the year and are  otherwise eligible, each may establish his or her own  IRA  for a  total  annual  contribution  of  up to  $4,000
  ($2,000 for each).

  (g) State  Community  property  laws  have  no  effect  on  any
  provision  of  the  Agreement,  including  those  relating   to
  deductions.

  3.  Taxation of Distributions After Age 59 1/2

  (a) Lump sum:   The full amount of the distribution  is taxable
  as ordinary income in the year of distribution (assuming no nondeductible contributions were made).

  (b) Payments in installments or from an annuity contract.

  The full amount of such distributions are taxable to the recipient as ordinary income in the years received (assuming no nondeductible contributions were made).

  4.  "Rollover Contributions" and "Transfers"

  Tax-free transfer of funds from one retirement program to another are allowed for rollover transactions and for certain direct "IRA-to-IRA transfers." These transactions are separate from your annual tax deductible contribution to your IRA. You do not get a tax deduction for these transfers. However, the transfer itself is not taxed and the earnings of the account are not taxed until distribution.

  A "rollover" transaction occurs when an individual receives funds from one qualified retirement program and within sixty days that individual invests the eligible funds in another qualified retirement arrangement. For distributions in 1993 and later, you may be subject to a 20% withholding tax on amounts that you receive directly, even if you make a rollover within 60 days. In comparison, "IRA-to-IRA" transfers involve

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  the  direct   transfer  of   IRA  funds   from  one   financial
  institution (such  as a bank or  savings and  loan association)
  to  another financial  institution.   Those  transfers are  not
  subject to the 20% withholding tax.

  As an example, if you are presently participating in a corporate employer's qualified plan, and you sever your employment and receive a qualified lump sum distribution of your entire interest in the plan, you can invest the portion of the distribution attributable to your employer's contributions, and the accumulations on your own contributions, if any, in a separate rollover IRA tax free. A rollover contribution must be made directly to an IRA Custodian to avoid withholding tax. You may rollover a qualifying lump sum distribution into more than one IRA.

  Rollover contributions between individual retirement savings programs may occur only once every twelve months. However, this limitation does not apply when IRA funds are transferred directly from one Custodian or trustee to another in an "IRA-to-IRA transfer".

  If you receive a distribution from your employer's plan and roll it over to an IRA, you may later rollover those assets into a new employer's plan if the new employer's plan permits. Your IRA would serve as a holding area or conduit for those assets. You may not make additional contributions to this IRA if you want to rollover into a new employer's plan.

  Also,   a  surviving   spouse  may   rollover   the  lump   sum
  distribution received on the death of a spouse who participated in a qualified pension or profit-sharing plan. A distribution made from a qualified plan to a surviving spouse may be directly rolled over to an IRA or to a qualified plan in which the surviving spouse participates.

  It should be pointed out that the special tax treatment available for "qualified" lump sum distributions from employer-sponsored pension plans will not be available if such funds are placed in a rollover IRA. Taxable distributions from an IRA, including a rollover IRA, are not eligible for capital gain treatment or the 5 or 10-year averaging rules.

  Tax-free rollover treatment is denied for any amount received by an individual from an inherited IRA (an IRA acquired by an individual because of the death of another individual occurring after 1983). The spouse of an individual may, under certain circumstances, continue the individual's IRA.

  Distributions of less than the balance to the credit of an employee under a qualified pension or annuity plan or tax-sheltered annuity may be rolled

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  over  tax-free by the employer to an IRA if the distribution is an "eligible rollover distribution" under the section 402 of the Code. Other restrictions apply to such accounts.

  Benefits distributed to a recipient under a qualified domestic relations order can be rolled over tax free from a qualified plan to an IRA.

  5.  Tax Status Of Your Custodial Account

  Your custodial account will be exempt from tax unless you engage in a prohibited transaction discussed in section H below.

  6.  State Tax Rules

  Some states  and localities may  have tax rules differing  from
  the  federal   rules  with  respect  to  Individual  Retirement
  Accounts, and you should consult your individual tax advisor in this regard.

  7.  Transfer Of Account Incident To Divorce

  The transfer of an IRA to a former spouse under a divorce decree or under a written instrument incident to such divorce is not a taxable transfer. The IRA is treated as belonging to such former spouse after the transfer.

  E.  Spousal Accounts

  You and your spouse may adopt a "spousal" IRA which permits deductible contributions greater than those allowed under a plan providing for contributions for only the participant.

  Such a plan is available only for years for which the participant and spouse file joint returns and only if the spouse does not have "compensation" for work outside of the home at any time during the year or elects to be treated as having no compensation. Contributions on behalf of the spouse may be made to a spousal IRA after the Participant has reached age 70 1/2 if the spouse is under age 70 1/2.

  Under a spousal IRA, you may contribute into two accounts the lesser of $2,250 or 100% of your compensation. In addition, no more than $2,000 may be contributed to either the IRA of the participant or the separate IRA account of the spouse.
  For example, you could contribute $1,125 to both your own IRA and the spousal IRA. As another example, $2,000 could be contributed to your IRA and $250 to the spousal IRA.

  In general, all provisions of the custodial account agreement pertaining to a sole participant shall apply to a spousal

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  participant.   Thus, each spouse becomes the owner or "grantor"
  of his  or her own IRA  account and must  execute the documents
  relating thereto.    Once an  IRA  is  established for  a  non-
  working spouse, that spouse, as the owner and grantor of that IRA, becomes subject to rules and restrictions applicable to
  IRAs   generally,  including  conditions   of  eligibility  for
  distributions;   penalties    for   premature    distributions,
  excessive   accumulations  and   prohibited  transactions;  and
  designation of beneficiaries and distribution in the event of death.

  F.   IRAs Of Certain Divorced Persons

  The annual contribution ceiling is the lesser of $2,000 or the divorced individual's compensation including alimony and separate maintenance payments includible in gross income under section 71(a)(1) of the Code for the year and without regard as to when the IRA was established.

  G.  Estate And Gift Tax Considerations

  Generally, for any descendant who was a Participant in any plan who was in pay status on December 31, 1984, and who irrevocably elected the form of benefit before July 18, 1984, if an individual who established an IRA dies, and if such individual's interest in the IRA is distributed in substantially equal installments over a period of at least thirty-six months to a beneficiary, other than the executor, the amount distributed will be excluded from the individual's estate for federal estate tax purposes.

  For all other Participants, most specifically Participants who die on or after January 1, 1985, and who were not in pay status before that date, the entire value of the individual's interest is included in the individual's estate for federal estate tax purposes.

  A Participant should name the beneficiaries of his IRA and the method of distribution by filing a Designation of Beneficiary Form with the Custodian. If no such designation is in effect upon a participant's death, the IRA will be distributed in a lump sum to his estate.

  Naming a person as a beneficiary of an IRA or receiving a distribution from an IRA as a beneficiary does not constitute the making of a gift subject to federal gift tax.

  H.  Other Information

  1. If you or your beneficiary engage(s) in a pro-hibited transaction described in section 4975 of the Code with respect to your custodial account, the account will lose its exemption

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  from  tax,  and you  must  include  in  gross  income, for  the taxable year during which you or your beneficiary engage(s) in the prohibited transaction, the fair market value of the entire account that would be taxable to you in a distribution. Examples of prohibited transactions include borrowing money from the IRA, selling property to or buying property from the account or leasing property from the account.

  2. If you use all or any portion of a custodial account as security for a loan, then the portion so used will be treated as a distribution and you must include such distribution in gross income for the taxable year during which you so use such account.

  3. If any person other than you or a beneficiary engages in any prohibited transaction described in section 4975, such person will be subject to the special excise taxes imposed by section 4975.

  4.   An  additional tax  of  10%  is imposed  on  distributions
  (including amounts deemed distributed as the result of a prohibited loan or as the result of being used as security for a loan) made before you have attained age 59 1/2, unless such distribution is made on account of death or disability, or unless a rollover contribution is made with such distribution.

  5. As stated above, taxable distributions from your custodial account are taxed as ordinary income regardless of their source. Such distributions are not eligible for capital gain treatment or the special five or ten-year averaging rules that apply to lump sum distributions from qualified employer plans.

  6. Generally, the earliest age at which distributions may be made from your custodial account to you without incurring an additional 10% penalty tax is age 59 1/2. In addition, distributions must be made before April 1 following the end of the tax year in which you reach age 70 1/2 in one of two ways

  (a) Your entire interest in your custodial account can be distributed directly to you; and

  (b)  Your  interest  in  your  account  can  be  distributed in payments over your life (or the lives of you and your designated beneficiary), or over a period certain not exceeding your life expectancy (or the life expectancies of you and your designated beneficiary), determined at age 70 1/2. Failure to payout the "minimum distribution," as defined below, for a year will result in the imposition of an excise tax.

  A  50% excise  tax will  be  imposed on  the underdistribution,
  representing  the   difference  between   the  minimum   payout

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  required for the tax year  in question and the  amount actually received by you. For example, if the minimum payout that you should have received is $1,000 for the tax year and you only receive $600, you will owe an excise tax of $200 (50% of the $400 underpayment).

  The minimum distribution each year must not be less than the lesser of the balance of your entire interest or an amount equal to the quotient obtained by dividing your entire interest at the beginning of such year (including amounts not in your account at the beginning of the year because they have been withdrawn to make a rollover contribution to another individual retirement plan) by your life expectancy or the joint and last survivor expectancy of yourself and your spouse (whichever is applicable). Life expectancy in either case is determined in accordance with the expected return multiples in Treasury Regulation Section 1.72-9 reduced by one for each taxable year commencing with the first day of April following the year in which you attain age 70 1/2.

  However, you may distribute a lesser amount, or nothing, for any year if for each year beginning with the first day of April following the year in which you attain age 70 1/2 the aggregate amounts distributed by the end of any year at least equal the aggregate of the minimum amounts required to have been distributed by the end of such year. This will allow you to receive larger payments in early years when more money may be needed than for later years.

  7.Generally, you may contribute only the deductible amount to your custodial account. Any other contributions are considered excess contributions. Thus, an excess contribution arises if you contribute to your account a total amount for the tax year that exceeds the lesser of $2,000 or 100% of your compensation or $2,250 in the case of a spousal IRA.

  There is a 6% excise tax on the amount of an excess contribution for the tax year in which it is made and for each later year until the excess amount is eliminated. The amount of the tax for any tax year cannot exceed 6% of the value of the account, as of the close of that tax year.

  If the excess contribution is withdrawn before the due date (including extensions) of your tax return, it is not includible in income or subject to the 6% penalty if no deduction was allowed for the excess contribution and if any net income earned by the excess contribution also is withdrawn. However, the net income which is withdrawn is subject to tax (and may also be subject to a 10% penalty if it constitutes a premature distribution) in the tax year in which the excess contribution was made.

  Even if the time for filing your return (including extensions) has passed, you can withdraw an excess contribution for the year without being subjected to the 10% penalty tax on premature  distributions  or  being  required  to  include  the withdrawn excess contribution in your gross income for the year of the withdrawal. The foregoing is inapplicable if (1) a deduction was allowed for the excess contribution or (2) total contributions (including the excess contribution) for the year exceeded $2,250. However, the earnings on a withdrawn excess contribution will be taxable as ordinary income and may be subject to a 10% penalty tax.

  8. You may have to pay a 15% excess distribution tax on retirement plan distributions you receive in a taxable year that exceed the greater of $150,000 or $112,500 (as indexed for inflation). The dollar limitation may be higher if, on a return filed for a tax year ending before January 1, 1989, you elected special "grandfather provisions" for your accrued benefits as of August 1, 1986, that exceeded $562,500. For purposes of the excess distribution tax, distributions from IRAs are aggregated with distributions from qualified retirement plans and tax sheltered annuities. The excess distribution tax is reduced by the 10% tax on premature distributions, if any, that applies to the same distribution. There are special provisions for lump sum distributions and the IRAs of surviving spouses.

  9. The Federal estate tax is increased by 15% of the excess retirement accumulations of a decedent. The excess retirement accumulation is the excess, if any, of the decedent's interests in all qualified employee plans, tax-sheltered annuities, qualified annuity plans, and IRAs over the "present value" of an annuity for a term certain, with payments equal to the limitation on excess distributions for the year in which the death occurs which is payable for a period equal to the life expectancy of the decedent immediately before death.


  10. You are required to file Form 5329 (Return for Individual Retirement Arrangement Taxes) with the Internal Revenue Service for the taxable year during which the custodial account is maintained if you are subject to a penalty tax for a premature distribution, excess contribution, excess accumulation or excess distribution.

  11.Unless the participant dies, is disabled (as defined in section 72(m) of the Code), or reaches age 59 1/2 before any amount is distributed from the account, the Custodian must receive from the participant a statement explaining how he or she intends to dispose of the amount distributed.

  12. The participant agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) of the Code and the related regulations.

  13.  The  Custodian agrees to  submit reports  to the  Internal
  Revenue Service and the Participant as prescribed by the Internal Revenue Service.

  14. The Custodian agrees to provide a separate accounting for the interest of each Participant including an annual valuation of custodial assets and allocation of valuation changes.

  15.The assets in a custodial account cannot be invested in collectibles such as works of art, rugs, antiques, metals, gems, stamps, coins, alcoholic beverages or other tangible personal property specified by the regulations pursuant to section 408(m) of the Code, except gold coins described in United States Code, Title 31, Section 5112(a)(7), (8), (9), or
  (10), or silver coins described in United States Code. Title 31, Section 5112(e).

  16.    Further information  can be  obtained from  any District
  Office of the Internal Revenue Service.

  17. Masculine pronouns, wherever used herein, shall be deemed to include the feminine, and the use of the masculine pronouns shall not be deemed to imply any preference for them or any subordination, disqualification or exclusion of the feminine.

  18. This custodial account is established for the exclusive benefit of the Participant or his beneficiary.

  I.  Additional Financial Matters

  1.  Fees And Expenses

  The charges of the Custodian shall be those charges normally charged by Fund for Government Investors, Inc.; The Rushmore Funds, Inc.; American Gas Index Fund, Inc.; Cappiello-Rushmore Trust or other designated Fund as described in the prospectuses accompanying this Disclosure Statement. A separate maintenance fee of $10.00 will be charged annually in addition to a $10.00 liquidation fee when closing your Individual Retirement Account. The Custodian may change its fees with respect to any calendar year by giving thirty (30) days written advance notice of such change in charge.

  2.  Earnings

  The earnings of each separate custodial account shall be allocated to such account, including disclosure of the earnings of each fund.

  3.  Growth In Value

  The custodial account will be invested at your direction in shares of Fund for Government Investors, Inc.; The Rushmore Funds, Inc.; American Gas Index Fund, Inc.; Cappiello-Rushmore Trust or other designated Fund. The size of the account at any point in time will depend entirely on the value of the Funds' shares in the account. Thus, the growth in value of a custodial account is neither guaranteed nor projected.

  Fund for Government  Investors, Inc.; The Rushmore  Fund, Inc.;
  American  Gas  Index Fund,  Inc.; Cappiello-Rushmore  Trust, or
  other   prospectus,   if  applicable,   accompanies   this  IRA
  Disclosure Statement

  RUSHMORE TRUST AND SAVINGS, FSB
  INDIVIDUAL RETIREMENT ACCOUNT CUSTODIAL AGREEMENT

  This Individual  Retirement Account  (IRA) Custodial  Agreement
  is  made   between  Rushmore  Trust   and  Savings,  FSB,   the
  Custodian,  and  each  individual  who  executes  an   Adoption
  Agreement incorporating this Agreement.

  ARTICLE I:  DEFINITIONS

  "Participant" means an individual, a spouse who has a separate custodial account pursuant to Section 3.2 of this Agreement and a divorced individual who has a separate custodial account pursuant to Section 3.3 of this Agreement who has executed the Adoption Agreement.

  "Beneficiary" means a person so designated by a Participant.

  "Benefits" means a Participant's or Beneficiary's share of the balance of his Custodial Account.

  "Code" means the Internal Revenue Code of 1986, as amended.

  "Compensation" means wages, salaries, professional fees, or other amounts derived from or received for personal service actually rendered (such as commissions paid salespersons, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, etc.), including earned income as defined in Section 401(c)(2) (reduced by the deduction the self-employed individual takes for contributions made to a tax-qualified retirement plan). Compensation does not include earnings or profits from property (such as interest and dividends), amounts not includible in gross income or any amount received as a pension or annuity or as deferred compensation. For years commencing January 1, 1985, and thereafter, compensation shall include all taxable alimony or separate maintenance payments received in connection with a divorce or separation decree or a written instrument incident to such a decree.

  "Custodial  Account"  means   an  account  established   for  a
  Participant pursuant to this Agreement.

  "Custodial Year" means  for all Participants, this  shall be  a
  calendar  year   and  if  the   Participant's  first  year   of
  participation  hereunder  begins  after  January  1, his  first
  Custodial Year shall end on December 31 of said year.

  "Disability" means the state of being unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration pursuant to Section 72(m)(7) of the Code.

  "Fund" means the Fund for  Government Investors, Inc.; Rushmore
  Funds, Inc.; American Gas Index Fund,  Inc.; Cappiello-Rushmore
  Trust or other similar fund designated by the Custodian.

  ARTICLE II:  ELIGIBILITY TO BE A PARTICIPANT

  2.1Regular IRA -  An individual is eligible to contribute to an
  IRA  Custodial  Account  during   any  year  in  which  he  has
  compensation if he does not reach age 70 1/2 before the close of such year.

  2.2Spousal IRA - An individual may be able to contribute to a separate Spousal IRA Custodial Account created for the benefit of his non-working spouse pursuant to section 3.2 of this Agreement.

  2.3Certain Divorced Person's IRA - Certain divorced persons are eligible to contribute to their own IRA Custodial Account pursuant to section 3.3 of this Agreement.

  2.4Rollover IRA - An individual making a rollover contribution as described in sections 402(c), 403(a)(4), 403(b)(8), or 408(d)(3) of the Code may be eligible to create a separate Rollover IRA Custodial Account pursuant to section 3.4 of this Agreement.

  ARTICLE III:  CONTRIBUTIONS AND THE INVESTMENT THEREOF

  3.1For each Custodial Year, a Participant may contribute to his Custodial Account an amount or amounts not to exceed, in the aggregate, the lesser of $2,000 or 100 percent of compensation. No contribution shall be made for a Custodial Year during which the Participant attained age 70 1/2 or thereafter. The limitation of the lesser of $2,000 or 100 percent of compensation does not apply to rollover contributions as described in section 3.4 of this Agreement.

  3.2 For taxable years of a Participant during which such Participant has a spouse who does not receive compensation, the Participant may contribute up to $2,000 to a separate Spousal Custodial Account for his spouse. However, in no event may the aggregate contributions of a Participant to his own account and to his spouse's account exceed the lesser of $2,250 or 100 percent of compensation for the year. No contribution shall be made under this subsection for a Custodial Year during which the Participant has attained age 70 1/2 or thereafter unless the Participant's spouse has not attained age 70 1/2. No contribution shall be made under this subsection for a Custodial Year during which both spouses have attained age 70 1/2 or thereafter.

  3.3 For divorced individuals, the annual contribution ceiling shall be the lesser of $2,000 or the divorced individual's compensation including alimony includible in gross income under section 71(a)(1) of the Code for the year and without regard as to when the IRA was established.

  3.4 The Custodian may receive from any individual a rollover contribution as described in sections 402(c), 403(a)(4), 403(b)(8) and 408(d)(3) of the Code to be invested and distributed, pursuant to this Agreement, in the same manner as other contributions and to be held in a separate Custodial Account. The Custodian shall have no obligation to ascertain whether or not such rollover is proper pursuant to the Code or the provisions of any other plan.

  3.5Contributions made to open an account must be in cash and must equal or exceed $500, disregarding whether the amount is divided between the individual Fund.

  3.6 All contributions made to a Custodial Account and all investments made with such contributions and the earnings thereon shall immediately become, and at all times remain, non-forfeitable.

  3.7Each Participant is to direct the Custodian to invest the amount of each contribution in shares of one or more Funds at the price and in the manner in which such shares are then being publicly offered by the Funds. All dividends and capital gain distributions received on such shares that are held in each account shall be reinvested in such additional shares of the fund from which the earnings accrued which shall be credited to such account. If any distribution on shares may be received at the election of the shareholder in additional shares or in cash or other property, the Custodian shall elect to receive it in additional shares. Sales charges, if any, attributable to the acquisition of shares shall be charged to the account for which such shares are acquired.

  3.8The Participant may delegate the investment responsibility for all of his or her Account to an agent or attorney in fact by notifying the Custodian in writing on a form acceptable to the Custodian of the delegation of such investment responsibility and the name of the person or persons to whom such responsibility is delegated. The Custodian shall follow the directions of such agent or attorney in fact and shall be under no duty to review or question any direction, action or failure to direct or act of such agent or attorney in fact. The Participant may revoke the authority of any agent or attorney in fact at any time by notifying the Custodian in writing of such revocation and the Custodian shall not be liable in any way for transactions initiated prior to receipt of such notice.

  3.9Each Custodial Account shall be created and held for the exclusive benefit of the Participant or his beneficiaries.

  3.10If a Participant makes a contribution to a Custodial Account which the Participant deems to be in excess of the limitations set forth in this Article, he may withdraw such excess amount, plus any earnings thereon, upon notice to the Custodian in writing that there has been such excess contribution. The Custodian shall have no duty to determine whether there has been an excess contribution.

  ARTICLE IV:  PAYMENT OF BENEFITS

  4.1  The Code provides  penalties for distributions prior  to a
  Participant  attaining  age   59  1/2  except  on   account  of
  rollovers, disability or death.

  4.2 If a Participant becomes disabled, benefits shall be distributed to him commencing on the first day of the month following notice in writing to the Custodian, from the Participant or his legal representative, to the effect that the Participant has become disabled. Such disability may be evidenced by approval of his application for disability benefits under the Federal Social Security Act, or by a certification made by a licensed physician. However, the
  Custodian may rely on the aforesaid notice and shall have no duty to ascertain the fact of disability.

  4.3Notwithstanding any provision in the Custodial Account to the contrary, the distribution of a Participant's or beneficiary's interest shall be made in accordance with the minimum distribution requirements of section 408(a)(6) or 408(b)(3) of the Code and the regulations thereunder, including the  incidental death  benefit provisions of  section

  1.401(a)(9)-2 of the proposed regulations, all of which are herein incorporated by reference.

  A Participant or Beneficiary may satisfy the minimum distribution requirements under Section 408(a)(6) and 408(b)(3) of the Code by receiving a distribution from one IRA that is equal to the amount required to satisfy the minimum distribution requirements for two or more IRAs. For this purpose, the owner of two or more IRAs may use the "alternative method" described in Notice 88-38, 1988-1 C.B. 524, to satisfy the minimum distribution requirements described above. If a Participant or Beneficiary elects to satisfy the minimum distribution requirements by receiving a distribution from another IRA, the Participant or Beneficiary shall provide the Custodian with evidence satisfactory to the Custodian of any such distribution. If the Participant or Beneficiary does not provide such evidence to the Custodian, the Custodian shall be entitled to apply the terms of this Custodial Agreement as if no other distributions had been made to the Participant or Beneficiary.

  4.4The entire interest of the Participant in the Custodial Account must be, or commence to be, distributed before the first day of April following the year in which the Participant attains age 70 1/2. Not later than the close of such taxable year the Participant may elect, in a form and at such time as may be acceptable to the Custodian, to have the balance in the Custodial Account distributed in:

  (a)a single sum payment;

  (b)to purchase an annuity contract selected by the Participant that provides equal or substantially equal monthly, quarterly, or annual payments commencing at the close of such taxable year over the life of the participant;

  (c)to purchase an annuity contract selected by the Participant that provides equal or substantially equal monthly, quarterly, or annual payments commencing at the close of such taxable year over the joint lives of the Participant and his designated beneficiary;

  (d)equal or substantially equal monthly, quarterly, or annual payments commencing at the close of such taxable year over a specified period not extending beyond the life expectancy of the Participant; or

  (e)equal or substantially equal monthly, quarterly, or annual payments commencing at the close of such taxable year over a specified period not extending beyond the joint life and last survivor expectancy of the Participant and his designated beneficiary. For each succeeding year, a distribution must be made on or before December 31. Even if distributions have begun to be made under option (d) or (e), the Participant may receive a distribution of the balance in the Custodial Account at any time by giving written notice to the Custodian. If the Participant does not choose any of the methods of distribution described above by the first day of April following the year in which he or she reaches age 70 1/2, distribution to the Participant will be made before the end of that tax year by a single-sum payment. If the Participant elects as a means of distribution (b) or (c) above, the annuity contract must satisfy the requirements of Section 408(b)(1), (3), and (4) of the Code. If the Participant elects as a means of distribution (d) or (e) above, figure the Payments made in tax years beginning in the tax year the Participant reaches age 70 1/2 as follows:

  (i)For the minimum annual payment, divide the Participant's entire interest in the Custodial Account at the beginning of each year by the life expectancy of the Participant (or the joint life and last survivor expectancy of the Participant and his or her designated beneficiary, or the period specified in
  (d) or (e), whichever applies). Determine the life expectancy in either case on the date the Participant reaches 70 1/2 minus the number of whole years passed since the Participant became 70 1/2.

  (ii)For the minimum monthly payment, divide the result in (i) above by 12.

  (iii)For the  minimum quarterly payment,  divide the result  in
  (i) above by 4.

  If elected by the Participant prior to the commencement of distributions, or, if applicable, by the surviving spouse where the Participant dies before distributions have commenced, life expectancies of a Participant or spouse beneficiary shall be recalculated annually for purposes of distributions. An election to recalculate shall be irrevocable and shall apply to all subsequent years. The life expectancy of a nonspouse beneficiary shall not be recalculated.

  4.5If the Participant  dies before his or  her entire  interest in  the  account is  distributed  to  him  or  her, the  entire
  remaining   undistributed  interest  will   be  distributed  as
  follows:

  (a)If the Participant dies on or after distributions have begun under Section 4.4, the entire remaining interest must be distributed at least as rapidly as provided in Section 4.4.

  (b) If the Participant dies before distributions have begun under Section 4.4, the entire remaining interest must be distributed as elected by the Participant or, if the participant has not so elected, as elected by the beneficiary or beneficiaries as follows:

  (i)by  December   31st  of  the   year  containing  the   fifth
  anniversary of the Participant's death; or

  (ii) in equal or substantially equal payments over the life or life expectancy of the designated beneficiary or beneficiaries starting by December 31st of the year following the year of the Participant's death. If, however, the beneficiary is the Participant's surviving spouse, then this distribution is not required to begin before December 31 of the year in which the owner would have turned 70 1/2.

  If the Beneficiary does not make arrangements for distribution before the fifth year following the death of the Participant, the entire remaining interest will be distributed to the Beneficiary in a single-sum distribution.

  4.6If the Participant dies before his or her entire interest is distributed to him or her and the beneficiary of the IRA is other than the surviving spouse, no additional cash contributions or rollover contributions may be accepted by the IRA.

  4.7If no designation of a beneficiary is in effect on a Participant's death, his beneficiary shall be his estate.

  ARTICLE V:  AMENDMENT

  A   Participant  may  at  any   time  change   an  election  or
  beneficiary designation under this Agreement.

  Each Participant hereby delegates to the Custodian the power to amend this Custodial Account Agreement and each Participant shall be deemed to have consented to any such amendment. Each Participant shall be furnished a copy of any such amendment.

  However, the Custodian shall not have the power to amend the Custodial Account Agreement in such manner as would cause or permit any part of the benefits in a Custodial Account to be diverted to purposes other than for the exclusive benefit of Participants or their beneficiaries unless such amendment is necessary to conform the Custodial Account Agreement to or satisfy the conditions of any law, governmental regulation or ruling. In addition, no amendment shall enable the Custodian to invest contributions in anything other than investments allowable by the Custodian Account Agreement.

  If a  new  Custodian  is appointed,  such  Custodian  shall  be
  responsible  for  making   amendments  and  furnishing   copies
  thereof to each participant.

  ARTICLE VI:  TERMINATION AND TRANSFER

  6.1 A Participant may terminate his Custodial Account at any time by delivery of written notice of such termination to the Custodian. Upon such termination, the Custodian shall distribute the assets in accordance with the instructions of the Participant.

  Unless  the  Participant  dies,  is  disabled  (as  defined  in section 72(m) of the Code), or reaches age
  59 1/2 before any amount  is distributed from the  account, the
  Custodian must receive from the Participant a statement explaining how he or she intends to dispose of the amount distributed. If such instructions involve a payout of the Participant's benefits, the Custodian's accounting procedures set forth in Article VIII hereof shall be applicable.

  6.2    Upon   request  of  a  Participant  in  writing  to  the
  Custodian, the Custodian shall transfer all benefits of the Participant to the Participant, to a qualified retirement plan, or to another Individual Retirement Account established by the Participant. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all of its fees, compensation, costs and expenses, or for any other liabilities constituting a charge against the assets of the Custodial Account or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor trustee or Custodian.

  Upon any such transfer, the Custodian's accounting procedures set forth in Article VIII hereof shall be applicable.

  ARTICLE VII:  RESIGNATION OR REMOVAL OF CUSTODIAN

  The Custodian may resign at any time not less than thirty (30) days notice in writing to the Participant and may be removed by the Participant at any time upon thirty days' notice in writing to the Custodian. Upon such resignation or removal, the individual Participant shall appoint a qualified successor trustee or Custodian. Upon receipt by the Custodian of written acceptance of such appointment by the successor trustee or Custodian, the Custodian shall transfer and pay over to the successor the assets of the Custodial Accounts or Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs and expenses, or for payment of any other liabilities constituting a charge against the assets of the Custodial

  Accounts or Account or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor trustee or Custodian.

  It shall be a condition of the removal of the Custodian that the Participant shall have appointed a qualified successor trustee or Custodian. In the event of the resignation of the Custodian and failure to appoint a qualified successor, the Custodian may apply to a court of competent jurisdiction for the appointment of such successor and the costs of such a proceeding shall be treated as an expense under Article IX hereof.

  Upon such  resignation or  removal, the  Custodian's accounting
  procedures  set   forth  in  Article   VIII  hereof  shall   be
  applicable.

  ARTICLE VIII:  RECORDS AND REPORTS OF THE CUSTODIAN

  The Custodian shall keep accurate and detailed records of all contributions, receipts, distributions, disbursements and all other transactions.

  Within one hundred and twenty days from the close of each plan year (or after a distribution or transfer of a Participant's benefits or the Custodian's resignation or removal) the Custodian shall file with the Participant a written report (which may consist of copies of regularly issued Fund account statements) reflecting all transactions effected by it during the period in question and including a statement of the assets in the Custodial Account and their value.

  In the absence of the filing in writing with the Custodian by the Participant of exceptions or objections to the report within sixty days after mailing such report, the Participant shall be deemed to have approved such report and the Custodian shall be released, relieved and discharged from all liability to anyone (including any beneficiary) with respect to all matters set forth in such report as though such account had been settled by the decree of a court of competent jurisdiction. No person other than a Participant may require an accounting or bring any action against the Custodian.

  The Custodian shall have the right at any time to apply to a court of competent jurisdiction for judicial settlement of its accounts or for determination of any questions of construction which may arise or for instructions. The only necessary party defendant to such action shall be the Participant but the Custodian may, if it so elects, bring in as a party defendant any other person or persons. The cost, including attorney's fee, of any such account shall be charged to the Custodian Account as an administrative expense under Article IX.

  The Custodian shall prepare and distribute such other reports as are required under the Internal Revenue Code, the Employee
  Retirement Income Security Act (ERISA) and Federal securities law.

  ARTICLE IX:  CUSTODIAN'S FEES AND OTHER EXPENSES

  The Participant shall be charged by the Custodian for its services under this Agreement in accordance with the current posted fee schedule as may be amended from time to time by the Custodian.

  Any income taxes or other taxes of any kind whatsoever that may be levied or assessed upon or in respect of a Custodial Account, any transfer taxes incurred in connection with the investment and reinvestment of the assets of the Custodial Account, and all other administrative expenses incurred by the Custodian in the performance of its duties including fees for legal services rendered to the Custodian and compensation of the Custodian, shall be paid by the Participant and the Participant hereby covenants and agrees to pay the same.

  In the event that the Participant fails to discharge any liability under this Article, such liability shall be charged to the Participant's Custodial Account.

  ARTICLE X:  CUSTODIAN'S DUTIES AND OBLIGATIONS

  The Custodian shall be under no duties whatsoever except such duties as are specifically set forth in this Agreement. The Custodian shall not make any investments or dispose of any investment held in a Custodial Account, except upon the written direction of the Participant.

  The Custodian shall be fully protected in acting upon any instrument, certificate or paper believed by it to be genuine and to be signed or presented by the proper person or persons, and the Custodian shall be under no duty to make any investigation or inquiry as to any statement contained in any such writing but may accept the same as conclusive evidence of the trust and accuracy of the statements therein contained. The Participant shall at all times duly indemnify and hold harmless the Custodian from any liability which may arise hereunder except liability arising from the negligence or willful misconduct of the Custodian.

  ARTICLE XI:  MISCELLANEOUS

  11.1 It is a condition of this Custodial Account Agreement and each Participant herein agrees that he shall look solely to the assets of his Custodial Account for the payment of any benefits to which he is entitled.

  11.2 The benefits hereunder shall not be subject to alienation, assignment, garnishment, attachment, execution or levy of any kind, and any attempt to cause such benefits to be so subjected shall not be recognized except to such extent as may be required by law.

  11.3        The  Code   provides  tax   penalties   for  excess
  contributions. The Code also imposes penalties for premature distributions made before age 59 1/2, except in the event of death, disability or for rollovers.

  11.4 No investments will be made in life insurance contracts.

  11.5 The assets of a Custodial Account will not be commingled with other property except in a common trust fund or common investment fund within the meaning of section
  408(a)(5) of the Code.

  11.6     The  terms and  conditions  of this  Custodial Account
  Agreement shall be applicable without regard to the community property laws of any state.

  11.7 Masculine pronouns, whenever used herein, shall be deemed to include the feminine, and the use of the masculine pronouns shall not be deemed to imply any preference for them or any subordination, disqualification or exclusion of the feminine.

  11.8 The provisions of this Custodial Account Agreement shall be construed and interpreted under the laws of the United States of America and, to the extent applicable, the State of Maryland.

  11.9 The Participant agrees to provide the Custodian with information necessary for the Custodian to prepare any reports required under section 408(i) of the Code and the related regulations.

  11.10  The Custodian agrees  to submit reports to  the Internal
  Revenue Service and the Participant as prescribed by the Internal Revenue Service.

  11.11 The Custodian agrees to provide a separate accounting for the interest of each Participant including an annual valuation of custodial assets and allocation of valuation changes.

  11.12 The assets in a Custodial Account cannot be invested in collectibles such as works of art, rugs, antiques, metals, gems, stamps, coins, alcoholic beverages or other tangible personal property specified by the regulations pursuant to section 408(m) of the Code.

                    RUSHMORE TRUST & SAVINGS FSB

                   EMPLOYER'S ADOPTION AGREEMENT
                     DEFINED CONTRIBUTION PLAN

                      PROFIT SHARING PLAN AND
                    CASH OR DEFERRED ARRANGEMENT







  The Custodian may be contacted at the following address:

  Rushmore Trust & Savings FSB
  Attention:  Retirement Plan Department
  4922 Fairmont Avenue
  Bethesda, Maryland  20814
  (301) 657-1500
  (800) 343-3355

  WHEREAS the Employer desires to establish a retirement plan for the purpose of providing retirement benefits for its eligible Employees in accordance with the terms and conditions set forth herein, and

  WHEREAS the Employer has approved and adopted the Plan and Custodial Account embodied herein.

  NOW, it is agreed by and between the Employer and Custodian and Plan Administrator named below that the Employer has adopted this Plan and Custodial Account set forth in this Plan of retirement and the Plan Administrator and Custodian accept the Plan and Custodial Account terms created hereunder and agree to perform the duties under this Agreement as follows:


  1.1 A.NAME OF EMPLOYER:

  SOLE PROPRIETORSHIP
  PARTNERSHIP
  CORPORATION
  (check one)



  ADDRESS OF EMPLOYER:


  Street

  CityStateZip Code

  EMPLOYER'S IDENTIFICATION NUMBER:

  NAME OF EMPLOYER'S PLAN:

  B.  PLAN EFFECTIVE DATE:
  (check one)

  1.  ( ) New Plan with effective date of

  2.  ( ) Amended Plan

      -        original        Plan         effective        date
  _________________________________________

          -    a m e n d m e n t     e f f e c t i v e    d a t e
  _______________________________________________

  PLAN YEAR ENDS:

  C.  ADMINISTRATOR:(  )EMPLOYER
  (  )OTHER:

  D.  TRUSTEE:


  1.2SUPPLEMENTARY  PROVISIONS  AND SPECIFICATIONS  OF EMPLOYER'S
  PLAN:

  (ALL "SECTION" REFERENCES ARE MADE TO THE PLAN DOCUMENT  UNLESS
  OTHERWISE NOTED)

  A.Employee Eligibility Requirements:

  1.  Classification:

  (a)  ()All employees

  (b)    (  )Those  not  covered  under a  collective  bargaining
  agreement if those covered under a collective bargaining agreement have had retirement benefits as the subject of good faith bargaining between the Employer and employee representatives.

  (c)   (  )All  Employees  except  the  following  class(es)  of
  employees:
  ______________________________________________________________
  ______________________________________________________________
  ____________________

  2.Service Requirements:

  (a)     Months (less than 12) of Service
  (b)     One (1) Year of Service
  (c)     Two (2) Years of Service

  3.Age Requirements:

  ( )The Plan shall have no age requirement.

  ( )Minimum age     (cannot exceed age 21).

  4.Employees on Effective Date.

  ( )Notwithstanding the above, Employees employed by the Employer on the Effective Date of this Adoption Agreement shall be Participants as of such Effective Date. All other Employees shall become Participants in accordance with the age and service requirements, described above.

  ( )Employees employed  by the Employer on the Effective Date of this Adoption  Agreement and all  other Employees shall  become
  Participants  in   accordance   with   the  age   and   service
  requirements, as described above.

  B.Hours of Service :

  1.Calculation of Service.

  Hours of  Service  shall be  determined  on  the basis  of  the
  method selected below.   Only one method may be selected.   The
  method selected shall be applied to all Employees covered under the Plan.

  (a)( ) On  the basis of actual  hours for which an  Employee is
  paid or entitled to payment.   (If this option is selected, the
  Employer must maintain records as to actual hours worked for each Employee.)

  (b)( )  On the  basis of  days worked.   An  Employee shall  be
  credited with ten (10) Hours of Service if under Section 2.17 such Employee would be credited with at least one (1) Hour of Service during the day.

  (c)( ) On  the basis  of weeks worked.   An  Employee shall  be
  credited  with  forty-five  (45)  Hours  of  Service  if  under
  Section 2.17 such  Employee would be credited with at least one
  (1) Hour of Service during the week.

  (d)( ) On the basis of semi-monthly payroll periods. An Employee shall be credited with ninety-five (95) Hours of Service if under Section 2.17 such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

  (e)( ) On the  basis of  months worked.   An Employee shall  be
  credited with one hundred ninety (190) Hours of Service if under Section 2.17 such Employee would be credited with at least one (1) Hour of Service during the month.

  2.Excluded Service.

  In determining the Years of Service of an Employee for the purpose of vesting, all Years of Service with the Company and Related Companies shall be included except for the following
  Years of Service:

  (a)( )Years of Service before the Employer maintained this Plan or a predecessor plan. No more than five prior Years of Service may be credited to an Employee. If you have maintained a predecessor plan, please state the name, type of plan and effective date of the predecessor plan:


                                                              .

  ( )_____________________________________________________.

  ( )Years of Service prior  to the Employee's attainment  of age
  _____ (not to exceed age 18).

  C.Normal Retirement Age

  1.( )Age      (not less than 59-1/2 or more than 65).

  2.( )Age       or the        anniversary of the commencement of
  participation in the Plan, whichever is later. (Not less than 59-1/2 nor more than age 65, or more than the 5th anniversary of commencement of participation.


  D.Normal Retirement Date

  1.( ) The Anniversary Date coincident with or next following the date a Participant attains his Normal Retirement Age.

  2.( )The first day of the month coincident with or next following the date a Participant attains his Normal Retirement
  Age, but not later than the last day of the Plan Year.

  E.Vesting Schedule

  1.(  )100% immediately  after  satisfaction of  the eligibility
  requirements.   (This  must  be checked  if  Section A  2(c) is
  selected.)

  2.(  )Graded  Vesting.    Insert   percentages.    The  vesting
  percentages must be at least equal to the percentage below the election blank for each year.

  Years of
  Credited Service123456

  Percent Vested
  020406080  100

  F.Compensation.

  1.Definition of Compensation. For purposes of the Plan, the following definition of Compensation shall be used unless a different definition is provided in a specific Plan provision.

  ( )Compensation as shown on Form W-2, which is the information required to be reported under Code sections 6041 and 6051, (Wages, Tips and Other Compensation Box on Form W-2). Compensation is defined as wages as defined in Code section 3401(a) and all other payments of compensation to an employee by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under Code sections 6041(d) and 6051(a)(3). Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

  ( )Section 415 Compensation (as that term is defined in Section VII of the Plan).

  ( )Section 3401(a) wages, as defined in Code section 3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

  ( )In addition to the foregoing, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code sections 125, 402(a)(8), 402(h) or 403(b).

  2.Exclusions.    If  the  Employer  chooses  a   non-integrated
  formula for Employer Contributions, Compensation, as defined above, shall exclude:

  ( )overtime.

  ( )bonuses.

  ( )commissions.

  ( )other extraordinary remuneration as follows:
  ______________________________________________________
  ______________________________________________________
  ______________________________________________________
  ______________________________________________________
  ______________________________________________________


  3.Time  of Payment.    Compensation will  include  Compensation
  which is actually paid during:

  ( )the Plan Year.

  ( )the taxable year ending with or within the Plan Year.

  ( )that portion of the Plan Year in which the Employee was a Participant in the Plan.

  ( )that portion of the taxable year ending with or within the Plan Year in which the Employee was a Participant in the Plan.



  G.Employer's Contribution Formula:

  If Employer selects both a Profit Sharing Plan and Money Purchase Pension Plan by signing two Adoption Agreements, the Employer will contribute each Plan Year on behalf of each Participant no more than ten percent (10%) of such Participant's Compensation for said Plan Year to the Money Purchase Pension Plan. Employer, at its sole discretion, may also contribute an additional amount to the Profit Sharing Plan which may not exceed fifteen percent (15%) of the aggregate Compensation of all Participants. These amounts are subject to the limitations set forth in Sections VI and VII.

  1.Discretionary Contribution. The Employer Contributions shall be subject to the discretion of the Board of Directors of the Employer. If more than one Employer has adopted the Plan, each Employer shall make contributions on behalf of its own Employees. The contribution will be allocated as follows:

  ( )In the same proportion that each Participant's Compensation bears to all Participants' Compensation

  ( )In accordance with the formula described below:

  (i)For any Plan Year in which the Plan is Top Heavy, the annual Employer Contribution will be allocated to each Participant's Account in the same proportion that each Participant's Compensation for the Plan Year bears to all
  Participants' Compensation for the Plan Year, but not in excess of 3% of each Participant's Compensation for the Plan Year. Any remaining annual Employer Contribution will be allocated to each Participant's Account in the same proportion that each Participant's Compensation in excess of the Integration Level for the Plan Year bears to all Participants' Compensation in excess of the Integration Level for the Plan Year, but not to exceed 3% of each Participant's Compensation in excess of the Integration Level for the Plan Year.

  (ii)Any remaining annual Employer Contribution after the allocation described in (i), if applicable, will be allocated to each Participant's Account in the ratio that the sum of each Participant's Compensation for the Plan Year plus such Participant's Compensation in excess of the Integration Level for the Plan Year bears to the sum of all Participants'
  Compensation for the Plan Year plus such Participants' Compensation in excess of the Integration Level for the Plan Year. Notwithstanding the above, the percentage of
  Compensation in excess of the Integration Level allocated to each Participant's Account may not exceed the lesser of the following:

  (A)The greater of (1) 5.7% or (2) the tax rate applicable to the old age portion of the Employer contribution for Old Age, Survivors and Disability Insurance (OASDI) under the Social Security Act (as in effect on the first day of the Plan Year); or

  (B)Two times the percentage of Compensation not in excess of the Integration Level allocated to each Participant's Account.

  (iii)Any  remaining  annual   Employer  Contribution  will   be
  allocated to each Participant's Account in the ratio that each Participant's Compensation for the Plan Year bears to all Participants' Compensation for the Plan Year.

  ( )Subject to  the Top Heavy minimum allocation, as provided in
  Section 18.2, the contribution will be allocated as follows:

   (i)   ______ percent of each Participant's Compensation; plus

  (ii)    ______  percent of  the  amount  of  such Participant's
  Compensation in  excess of the  Integration Level for the  Plan
  Year.

  Notwithstanding the above, the percentage selected in (ii) may not exceed the lesser of the following:

  (A)The greater of (1) 5.7% or (2) the tax rate applicable to the old age portion of the Employer contribution for Old Age, Survivors and Disability Insurance (OASDI) under the Social Security Act (as in effect on the first day of the Plan Year); or

  (B)Two times the percentage chosen in (i).

  2.Integration  Level.   The Employer  shall  use the  following
  amount as the Integration Level for purposes of paragraph 1, above:

  ( )The Taxable Wage Base (as defined in Section XIV.)

  (  )$___________ (enter  an amount  not  to exceed  the Taxable
  Wage Base.)
  [Note: If you choose this option, the following rules apply:

  (i) If the amount chosen as the Integration Level exceeds the greater of (A) $10,000 or (B) 1/5 of the Taxable Wage Base in effect on the first day of the Plan Year, but does not exceed 80% of the Taxable Wage Base in effect on the first day of the Plan Year, the reference to 5.7% in paragraph A (1) of this
  Section V shall be changed to 4.3%.

  (ii) If the amount chosen as the Integration Level exceeds the greater of (A) $10,000 or (B) 1/5 of the Taxable Wage Base in effect on the first day of the Plan Year and exceeds 80% of the Taxable Wage Base in effect on the first day of the Plan Year, the reference to 5.7% in paragraph A (1) of this Section V shall be changed to 5.4%.]

  3.Rollover Contributions under Section 6.04.

  [ ]will be permitted.

  [ ]will not be permitted.

  4.Eligible  Participants.   Participants  who  are eligible  to
  receive an allocation of the Employer Contribution for the Plan Year shall be:

  ( )All Participants.

  ( )All Participants except those Participants who complete less than _____ Hours of Service (not to exceed 500) during the Plan Year and who are not Eligible Employees as of the last day of the Plan Year.

  ( )Those  Participants who complete _____  (not to exceed 1000)
  Hours of Service in the Plan Year.

  ( )Those Participants who are Employees on the last day of the Plan Year.



  NOTE:   If either  the third  or fourth  option is  chosen, the
  Employer's Plan  may not  satisfy coverage  under Code  section
  410(b).

  Notwithstanding the election made above, the Employer shall also make a contribution for each Participant who separated from service during the Plan Year as a result of:

  ( )Retirement.

  ( )Disability.

  ( )Death.

  ( )Termination of employment, after completing 500 Hours of Service.

  ( )Termination of employment, after completing 1,000 Hours of Service.


  H.Form of Investment:

  1.(  )  Investment Fund Only.

  The Employer's contributions for each Participant shall be applied to purchase shares in the Funds, subject to the provisions of Section X.


  2.(  )  Combination Funding:

      % (not to exceed forty-nine percent (49%)) of the Employer's contributions for each Participant shall be applied to purchase ordinary life insurance on the Participant's life from the Insurer, subject to the provisions of Section X.

  I.  Directed Investments.

  1.   Employer  Election.    Employee investment  direction,  as
  provided in Section 10.01 of the Plan:

  ( )is permitted.

  ( )is not permitted.

  2.   Applicable Accounts.   If  the Employer  elects to  permit
  Participants to direct  the investment of their  Accounts, each
  Participant  may   direct  the  investment  of   the  following
  Accounts:

  ( )Rollover Account.

  ( )Employer Contributions Account.

  ( )Elective Deferral Account.

  ( )All Accounts.

  I.In-Service Withdrawals:

  1.In-service withdrawals from all Participant Accounts, as described in Section 9.04:

  ( )are permitted.

  ( )are not permitted.

  2.If the Employer  elects to  permit Participants  to make  in-
  service  withdrawals  from  the  Plan,   such  withdrawals  are
  limited as follows:

  ( )There are no restrictions on in-service withdrawals.


  ( )Each in-service withdrawal must be for an amount not less than $500.

  ( )A Participant may make only one in-service withdrawal in each Plan Year.

  ( )A Participant may make only one in-service withdrawal within each 6 consecutive month period.

  J.Modifications for Multiple Plans:

  If the Employer has multiple plans, the Employer may override the Plan language in order to comply with Code sections 415 and 416. The Employer should use the space below to add the language necessary for this purpose, including the specification of interest rates and mortality tables for determining the present value of accrued benefits under Code section 416, as appropriate.

  1.3CASH OR DEFERRED ARRANGEMENT (CODA) PROVISIONS


  [   ]Check here and  complete the provisions  below if Elective
  Deferrals are permitted under this plan.


  A.Employer Contributions under the CODA Adoption Agreement

  The Employer may make  contributions to the CODA without regard to current or accumulated earnings and  profits for the taxable
  year or  years ending  with or  within  the Plan  Year.   _____
  Check here if applicable.

  B.Elective Deferrals

  B.1.A Participant may elect to have his or her Compensation reduced by the following percentage or amount per pay period, or for a specified pay period or periods, as designated in writing to the  plan administrator [CHECK ANY
  APPLICABLE OPTIONS AND FILL IN THE APPROPRIATE BLANKS]:

  [  ]a.   An amount not in excess of                  percent of
  a Participant's Compensation.

  [   ]b.  An  amount not in  excess of                 [ENTER  A
  SPECIFIED DOLLAR AMOUNT] of a Participant's Compensation.

  No Participant shall be permitted to have Elective Deferrals made under this plan during any calendar year in excess of $7,000, multiplied by the Adjustment Factor.

  B.1(a).A Participant may  elect to commence  Elective Deferrals
  as of                                 [ENTER AT LEAST ONE  DATE
  OR PERIOD DURING  A CALENDAR YEAR].  Such election shall become
  effective  as  of  the                                   [ENTER
  NUMBER] pay period following the pay period during which the Participant's election to commence elective Deferrals was made, or as soon as administratively feasible thereafter.

  B.1(b).A Participant's election to have Elective Deferrals made pursuant to a salary reduction agreement shall remain in effect until modified or terminated. A Participant who has elected to have Elective Deferrals made to the Plan on his behalf may elect to revise the amount of his or her Elective Deferrals on the following date:

  ( )The first day of each calendar quarter.

  ( )The first day of each month.

  ( )The first day of each payroll period of the Employer.

  An Employee who wishes to revise the amount of deferral contributions to the Plan must file an application to revise the amount of deferral contributions at least _______ days before the payroll period for which the election is to be effective.

  B.1(c).Revocation of Election. A Participant may revoke his election to have Elective Deferrals made on his behalf at any time, effective as of the payroll period next following such revocation. If the Participant revokes his or her election to have Elective Deferrals made to the Plan, the Participant may not make Elective Deferrals:

  ( )Until the first election date, following the expiration of twelve consecutive months after the revocation of the prior deferral election.

  ( )Until the first day of the Plan Year after the revocation of the prior deferral election.

  B.2.A Participant may base Elective Deferrals on cash bonuses that, at the Participant's election, may be contributed to the CODA or received by the Participant in cash. [ ] Check here if such Elective Deferrals may be made under the plan.

  B.2(a).A Participant shall be afforded a reasonable period to elect to defer amounts described in section B.2 above. Such election shall become effective as of the
  [ENTER NUMBER] pay period following the pay period during which the Participant's election to make such Elective Deferrals was made, or as soon as administratively feasible thereafter.

  B.3.A Participant shall designate the amount and frequency of his or her Elective Deferrals in the form and manner specified by the plan administrator.

  C.MATCHING EMPLOYER CONTRIBUTION.

  1.Contribution.     The   Employer   shall   make  a   matching
  contribution as follows:

  ( )The Employer shall not make a matching contribution.

  (  )The  Employer  may,  in   its  discretion,  contribute  and
  allocate to  each eligible Participant's Matching Contributions

  Account a percentage of the Participant's Elective Deferral made during the Plan Year.

  (  )The Employer shall contribute and allocate to each eligible
  Participant's Matching Contributions Account _____ percent of the Participant's Elective Deferral Contributions made during the Plan Year.

  2.Limits on Contribution.   The Matching Contribution  shall be
  limited as follows:

  (  )The  Employer  shall not  match  a  Participant's  Elective
  Deferral Contributions which exceed $_______ , ____ percent of the Participant's Compensation or (describe any other limits):



                 .


  3.Eligibility.   Participants who  are eligible  to receive  an
  allocation of the Matching Contribution for the Plan Year shall be:

  (  )All  Participants  who  elect  to  make  Elective  Deferral
  Contributions.

  ( )All Participants except those Participants who elect to make Elective Deferral Contributions, who complete less than ____ Hours of Service (not to exceed 500) during the Plan Year and who are not Eligible Employees during the Plan Year.

  (  )Those Participants  who  elect  to make  Elective  Deferral
  Contributions and who complete _____ Hours of Service (not to exceed 1000) in the Plan Year.

  (  )Those Participants  who  elect  to make  Elective  Deferral
  Contributions and who are Employees on the last day of the Plan Year.


  NOTE:   If either the  third or fourth  option is chosen, there
  is a risk that the Employer's Plan will not satisfy coverage under Code section 410(b).

  Notwithstanding  the election  made  above, the  Employer shall
  also   make  a   Matching   Employer  Contribution   for   each
  Participant who separated from service during the Plan Year as a result of:

  ( )Retirement.

  ( )Disability.

  ( )Death.

  (  )Termination   of  employment   with  the  Employer,   after
  completing 500 Hours of Service.

  (  )Termination   of  employment  with   the  Employer,   after
  completing 1,000 Hours of Service.

  D.Qualified Non-Elective Contributions

  D.1The Employer [elect one] [ ] will [ ] will not make Qualified Non-elective Contributions to the plan. If the Employer does make Qualified Non-elective Contributions to the plan, then the amount of such contributions to the plan for each Plan Year shall be [elect one]:

  [  ]a.[     ]  percent  (not  to  exceed  15  percent)  of  the
  Compensation of all Participants eligible to share in the allocation.

  [ ] b.[     ] percent  of the net profits, but in no event more
  than $           for any Plan Year.

  [ ]c.An amount as determined by the Employer.

  The amount of the special Qualified Non-elective Contributions allocated under section E.2 below will be the amount needed to meet the Average Actual Deferral Percentage test stated in
  Section 3.6 of the CODA. Allocations of Qualified Non-elective Contributions shall be made in accordance with
  Section IV below.


  E.Allocation of Qualified Non-Elective Contributions

  E.1.Allocations of Qualified Non-elective Contributions to each Participant's account shall be made [select one]:

  [ ]a.In the ratio in which  each Participant's Compensation for
  the  Plan  Year  bears   to  the  total  Compensation  of   all
  Participants for such Plan Year.

  [ ]b.In the ratio  in which each Participant's Compensation not
  in excess of  $         for  the Plan Year  bears to the  total
  Compensation of all Participants not in excess of $ for such Plan Year.

  E.2.In accordance with Section 3.9(b) of the CODA, allocations of special Qualified Non-elective Contributions to each Non-highly Compensated Employee's account shall be made [elect one]:

  [  ]a.In  the  ratio  in   which  each  Non-Highly  Compensated
  Employee's Compensation  for the Plan Year  bears to  the total
  Compensation of all Non-highly Compensated Employees for such Plan Year.

  [  ]b.In  the  ratio  in   which  each  Non-highly  Compensated
  Employee's Compensation not in  excess of $        for the Plan
  Year  bears  to  the  total   Compensation  of  all  Non-highly
  Compensated Employees not in excess of $         for  such Plan
  Year.

  F.Limitations on Contributions

  F.1.Amounts that are contributed or allocated to the accounts of each Participant under the plan must not, when aggregated with amounts that are contributed or allocated to the accounts of each Participant under any other plan or plans in accordance with the provisions of the underlying plan document, exceed the applicable limitations on contributions and allocations as stated in the underlying plan document and otherwise required under Code section 415 and the regulations thereunder.

  G.Special Distributions

  G.1.Elective Deferrals, Qualified Non-elective Contributions and income allocable to such amounts shall be distributable upon separation from service, death, or disability, as defined in the underlying Plan document, and, in addition [elect options, if any]:


  [ ]a.Termination of the plan without the establishment of a successor plan.

  [ ]b.As soon as administratively feasible after the sale to an entity that is not an Affiliated Employer, of substantially all of the assets used by the Employer in the trade or business in which the Participant is employed.

  [ ]c.As soon  as administratively  feasible after the  sale, to
  an   entity  that  is  not   an  Affiliated   Employer,  of  an
  incorporated affiliated Employer's interest in a subsidiary.

   [ ]d.Upon the attainment of age 59 1/2 by the Participant.

  G.2.  HARDSHIP WITHDRAWALS.

  1.Employer Election.    Hardship withdrawals,  as described  in
  Section 9.04:

  ( )are permitted.

  ( )are not permitted.

  NOTE: The Hardship Distribution rules set forth in Section IX apply to all Participant Accounts in a profit sharing plan with a qualified cash or deferred arrangement.

  2.Withdrawal Restrictions.   If the  Employer elects to  permit
  Participants to make hardship withdrawals from the Plan, such withdrawals are limited as follows:

  ( )There are no restrictions on hardship withdrawals.


  ( )A Participant may make only one hardship withdrawal in each Plan Year.

  ( )A Participant may make only one hardship withdrawal within each 6 consecutive month period.


  H.Claims for Excess Elective Deferrals

  H.1.Participants who claim  Excess Elective  Deferrals for  the preceding calendar  year must submit their claims in writing to
  the plan  administrator by                      [SPECIFY A DATE
  BETWEEN JANUARY 1 AND APRIL 15].

  I.Compensation (Optional)

  I.1.[ ](Check if applicable) In addition to Compensation as defined in Section 2.5 of the CODA, Compensation shall also include compensation which is not currently includible in the Participant's gross income by reason of the application of Code sections 125, 402(a)(8), 402(h)(1)(B), or 403(b).


  1.4 This Adoption Agreement sets forth the Employer's election as to the variable provisions contained herein as provided for in the Plan to which this Adoption Agreement is attached and made a part. The failure to properly fill out this Adoption Agreement may result in the disqualification of the Plan. The Custodian shall inform the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.

  The Employer, by executing this document, acknowledges that he has read this Plan in its entirety, that he has consulted his legal counsel, and that this Plan is suitable for his purposes and the Employer accepts full responsibility for his participation hereunder. Each Owner-Employee who is to be a participant must execute this Adoption Agreement. An Owner-Employee who does not execute this Adoption Agreement will not participate in this Plan.

  The Rushmore Trust & Savings FSB is not responsible for any record keeping or administrative functions with respect to the Plan. The Rushmore Trust & Savings FSB will notify the sponsoring Company (as described on the first page of this Adoption Agreement) if any amendment is made to the Plan by the Bank or if the Plan is discontinued by the Bank.

  The Employer who adopts this Plan may not rely on the notification letter issued by the Internal Revenue Service as evidence that this Plan is qualified under Code section
  401(a).   If the  Employer who  adopts this  Plan or  maintains
  multiple plans wishes to obtain reliance that the plan is qualified, an application for a determination letter should be made to the appropriate Key District Director of the Internal Revenue Service. This Adoption Agreement (#001) may be used only in conjunction with basic plan document #001.


  EXECUTED:EMPLOYER:




  DATE:         By:
    Name and Title



  ADMINISTRATOR/FIDUCIARY



  DATE:         By:


  CUSTODIAN:

  RUSHMORE TRUST & SAVINGS BANK



  DATE:         By:
    Name and Title

  The Trustee hereby accepts the appointment as Trustee.



  (Insert name of Trustee)


  :         By:
  Date  Name and Title

  RUSHMORE TRUST & SAVINGS FSB

  EMPLOYER'S ADOPTION AGREEMENT
  DEFINED CONTRIBUTION PLAN


  MONEY PURCHASE PENSION PLAN





  The Custodian may be contacted at the following address:

  Rushmore Trust & Savings FSB
  Attn:  Retirement Plan Department
  4922 Fairmont Avenue
  Bethesda, Maryland20814
  (301) 657-1500
  (800) 343-3355

  WHEREAS, the Employer desires to establish a retirement plan for the purpose of providing retirement benefits for its eligible Employees in accordance with the terms and conditions set forth herein, and

  WHEREAS, the Employer has approved and adopted the Plan and Custodial Account embodied herein.

  NOW, it is agreed by and between the Employer and Custodian and Plan Administrator named below that the Employer has adopted this Plan and Custodial Account set forth in this Plan of retirement and the Plan Administrator and Custodian accept the Plan and Custodial Account terms created hereunder and agree to perform the duties under this Agreement as follows.

  1.1 A.NAME OF EMPLOYER:

  SOLE PROPRIETORSHIP
  PARTNERSHIP
  CORPORATION
  (check one)






  ADDRESS OF EMPLOYER:


  Street

  CityStateZip Code

  EMPLOYER'S IDENTIFICATION NUMBER:

  NAME OF EMPLOYER'S PLAN:

  B.PLAN EFFECTIVE DATE:
  (Check One)

  1.( ) New Plan with effective date of

  2.( ) Amended Plan

      -        original        Plan         effective        date
  _________________________________________

          -    a m e n d m e n t     e f f e c t i v e    d a t e

  _______________________________________________

  P    L    A    N     Y    E    A    R     E    N    D    S    :

  ________________________________________________

  C.ADMINISTRATOR:(  )EMPLOYER
  (  )OTHER:

  D.TRUSTEE:


  1.2SUPPLEMENTARY  PROVISIONS  AND SPECIFICATIONS  OF EMPLOYER'S
  PLAN:

  (ALL "SECTION" REFERENCES ARE MADE TO  THE PLAN DOCUMENT UNLESS
  OTHERWISE NOTED)

  A.Employee Eligibility Requirements:

  1.   Classification:

  (a)  () All employees
  (b)   ()  Those  not  covered  under  a  collective  bargaining
  agreement  if  those  covered  under  a  collective  bargaining agreement have had retirement benefits as the subject of good faith bargaining between the Employer and employee representatives.
  (c)(    )All  Employees  except   the  following  class(es)  of
  employees:
  ______________________________________________________________



                                                2        2

  _____________________________________________________________




















































                                                3        3

  2.Service Requirements:

  (a)     Months (less than 12) of Service
  (b)     One (1) Year of Service
  (c)     Two (2) Years of Service

  3.Age Requirements:

  ( )The Plan shall have no age requirements

  ( )Minimum age     (cannot exceed age 21).

  4.Employees on Effective Date.

  ( )Notwithstanding the above, Employees employed by the Employer on the Effective Date of this Adoption Agreement shall be Participants as of such Effective Date. All other Employees shall become Participants in accordance with the age and service requirements, described above.

  ( )Employees employed  by the Employer on the Effective Date of this Adoption  Agreement and all  other Employees shall  become
  Participants  in   accordance   with   the  age   and   service
  requirements, as described above.

  B.Hours of Service :

  1.Calculation of Service.

  Hours of  Service  shall be  determined  on  the basis  of  the
  method selected below.   Only one method may be selected.   The
  method selected shall be applied to all Employees covered under the Plan.

  (a)( ) On  the basis of actual  hours for which an  Employee is
  paid or entitled to payment.   (If this option is selected, the
  Employer must maintain records as to actual hours worked for each Employee.)

  (b)( )  On the  basis of  days worked.   An  Employee shall  be
  credited with ten (10) Hours of Service if under Section 2.17 such Employee would be credited with at least one (1) Hour of Service during the day.

  (c)( ) On  the basis  of weeks worked.   An  Employee shall  be
  credited  with  forty-five  (45)  Hours  of  Service  if  under
  Section 2.17 such  Employee would be credited with at least one
  (1) Hour of Service during the week.

  (d)( )  On  the basis  of  semi-monthly  payroll periods.    An



                                                4        4

  Employee shall be credited with ninety-five (95) Hours of Service if under Section 2.17 such Employee would be credited with at least one (1) Hour of Service during the semi-monthly payroll period.

  (e)(  ) On the  basis of months worked.   An  Employee shall be
  credited with one hundred ninety (190) Hours of Service if under Section 2.17 such Employee would be credited with at least one (1) Hour of Service during the month.

  2.  Excluded Service.

  In determining the Years of Service of an Employee for the purpose of vesting, all Years of Service with the Company and Related Companies shall be included except for the following
  Years of Service:

  (a)( ) Years of Service before the Employer maintained this Plan or a predecessor plan. No more than five prior Years of Service may be credited to an Employee. If you have maintained a predecessor plan, please state the name, type of plan and effective date of the predecessor plan:





  ( )_____________________________________________________.

  ( )Years of Service prior  to the Employee's attainment  of age
  _____ (not to exceed age 18).

  C.Normal Retirement Age

  1.( )Age      (not less than 59-1/2 or more than 65).

  2.( )Age       or the        anniversary of the commencement of
  participation in the Plan, whichever is later. (Not less than 59-1/2 nor more than age 65, or more than the 5th anniversary of commencement of participation.

  D.Normal Retirement Date

  1.( )The Anniversary Date coincident with or next following the date a Participant attains his Normal Retirement Age.

  2.( )The first day of the month coincident with or next following the date a Participant attains his Normal Retirement
  Age, but not later than the last day of the Plan Year.




                                                5        5

  E.Vesting Schedule

  1.( )100%  immediately after  satisfaction  of the  eligibility
  requirements.   (This  must  be checked  if  Section A  2(c) is
  selected.)

  2.(  )Graded  Vesting.    Insert   percentages.    The  vesting
  percentages must be at least equal to the percentage below the election blank for each year.

  Years of
  Credited Service123456

  Percent Vested
  020406080  100
  F.Compensation.

  1.Definition of Compensation.   For purposes  of the Plan,  the
  following definition of Compensation shall be used unless a different definition is provided in a specific Plan provision.

  ( )Compensation as shown on Form W-2, which is the information required to be reported under Code sections 6041 and 6051, (Wages, Tips and Other Compensation Box on Form W-2). Compensation is defined as wages as defined in Code section 3401(a) and all other payments of compensation to an employee by the employer (in the course of the employer's trade or business) for which the employer is required to furnish the employee a written statement under Code sections 6041(d) and 6051(a)(3). Compensation must be determined without regard to any rules under Code section 3401(a) that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

  ( )Section 415 Compensation (as that term is defined in Section VII of the Plan).

  ( )Section 3401(a) wages, as defined in Code section 3401(a) for the purposes of income tax withholding at the source, but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor in Code section 3401(a)(2)).

  ( )In addition to the foregoing, Compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code sections 125,



                                                6        6

  402(a)(8), 402(h) or 403(b).


  2.Exclusions.     If  the  Employer  chooses  a  non-integrated
  formula for Employer Contributions, Compensation, as defined above, shall exclude:

  ( )overtime.
  ( )bonuses.
  ( )commissions.
  ( )other extraordinary remuneration as follows:
  ______________________________________________________
  ______________________________________________________
  ______________________________________________________
  ______________________________________________________
  ______________________________________________________


  3.Time  of  Payment.   Compensation  will include  Compensation
  which is actually paid during:

  ( )the Plan Year.

  ( )the taxable year ending with or within the Plan Year.

  ( )that portion of the Plan Year in which the Employee was a Participant in the Plan.

  ( )that portion of the taxable year ending with or within the Plan Year in which the Employee was a Participant in the Plan.



  G.Employer's Contribution Formula:

  If  Employer  selects  both  a Profit  Sharing  Plan  and Money
  Purchase Pension Plan by signing two Adoption Agreements, the Employer will contribute each Plan Year on behalf of each Participant no more than ten percent (10%) of such Participant's Compensation for said Plan Year to the Money Purchase Pension Plan. Employer, at its sole discretion, may also contribute an additional amount to the Profit Sharing
  Plan which may not exceed fifteen percent (15%) of the aggregate Compensation of all Participants. These amounts are subject to the limitations set forth in Sections VI and VII.

  1.If  more  than  one  Employer  has  adopted  the  Plan,  each
  Employer  shall  make  contributions  on   behalf  of  its  own
  Employees.  The Employer Contribution will be:




                                                7        7

  ( )_____ percent of each Participants' Compensation (not greater than 25%, provided that the percentage limitation shall not exceed ten (10%) percent if the profit sharing Plan is also elected).

  ( )Subject to the Top Heavy minimum allocation (as provided in Section 18.2), the contribution shall be:

  (i) ______ percent of each Participant's Compensation; plus

  (ii)  ______  percent  of  the  amount  of  such  Participant's
  Compensation in  excess of the  Integration Level for the  Plan
  Year.

  Notwithstanding the above, the percentage selected in (ii) may not exceed the lesser of the following:

  (A)The greater of (1) 5.7% or (2) the tax rate applicable to the old age portion of the Employer's contribution for Old Age, Survivors and Disability Insurance (OASDI) under the Social Security Act (as in effect on the first day of the Plan
  Year); or

  (B)Two times the percentage chosen in (i).

  2.The  Employer   shall  use  the   following  amount  as   the
  Integration Level for purposes of paragraph 1, above:

  ( )The Taxable Wage Base (as defined in Section XIV.

  (  )$_________(enter an  amount not to  exceed the Taxable Wage
  Base.)
  [Note: If you choose this option, the following rules apply:

  (i) If the amount chosen as the Integration Level exceeds the greater of (A) $10,000 or (B) 1/5 of the Taxable Wage Base in effect on the first day of the Plan Year, but does not exceed 80% of the Taxable Wage Base in effect on the first day of the Plan Year, the reference to 5.7% in paragraph F(1) of this Section shall be changed to 4.3%.

  (ii) If the amount chosen as the Integration Level exceeds the greater of (A) $10,000 or (B) 1/5 of the Taxable Wage Base in effect on the first day of the Plan Year and exceeds 80% of the Taxable Wage Base in effect on the first day of the Plan Year, the reference to 5.7% in paragraph F(1) of this Section shall be changed to 5.4%.]


  3.Rollover Contributions under Section 6.04.



                                                8        8

  [ ]will be permitted.

  [ ]will not be permitted.

  4.Eligible  Participants.   Participants  who  are eligible  to
  receive an allocation of the Employer Contribution for the Plan Year shall be:

  ( )All Participants.

  ( )All Participants except those Participants who complete less than _____ Hours of Service (not to exceed 500) during the Plan Year and who are not Eligible Employees as of the last day of the Plan Year.

  (  )Those Participants who complete _____  (not to exceed 1000)
  Hours of Service in the Plan Year.

  ( )Those Participants who are Employees on the last day of the Plan Year.

  NOTE:   If  either the  third or  fourth option  is chosen, the
  Employer's Plan  may not  satisfy coverage  under Code  section
  410(b).

  Notwithstanding the election made above, the Employer shall also make a contribution for each Participant who separated from service during the Plan Year as a result of:

  ( )Retirement.

  ( )Disability.

  ( )Death.

  ( )Termination of employment, after completing 500 Hours of Service.

  ( )Termination of employment, after completing 1,000 Hours of Service.

  H.Form of Investment:

  1.(  )  Investment Fund Only.

  The Employer's contributions for each Participant shall be applied to purchase shares in the Funds, subject to the provisions of Section X.





                                                9        9

  2.(  )  Combination Funding:

      % (not to exceed forty-nine percent (49%)) of the Employer's contributions for each Participant shall be applied to purchase ordinary life insurance on the Participant's life from the Insurer, subject to the provisions of Section X.



  I.In-Service Withdrawals:

  1.In-service withdrawals from all Participant Accounts, as described in Section 9.04 of the Plan:

  ( )  are permitted.

  ( )  are not permitted.

  2.If  the Employer  elects to permit  Participants to  make in-
  service  withdrawals  from  the  Plan,  such  withdrawals   are
  limited as follows:

  ( )There are no restrictions on in-service withdrawals.

  ( )Each in-service withdrawal must be for an amount not less than $500.

  ( )A Participant may make only one in-service withdrawal in each Plan Year.

  ( )A Participant may make only one in-service withdrawal within each 6 consecutive month period.

  J.Modifications for Multiple Plans:

  If the Employer has multiple plans, the Employer may override the Plan language in order to comply with Code sections 415 and 416. The Employer should use the space below to add the language necessary for this purpose, including the specification of interest rates and mortality tables for determining the present value of accrued benefits under Code section 416, as appropriate.










                                                10      10

  1.3 This Adoption Agreement sets forth the Employer's election as to the variable provisions contained herein as provided for in the Plan to which this Adoption Agreement is attached and made a part. The failure to properly fill out this Adoption Agreement may result in the disqualification of the Plan. The Custodian shall inform the Employer of any amendments made to the Plan or of the discontinuance or abandonment of the Plan.

  The Employer, by executing this document, acknowledges that he has read this Plan in its entirety, that he has consulted his legal counsel, and that this Plan is suitable for his purposes and the Employer accepts full responsibility for his participation hereunder. Each Owner-Employee who is to be a participant must execute this Adoption Agreement. An Owner-Employee who does not execute this Adoption Agreement will not participate in this Plan.

  The Rushmore Trust & Savings FSB is not responsible for any record keeping or administrative functions with respect to the Plan. The Rushmore Trust & Savings FSB will notify the sponsoring Company (as described on the first page of this Adoption Agreement) if any amendment is made to the Plan by the Bank or if the Plan is discontinued by the Bank.

  The Employer who adopts this Plan may not rely on the notification letter issued by the Internal Revenue Service as evidence that this Plan is qualified under Code section
  401(a).   If the  Employer who  adopts this  Plan or  maintains
  multiple plans wishes to obtain reliance that the plan is qualified, an application for a determination letter should be made to the appropriate Key District Director of the Internal Revenue Service. This Adoption Agreement (#001) may be used only in conjunction with basic plan document #001.

  EXECUTED:EMPLOYER:




  DATE:         By:
     Name and Title


  ADMINISTRATOR/FIDUCIARY






                                                11      11

  DATE:         By:

  CUSTODIAN:

  RUSHMORE TRUST & SAVINGS FSB



  DATE:         By:
     Name and Title

  The Trustee hereby accepts the appointment as Trustee.



  (Insert name of Trustee)


  DATE:         By:
     Name and Title

































                                                12      12

  RUSHMORE TRUST & SAVINGS FSB

  DEFINED CONTRIBUTION PLAN































                                                13      13

  TABLE OF CONTENTS

  SECTIONPAGE

  SECTION IPRELIMINARY MATTERS1

  SECTION IIDEFINITIONS1

  SECTION IIIELIGIBILITY10

  SECTION IVRETIREMENT12

  SECTION V      ABENEFITS     PAYABLE      UPON     DEATH     IF
  PROFIT SHARING PLAN ONLY (AND NOT A TRANSFEREE PLAN)14

  SECTION V  BBENEFITS  PAYABLE  UPON  DEATH   IF  OTHER  THAN  A
  PROFIT SHARING PLAN WHICH IS NOT A TRANSFEREE PLAN16

  SECTION VICONTRIBUTIONS AND FORFEITURES22

  SECTION VIILIMITATIONS ON ALLOCATIONS24

  SECTION VIIITERMINATION OF EMPLOYMENT30

  SECTION IXBENEFIT PAYMENT PROVISIONS32

  SECTION XINVESTMENT38

  SECTION XIAMENDMENT OF THE PLAN40

  SECTION XIITERMINATION OF THE PLAN42

  SECTION XIIIPLAN ADMINISTRATOR43

  SECTION XIVPROVISIONS RELATING TO THE INSURER46

  SECTION XVMISCELLANEOUS46

  SECTION XVIPOWERS OF THE CUSTODIAN48

  SECTION XVIITRUSTEES, TRUST AND TRUST AGREEMENT51

  SECTION XVIIINON-ALIENATION AND EMPLOYEE RIGHTS51

  SECTION XIXTOP-HEAVY PROVISIONS53

  SECTION XXCASH OR DEFERRED ARRANGEMENT57






                                                1        1

                    RUSHMORE TRUST & SAVINGS FSB

                     DEFINED CONTRIBUTION PLAN


                             SECTION I

                        PRELIMINARY MATTERS

       1.01 This Plan and Custodial Account has been established for the exclusive benefit of eligible Self-Employed Individuals and/or Owner-Employees and/or Corporations who adopt the provisions of this Plan and Custodial Account and for their eligible Employees and Beneficiaries. It shall be interpreted and administered in a manner consistent with this intent and with the provisions of the Employee Retirement Income Security Act of 1974 and the Internal Revenue Code of 1986, as amended.

       1.02 This Plan shall be interpreted and administered in a manner which is uniformly and consistently applicable to all Participants under similar circumstances. At no time shall there be discrimination in favor of highly compensated Employees as against other Employees, whether or not they are Participants.

       1.03 Except as provided in Section 6.03, it shall be impossible at any time prior to the satisfaction of all liabilities with respect to Participants and their Beneficiaries under this Plan for any part of the corpus or income of this Plan to be used for, or diverted to, purposes other than the exclusive benefit of the Participants or their Beneficiaries.


                             SECTION II

                            DEFINITIONS

       As used in this instrument, the following words and phrases shall have the following meanings, unless a different meaning is clearly required by the context:

       2.01 "Adoption Agreement" shall mean the agreement attached which is signed by the Employer, Plan Administrator, Trustee and Custodian which sets forth the elective provisions of this Plan designated by the Employer.

       2.02 "Age" shall mean the age of a person at his last birthday.

       2.03 "Alternate Payee" shall mean a Spouse, former Spouse, child or other dependent of a Participant recognized by a Qualified Domestic Relations Order to have a right to receive all, or a portion of, the benefits under this Plan with respect to the Participant.

       2.04 "Anniversary Date" shall mean each anniversary of the Effective Date or the date designated in the Adoption
  Agreement, if any, and each anniversary thereof.

       2.05 "Beneficiary" shall mean each person designated in writing to receive any benefits upon the death of a Participant.

       2.06 "Board of Directors" shall mean the Board of Directors of the Employer.

       2.07  "Break in Service" shall mean a twelve
  (12) consecutive month period during which an Employee does not complete more than five hundred (500) Hours of Service with the Employer.

       2.08 "Code" means the Internal Revenue Code of 1986, as amended.

       2.09 As elected by the Employer in the Adoption Agreement, "Compensation" shall mean all of each Participant's
  (a) W-2 earnings or (b) compensation (as that term is defined in Code section 415(c)(3)). For any Self-Employed Individual covered under the Plan, compensation will mean Earned Income. Compensation shall include only that compensation which is actually paid to the Participant during the applicable period. Except as provided elsewhere in this Plan, the applicable period shall be the period elected by the Employer in the Adoption Agreement. If the Employer makes no election, the applicable period shall be the Plan Year.

       Notwithstanding the above, if elected by the Employer in the Adoption Agreement, compensation shall include any amount which is contributed by the Employer pursuant to a salary reduction agreement and which is not includible in the gross income of the Employee under Code sections 125, 402(a)(8), 402(h) or 403(b).

       The annual compensation of each Participant taken into account, under the Plan for any year shall not exceed $200,000, as adjusted by the Secretary at the same time and in the same manner as under Code section 415(d). In determining the compensation of a Participant for purposes of this limitation, the rules of Code section 414(g)(6) shall apply,



                                                2        2
  except in applying such rules, the term "family" shall include only the spouse of the Participant and any lineal descendants of the Participant who have not attained age nineteen (19) before the close of the year. If, as a result of the application of such rules the adjusted $200,000 limitation is exceeded, then (except for purposes of determining the portion of compensation up to the integration level if this Plan provides for permitted disparity), the limitation shall be prorated among the affected individuals in proportion to each such individual's compensation as determined under this section prior to the application of this limitation.

       2.10 "Custodial Account" shall mean the account or accounts established by the Custodian under the Plan.

       2.11   "Custodian" means the Rushmore Trust & Savings
  FSB.

       2.12 "Domestic Relations Order" shall mean a judgment, decree or order that (i) relates to the provision of child support, alimony payments, or marital property rights to a Spouse, former Spouse, child or other dependent of a Participant, and (ii) is made pursuant to a state domestic relations law.

       2.13 "Earned Income" means the net earnings from self-employment in the trade or business with respect to which the Plan is established, for which personal services of the individual are a material income-producing factor. Net earnings will be determined without regard to items not included in gross income and the deductions allocable to such items. Net earnings are reduced by contributions by the Employer to a qualified plan to the extent deductible under Code section 404.

       Net earnings shall be determined with regard to the deduction allowed to the Employer by Code section 164(f) for taxable years beginning after December 31, 1989.

       2.14 "Effective Date" shall mean the date designated in the Adoption Agreement.

       2.15 "Employee" shall mean any person employed by the Employer any portion of whose Compensation and/or Earned Income is subject to withholding of income tax and/or for whom Social Security or Railroad Retirement contributions are made by the Employer as well as any other person who is a common law employee of the Employer. Employee shall include any individual employed by an Employer aggregated under Code sections 414(b), (c), or (o), any person deemed to be an



                                                3        3

  Employee of an "affiliated service group", as defined in Code section 414(m), in which the Employer is a member, or a "leased Employee" within the meaning of Code section 414(n). Contributions or benefits provided by a leasing organization for any leased Employee which are attributable to services performed for the Employer shall be treated as provided by the Employer. A leased Employee will not be deemed an Employee if
  (i) such leased Employee is covered by a money purchase pension plan with (1) a non-integrated Employer contribution rate of at least ten percent (10%) of compensation as defined in Code section 415(c)(3), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code sections 125, 402(a)(8), 402(h), or 403(b), and (2) immediate participation and full and immediate vesting, and (ii) leased Employees do not constitute more than 20 percent of the Employer's nonhighly compensated workforce. For purposes of this Section, "leased Employee" shall mean any person who pursuant to an agreement between the Employer and any other person ("Leasing Organization") has performed services for the Employer (or for the Employer and Related Persons determined in accordance with Code section 414(n)(6)) on a substantially full-time basis for a period of at least one (1) year and such services are of the type historically performed by Employees in the business field of the Employer; provided that "leased Employee" shall not mean an individual who is an employee of the Employer. For purposes of this Section, "affiliated service group" shall mean a group consisting of a service organization ("FSO"), any other service organization which is a shareholder in the FSO and regularly performs service for the FSO or is regularly associated with the FSO in performing services for third parties ("A Org."), and any other organization which performs, as a significant part of its business, services for the FSO or the A Org. which services are historically performed in such service field by Employees (or management services as provided in Code section 414(m)(5)), and ten percent or more of its interests are held by officers, highly compensated Employees or owners of the FSO or A Org.

       2.16 "Employer" shall mean any sole proprietor who, or partnership which, or any corporation which has adopted the provisions of this Plan and shall include any trade or business (whether or not incorporated) which is under common control with the Employer as determined pursuant to Code section 414(c) and any regulations promulgated thereunder and any Related Entity.

       2.17 "Employment Commencement Date" shall mean the day on which an Employee first completes an Hour of Service.



                                                4        4

       2.18 "Entry Date" shall mean the first day of the earlier of the first or seventh month of the Plan Year immediately following the satisfaction of the eligibility requirements.

       2.19   "ERISA" shall mean the Employee Retirement Income
  Security Act of 1974, as amended, and regulations promulgated thereunder.

       2.20 "Funds" shall mean the Fund For Government Investors, Inc., the Rushmore Fund, Inc., the American Gas Index Fund, Inc., their qualified affiliates, or an account established with Rushmore Investment Brokers, Inc., any other regulated investment company whose investment adviser or investment manager is Money Management Associates or its successor, and any other investment that is approved for use under the Plan by the Plan Sponsor.

       2.21   "Hour of Service" shall mean:

              (a) each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer. These hours shall be credited to the Employee for the computation period in which the duties are performed; and

              (b) each hour for which an Employee is paid, or entitled to payment by the Employer on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence. No more than five hundred one (501) Hours of Service shall be credited under this paragraph for any single continuous period (whether or not such period occurs in a single computation period). Hours under this paragraph shall be calculated and credited pursuant to section 2530.200b-2 of the Department of Labor Regulations which are incorporated herein by this reference; and

              (c) each hour for which back pay, irrespective of mitigation of damage, is either awarded or agreed to by the Employer. The same Hours of Service shall not be credited both under paragraph (a) or paragraph (b), as the case may be, and under this paragraph (c). These hours shall be credited to the Employee for the computation period or periods to which the award, agreement or payment is made.

              (d) Hours of Service shall be determined on the basis of the method selected in the Adoption Agreement.




                                                5        5

              (e) If the Employer is a member of an affiliated service group (under Code section 414(m)), a controlled group of corporations (under Code section 414(b)) or a group of trades or businesses under common control (under Code section 414(c) of), service will be credited for any employment for any period of time for any other member of such group. Service will also be credited for any individual required under Code section 414(n) to be considered an employee of any employer aggregated under Code sections 414(b), (c), or (m). Service will also be credited to the extent required under regulations issued pursuant to Code section 414(o).

       Solely for purposes of determining whether a Break in Service, as defined in Section 2.07, for participation and vesting purposes has occurred in a computation period, an individual who is absent from work for maternity or paternity reasons shall receive credit for the hours of service which would otherwise have been credited to such individual but for such absence, or in any case in which such hours cannot be determined, eight (8) hours of service per day of such absence. For purposes of this paragraph, an absence from work for maternity or paternity reasons means an absence (1) by reason of the pregnancy of the individual, (2) by reason of a birth of a child of the individual, (3) by reason of the placement of a child with the individual in connection with the adoption of such child by such individual, or (4) for purposes of caring for such child for a period beginning immediately following such birth or placement. The hours of service credited under this paragraph shall be credited (1) in the computation period in which the absence begins if the crediting is necessary to prevent a Break in Service in that period, or (2) in all other cases, in the following computation period.

       2.22 "Individual Participant Account" shall mean the individual account established for each Participant for accounting purposes. All contributions made for a Participant and earnings thereon shall be allocated to his Individual Participant Account. The amount of the Individual Participant Account shall include the cash value of life insurance or annuity policies purchased for the Participant.

       2.23 "Insurer" shall mean any legal reserve life insurance company which shall issue a policy under this Plan.

       2.24 "Internal Revenue Code" or "Code" shall mean the Internal Revenue Code of 1986 with all amendments thereto and all applicable regulations and rulings issued thereunder or with respect to the Internal Revenue Code and also any future Internal Revenue Code or similar Internal Revenue laws,



                                                6        6
  regulations and rulings.

       2.25 "Net Profit" shall mean current and accumulated earnings of the Employer as calculated on its books in accordance with the established methods of accounting regularly used by the Employer but before deduction of federal income and state income taxes and before deduction of the Employer's contributions under this Plan and any other qualified plan. In determining the profits of a partnership, no account shall be taken of the share of profits allocable or payable to a partner except for amounts paid to him in the form of a salary or wages which, under the partnership agreement, are treated as expenses of the partnership in determining its net income.

       2.26 "Normal Retirement Age" shall mean the age designated in the Adoption Agreement, but not exceeding age
  65.

       2.27   "Normal Retirement Date" shall mean a
  Participant's anticipated date of retirement as designated in the Adoption Agreement.

       2.28 "Owner-Employee" shall mean a person who owns the entire interest in an unincorporated trade or business as a sole proprietor or, in the case of a partnership, is a partner who owns more than ten percent (10%) of either the capital interest or the profit interest in such partnership. To the extent provided in regulations prescribed by the Secretary of the Treasury or his delegate, such term shall also mean an individual who has been an Owner-Employee within the meaning of the preceding sentence.

       2.29 "Participant" shall mean any Employee who satisfies the eligibility requirements hereof.

       2.30 "Permitted Absence" shall mean absence due to (1) pregnancy of the Employee; (2) birth of a child of the Employee; (3) placement of a child in connection with adoption of the child by an Employee; or (4) caring for the Employee's child during the period immediately following the birth or placement for adoption.

       2.31 "Plan" shall mean this Defined Contribution Plan and Adoption Agreement.

       2.32 "Plan Administrator" and "Administrator" shall mean the person designated in the Adoption Agreement or any duly appointed successor. If no designation is effective at any time, the Plan Administrator shall be the Employer. The



                                                7        7

  Plan Administrator shall also be the named fiduciary.

       2.33   "Plan Sponsor" shall mean Rushmore Trust & Savings
  FSB, or its delegate.

       2.34 "Plan Year" shall mean the 12 consecutive month period beginning with the Effective Date or an Anniversary
  Date and ending on the day preceding the next Anniversary
  Date.

       2.35 "Qualified Domestic Relations Order" shall mean a Domestic Relations Order which (i) creates or recognizes the existence of an Alternate Payee's right to, or assigns to an Alternate Payee, the right to receive all or a portion of the benefits payable with respect to a Participant under a Plan and (ii) meets the requirements of Sections 18.2 and 18.6.

       2.36 "Qualified Joint and Survivor Annuity" shall mean an immediate annuity for the life of the Participant with a survivor annuity for the life of his spouse which is equal to one-half of the amount of the annuity payable during the joint lives of the Participant and his spouse and which is the actuarial equivalent of a single life annuity for the life of the Participant that can be purchased with the Participant's vested account balance, or for an unmarried Participant, a single life annuity.

       2.37 "Qualified Pre-Retirement Survivor Annuity" shall mean an annuity for the life of the Participant's surviving Spouse the actuarial equivalent of which is not less than fifty (50) percent of the vested account balance of the Participant as of the date of death.

       2.38 "Related Entity" shall mean (i) all corporations which are affiliated with the Employer in a controlled group of corporations within the meaning of Code section 1563(a), determined without regard to Code sections 1563(a)(4) and
  (e)(3)(C), and (ii) all trades or businesses (whether or not incorporated) which are under common control with the Employer as determined by regulation promulgated under Code section 414(c).

       2.39 "Rollover Account" shall mean the account established and maintained pursuant to Section 6.04 to which a participant's rollover contributions, if any, are credited.

       2.40 "Self-Employed Individual" shall mean an individual who has Earned Income for the taxable year from the trade or business for which the Plan is established; also, an individual who would have had Earned Income but for the fact



                                                8        8
  that the trade or business had no net profits for the taxable year.

       2.41 "Spouse" shall mean the spouse or surviving spouse of the Participant provided that a former spouse will be treated as the spouse to the extent provided under a qualified domestic relations order within the meaning of Code section 414(p).

       2.42 "Taxable Wage Base" shall mean the Compensation paid by the Employer which is the base for computing each Employee's employment taxes under the Federal Insurance Contribution Act, and which amount represents the maximum earnings that may be considered wages for such year under Code section 3121(a)(1). For purposes of this Plan, the Taxable Wage Base shall be the amount in effect for the calendar year with or in which the Plan Year begins.

       2.43 "Transferee Plan" shall mean a qualified plan which receives a distribution from another qualified plan which provides a qualified joint and survivor annuity benefit and/or qualified pre-retirement survivor annuity benefit.

       2.44 "Trust" or "Trust Agreement" shall mean the entity which will be maintained by the Trustee pursuant to this Plan.

       2.45 "Trustee" shall mean the individual or individuals selected by the Employee, as set forth in the Adoption
  Agreement, and any successor appointed by the Employee.

       2.46 "Year of Service" shall mean the twelve (12) consecutive month period during which the Employee completes one thousand (1,000) or more Hours of Service.

       For purposes of determining Years of Service and Breaks in Service for purposes of eligibility, the initial twelve
  (12) month period shall commence on the Employee's Employment Commencement Date. The succeeding 12-consecutive month periods commence with the first Plan Year which commences prior to the first anniversary of the Employee's employment commencement date regardless of whether the Employee is entitled to be credited with 1,000 hours of service during the initial eligibility computation period. An Employee who is credited with 1,000 Hours of Service in both the initial eligibility computation period and the first plan year which commences prior to the first anniversary of the Employee's initial eligibility computation period will be credited with two Years of Service for the purposes of eligibility to participate.




                                                9        9

       In any case in which the Employer maintains the plan of a predecessor employer, service for such predecessor shall be treated as service for the Employer.

       For purposes of computing a Participant's nonforfeitable right to the accrued benefit derived from Employer contributions, Years of Service and Breaks in Service shall be measured by reference to the Plan Year.

       If the Employer maintains the plan of a Predecessor employer, service with such employer will be treated as service for the Employer.









































                                                10        10

                            SECTION III

                            ELIGIBILITY

       3.01 Each Employee shall become a Participant on the Entry Date coincident with or immediately following the date he fulfills the eligibility requirements of this Section III and those designated in the Adoption Agreement. Employees who meet the eligibility requirements as of the Effective Date shall be Participants as of such date, if the Employer elects in the Adoption Agreement. In the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, such Employee shall participate as of the next Entry Date if such Employee has satisfied the minimum age and service requirements as provided in the Adoption Agreement. An individual who is a non-resident alien and who has no earnings from sources within the United States (within the meaning of Code section 861(a)(3)) shall not be eligible to participate in the Plan.

       3.02 Each Owner-Employee who desires to become a Participant under this Plan shall consent in writing to be a Participant. Each Participant shall execute a written application to participate on the form provided by the Plan Administrator. In such application, each Participant shall designate his Beneficiary under this Plan, which designation may be changed from time to time. Each Participant shall be conclusively deemed for all purposes to have assented to and be bound by the terms and conditions of this Plan and any and all amendments thereto which may be adopted.

       3.03 Notwithstanding anything herein to the contrary, no Owner-Employee may become a Participant initially, or remain a Participant if such Owner-Employee, either alone or in conjunction with one or more other Owner-Employees, (1) controls an unincorporated trade or business other than the business of his Employer, unless the employees of such other trade or business are included under a plan which meets the requirements of the Code and which provides contributions and benefits which are not less favorable than the contributions and benefits provided for Owner-Employees under this Plan, or
  (2) controls both the business of the Employer and one or more other unincorporated trades or businesses, unless plans are established with respect to such other trades or businesses and such plans and this Plan, when coalesced, would form a single plan which meets the requirements of the Code; or (3) if such Owner-Employee is covered under a plan of a trade or business, or under the plans of two or more trades or businesses which he does not control, and such individual controls a trade or business, unless the contributions and



                                                11        11
  benefits of the employees under the plan of the trade or business which he does control are as favorable as those provided for him under the most favorable plan of the trade or business which he does not control. As used in this paragraph "control" means direct or indirect ownership of more than fifty percent (50%) of either the capital interest or the profits interest in the trade or business involved. In the event an Owner-Employee becomes a Participant and thereafter, fails to meet the requirements of this paragraph at any time, he shall thereupon cease to be considered a Participant hereunder for all purposes of Section VI until such time as he again meets the requirements of this paragraph.

       3.04 (a) An Employee who has satisfied the eligibility requirements of Section 3.01 and who subsequently terminates service with the Employer shall become a Participant in the Plan as of the first Entry Date following the Participant's date of rehire.

              (b) An Employee who has not met the eligibility requirements for participation, and later returns to employment before incurring a Break in Service, shall be treated as having been continuously employed for purposes of determining Years of Service, so that there is no change in his eligibility computation period.

              (c) An Employee who incurs a Break in Service and who is subsequently reemployed shall become a Participant in accordance with the provisions of Section 3.01 as if he were a new Employee.

              (d)  A former Participant who did not have a
  nonforfeitable right to any portion of the account balance derived from Employer contributions at the time of termination from service will be considered a new Employee, for eligibility purposes, if the number of consecutive one year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of Years of Service before such Breaks in Service. If such former Participant's Years of Service before termination from service may not be disregarded pursuant to the preceding sentence, such former Participant shall Participate immediately upon reemployment.

              (e) In the event a Participant is no longer a member of an eligible class of Employees and becomes ineligible to participate but has not incurred a break in service, the Employee will participate immediately upon returning to an eligible class of Employees. If such Participant incurs a break in service, eligibility will be determined under the break in service rules of the Plan. In



                                                12        12
  the event an Employee who is not a member of an eligible class of Employees becomes a member of an eligible class, the Employee will participate immediately if the Employee has satisfied the minimum age and service requirements and would have otherwise previously become a Participant.

       3.05 (a) For purposes of determining whether a Break in Service has occurred for participation purposes, an Employee shall receive credit for the number of Hours of Service provided in Section 3.05(b) for any "Permitted Absence".

              (b) The Employee shall be treated as completing either: (i) the number of hours the Employee normally would have been credited, except for the Permitted Absence, or, (ii) if normal work hours are unknown, eight (8) Hours of Service for each normal work day during the period of leave. The total number of hours to be credited pursuant to this Section shall not exceed five hundred one (501).

              (c) The Hours of Service treated as completed in this Section shall be credited in either (i) the year in which the Permitted Absence begins if crediting is necessary to prevent a Break in Service, or (ii) the immediately following year. "Year" shall have the same meaning for purposes of this Section as is provided for "Year of Service" in Section 2.46.

              (d) The Employee shall provide certification to the Employer that leave was taken for one of the Permitted Absences. The Employee shall supply the Employer with information as to the number of normal work days for which there was a Permitted Absence.


                             SECTION IV

                             RETIREMENT

       4.01 Each Participant shall be entitled to retire on his Normal Retirement Date and shall be entitled to receive a retirement benefit commencing as soon as practicable after his Normal Retirement Date of the amount which can be provided pursuant to the form of distribution to be effected by the total amount in his Individual Participant Account. However, no benefits shall be paid to an Owner-Employee, except in the case of his becoming disabled (as set forth in Section 8.03), prior to his attaining Age 59-1/2.

       4.02 A Participant may, with the consent of the Employer, postpone his actual retirement to some date beyond



                                                13        13
  his Normal Retirement Date. A Participant shall be entitled to actual retirement on the first day of any month thereafter upon at least fifteen (15) days' written notice to the Plan Administrator and the Employer. The Employer shall continue to make contributions (based on Compensation up to the date of the Participant's retirement) for a Participant who postpones his retirement until his actual retirement date. Each Participant who retires on a deferred retirement date shall be entitled to receive a retirement benefit, commencing as soon as practicable after his actual retirement date, of the amount which can be provided pursuant to the form of distribution to be effected by the total amount in his Individual Participant Account.

       4.03 A Participant who is married shall receive payments under this Plan in the form of a Qualified Joint and Survivor Annuity as provided in Section IX.

       4.04 Notwithstanding the vesting schedule elected by the Employer in Section 1.2E of the Adoption Agreement, a Participant's right to his normal retirement benefit shall be nonforfeitable upon the Participant's attainment of Normal Retirement Age.

       4.05 (a) Subject to Section IX, the requirements of Sections 4.05-4.09 shall apply to any distribution of a Participant's interest and will take precedence over any inconsistent provisions of this Plan. Unless otherwise specified, the provisions of this Section apply to calendar years beginning after December 31, 1984.

              (b) All distributions required under Sections 4.05-4.09 shall be determined and made in accordance with the proposed regulations under Code section 401(a)(9), including the minimum distribution incidental benefit requirement of section 1.401(a)(9)-2 of the proposed regulations.

       4.06 The entire interest of a Participant must be distributed or begin to be distributed no later than the Participant's required beginning date as defined in Section
  5.08B(f).

       4.07 As of the first distribution calendar year, distributions, if not made in a single-sum, may only be made over one of the following periods (or a combination thereof):

              (a)  the life of the Participant;

              (b)  the life of the Participant and a designated
  Beneficiary;



                                                14        14

              (c) a period certain not extending beyond the life expectancy of the Participant; or

              (d) a period certain not extending beyond the joint and last survivor expectancy of the Participant and a designated Beneficiary.

       4.08 If the Participant's interest is to be distributed in other than a single sum, the following minimum distribution rules in Section 4.09 shall apply on or after the required beginning date.

       4.09 (a) If a Participant's benefit is to be distributed over (1) a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and the Participant's designated Beneficiary or (2) a period not extending beyond the life expectancy of the designated beneficiary, the amount required to be distributed for each calendar year, beginning with distributions for the first distribution calendar year, must at least equal the quotient obtained by dividing the Participant's benefit by the applicable life expectancy.

              (b) For calendar years beginning before January 1, 1989, if the Participant's spouse is not the designated Beneficiary, the method of distribution selected must assure that at least fifty percent (50%) of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

              (c) For calendar years beginning after December 31, 1988, the amount to be distributed each year beginning with distributions for the first distribution calendar year shall not be less than the quotient obtained by dividing the Participant's benefit by the lesser of (1) the applicable life expectancy or (2) if the Participant's spouse is not the designated Beneficiary, the applicable divisor determined from the table set forth in Q&A-4 of section 1.401(a)(9)-2 of the proposed regulations. Distributions after the death of the Participant shall be distributed using the applicable life expectancy in Section 4.09(a) above as the relevant divisor without regard to section 1.401(a)(9)-2 of the proposed regulations.

              (d) The minimum distribution required for the Participant's first distribution calendar year must be made on or before the Participant's required beginning date. The minimum distribution for other calendar years, including the minimum distribution for the distribution calendar year in which the Employee's required beginning date occurs, must be



                                                15        15
  made on or before December 31 of that distribution calendar year.

              (e) If the Participant's benefit is distributed in the form of an annuity purchased from an insurance company, distributions thereunder shall be made in accordance with the requirements of Code section 401(a)(9) and the proposed regulations thereunder.


                            SECTION V A

                   BENEFITS PAYABLE UPON DEATH IF
        PROFIT SHARING PLAN ONLY (AND NOT A TRANSFEREE PLAN)

       If in the Adoption Agreement a Profit Sharing Plan is the only Plan adopted and it is not a Transferee Plan, then the following provisions shall apply:

       5.01A Upon the death of a Participant, the Participant's accrued benefit in his account on the date of death shall be paid to the Participant's surviving Spouse in accordance with
  Section 9.01, provided that if a Participant who receives a benefit at the time of death, such benefit shall be distributed at least as rapidly as the method being used under
  Section 9.01 as of the date of the retired participant's death.

       5.02A Notwithstanding Section 5.01A, if (i) the Participant is unmarried, (ii) the Participant's Spouse does not survive the Participant, or (iii) the surviving Spouse consents to the designation of another Beneficiary by the Participant, then the amounts payable as a result of death shall be paid to the Participant's Beneficiary.

       5.03A Should a Beneficiary survive the deceased Participant but die prior to receiving full payment of all amounts distributable hereunder, the balance of such payments shall be distributable to the surviving Spouse, unless (i) the Participant was unmarried, (ii) the surviving Spouse is the deceased Beneficiary, or (iii) the surviving Spouse consented to the designation of another Beneficiary, in which event such Payments shall be distributable to the contingent Beneficiary or Beneficiaries in the order of priority designated by the deceased Participant, unless the deceased Participant clearly designated otherwise, in writing.

       5.04A If the Participant dies before distribution of his interest commences, all amounts payable pursuant to this
  Section VA shall be fully distributed to the Beneficiary by no



                                                16        16
  later than five (5) years after the death of the Participant. This five-year rule shall not apply to (i) any Portion of the Participant's interest payable to a designated Beneficiary, where such portion is to be distributed over the life of such designated Beneficiary and such distribution commences not later than one year after the date of Participant's death (or such later date as the Secretary may prescribe); or (ii) to any portion of the Participant's interest payable to the Participant's Spouse where such portion is to be distributed over the life of the Participant's Spouse, and such distributions commence no later than the date on which the Participant would have attained age 70-1/2. For purposes of this Section, payments will be calculated by use of the return multiples specified in Treasury Regulation 1.72-9. Life expectancy of a Spouse may be recalculated annually. In the case of any other designated beneficiary, life expectancy will be calculated at the time payment first commences and payments for any 12-consecutive month period will be based on such life expectancy minus the number of whole years that have elapsed since distribution first commenced.

       5.05A (a) Except as otherwise provided in this Section, every Employee shall have the right to designate a Beneficiary or Beneficiaries for any death benefits. Such designation of a Beneficiary or Beneficiaries and the methods of settlement may be changed from time to time by the Participant by filing a new designation with the Administrator.

              (b) Upon receipt by the Administrator of such designation or change in designation, the Administrator shall take such action as may be required to effectuate such designation or change in designation. If any Participant shall fail to designate a Beneficiary, the Beneficiary or Beneficiaries shall be named in the following order:

                   (i)  Spouse

                   (ii)  Children, per stirpes

                  (iii)  Parents

                   (iv)  Brothers and sisters or children of
              deceased brothers and sisters, per stirpes

                   (v)  Estate of Participant.








                                                17        17

                            SECTION V B

            BENEFITS PAYABLE UPON DEATH IF OTHER THAN A
         PROFIT SHARING PLAN WHICH IS NOT A TRANSFEREE PLAN

       If in the Adoption Agreement any Plan or Plans other than a Profit Sharing Plan which is not a Transferee Plan is selected, then the following provisions shall apply:

       5.01B Except as provided in 5.02B, upon the death of a Participant prior to complete distribution of any vested interest in the account, the Participant's accrued benefit in his account on the date of death shall be paid to his Beneficiary in accordance with Section 9.03.

       5.02B Upon the death of a retired Participant while receiving distributions from the Plan, the Participant's accrued benefit in his account on the date of death shall be paid to his Beneficiary in accordance with Section 9.02, which shall be distributed at least as rapidly as the method being used under Section 9.02 as of the date of the retired Participant's death.

       5.03B Should a Beneficiary survive the deceased Participant but die prior to receiving full payment of all amounts distributable hereunder, the balance of such payments shall be distributable to the contingent Beneficiary or Beneficiaries in the order of priority designated by the deceased Participant, unless the deceased Participant clearly designated otherwise, in writing.

       5.04B If the Participant dies before distribution of his interest begins, distribution of the Participant's entire interest shall be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death except to the extent that an election is made to receive distribution in accordance with (a) or (b) below:

              (a) if any portion of the Participant's interest is payable to a designated Beneficiary, distributions may be made over the life or over a period certain not greater than the life expectancy of the designated Beneficiary commencing on or before December 31 of the calendar year immediately following the calendar year in which the Participant died;

              (b) if the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin in accordance with (a) above shall not be earlier than the later of (1) December 31 of the calendar year immediately following the calendar year in which the



                                                18        18

  Participant died and (2) December 31 of the calendar year in which the Participant would have attained age 70-1/2.

       If the Participant has not made an election pursuant to this Section by the time of his death, the Participant's designated Beneficiary must elect the method of distribution no later than the earlier of (1) December 31 of the calendar year in which distributions would be required to begin under this section, or (2) December 31 of the calendar year which contains the fifth anniversary of the date of death of the Participant. If the Participant has no designated Beneficiary, or if the designated Beneficiary does not elect a method of distribution, distribution of the Participant's entire interest must be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

       5.05B (a) For purposes of Section 5.04B above, if the surviving spouse dies after the Participant, but before payments to such spouse begin, the provisions of Section 5.04B, with the exception of paragraph (b) therein, shall be applied as if the surviving spouse were the Participant.

              (b) For purposes of this Section, any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

              (c)  For the purposes of this Section,
  distribution of a Participant's interest is considered to begin on the Participant's required beginning date (or, if Section 5.05B(a) above is applicable, the date distribution is required to begin to the surviving spouse pursuant to Section 5.04B above). If distribution in the form of an annuity irrevocably commences to the Participant before the required beginning date, the date distribution is considered to begin is the date distribution actually commences.

       5.06B (a) Unless no spousal consent is required, the Beneficiary of the death benefit shall be the Participant's
  Spouse.

              (b)  No spousal consent is required:

                   (i) if the Participant has no Spouse; or

                   (ii) if the Participant's Spouse cannot be
              located; or




                                                19        19

                  (iii) because of other circumstances under
              which no spousal consent is required in accordance with applicable Treasury or Department of Labor regulations.

              (c) Each Participant for whom spousal consent is required and who wishes to designate a Beneficiary other than his Spouse or who wishes to designate a form of benefit payment other than an annuity shall obtain the consent of his Spouse on the designation of beneficiary form or method of payment option request, as the case may be. The Spouse's written consent shall acknowledge the effect of the consent and shall be witnessed by a representative of the Plan Administrator or by a notary public. Any designation by a Participant for whom no spousal consent was required prior to the time of payment of benefits but for whom spousal consent is required when benefits are paid shall be void, unless consented to by the Spouse. If spousal consent is required and not obtained, the Participant shall be deemed to have designated his Spouse as Beneficiary.

       5.07B  (a)  If (i) no spousal consent is required or
  (ii) the Participant and his Spouse have validly waived the Qualified Joint and Survivor Annuity or Qualified Pre-Retirement Survivor Annuity in the manner prescribed in
  Section 9.02(a)(2) or 9.03(b), and the Spouse has waived his right to be the Participant's Beneficiary, the Participant shall have the right to designate a Beneficiary or Beneficiaries for any death benefits. Such designation of a Beneficiary or beneficiaries and the methods of settlement may be changed from time to time by the Participant by filing a new designation with the Plan Administrator.

              (b) Upon receipt of such designation or change in designation, the Plan Administrator shall forthwith take such action as may be required to effectuate such designation or change in description. If any Participant shall fail to designate a Beneficiary, the Beneficiary or Beneficiaries shall be the following in the order named:

                   (i)  Spouse

                   (ii)  Children per stirpes

                  (iii)  Parents or survivors of them

                   (iv)  Brothers and sisters and children of
              deceased brothers and sisters per stirpes

                   (v)  Estate of the Participant.



                                                20        20

       5.08B  Definitions

              (a)  Applicable life expectancy.  The life
  expectancy (or joint and last survivor expectancy) calculated using the attained age of the Participant (or designated Beneficiary) as of the Participant's (or designated Beneficiary s) birthday in the applicable calendar year reduced by one for each calendar year which has elapsed since the date life expectancy was first calculated. If life expectancy is being recalculated, the applicable life expectancy shall be the life expectancy as so recalculated. The applicable calendar year shall be the first distribution calendar year, and if life expectancy is being recalculated such succeeding calendar year.

              (b) Designated Beneficiary. The individual who is designated as the beneficiary under the Plan in accordance with Code section 401(a)(9) and the proposed regulations thereunder.

              (c) Distribution calendar year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant's required beginning date. For distributions beginning after the Participant's death, the first distribution calendar year is the calendar year in which distributions are required to begin pursuant to this Section.

              (d) Life expectancy. Life expectancy and joint and last survivor expectancy are computed by use of the expected return multiples in Tables V and VI of Section 1.72-9 of the income tax regulations.

       Unless otherwise elected by the Participant (or spouse, in the case of distributions described in Section 5.04B above) by the time distributions are required to begin, life expectancies shall be recalculated annually. Such election shall be irrevocable as to the Participant (or spouse) and shall apply to all subsequent years. The life expectancy of a nonspouse Beneficiary may not be recalculated.

              (e)  Participant's Benefit

                   (i)  The account balance as of the last
              valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions or forfeitures allocated to



                                                21        21
              the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.

                   (ii)  Exception for second distribution
              calendar year. For purposes of paragraph (a) above, if any portion of the minimum distribution for the first distribution calendar year is made in the second distribution calendar year on or before the required beginning date, the amount of the minimum distribution made in the second distribution calendar year shall be treated as if it had been made in the immediately preceding distribution calendar year.

              (f)  Required beginning date.

                   (a)  General rule.  The required beginning
  date of a Participant is the first day of April of the calendar year following the calendar year in which the Participant attains age 70-1/2.

                   (b)  Transitional rules.  The required
  beginning date of a Participant who attains age 70-1/2 before January l, 1988, shall be determined in accordance with (1) or
  (2) below:

                        (1)  Non-5 percent owners.  The required
  beginning date of a Participant who is not a 5-percent owner is the first day of April of the calendar year following the calendar year in which the later of retirement or attainment of age 70-1/2 occurs.

                        (2)  5-percent owners.  The required
  beginning date of a Participant who is a 5-percent owner during any year beginning after December 31, 1979, is the first day of April following the later of:

                             (i)  the calendar year in which the
  Participant attains age 70-1/2, or

                             (ii)  The earlier of the calendar
  year with or within which ends the Plan Year in which the Participant becomes a 5-percent owner, or the calendar year in which the Participant retires.

       The required beginning date of a Participant who is not a 5-percent owner who attains age 70-1/2 during 1988 and who has not retired as of January 1, 1989, is April 1, 1990.



                                                22        22

              (c) A Participant is treated as a 5-percent owner for purposes of this Section if such Participant is a 5-percent owner as defined in Code section 416(i) (determined in accordance with Code section 416 but without regard to whether the Plan is top-heavy) at any time during the Plan Year in which such owner attains age 66-1/2 or any subsequent Plan Year.

              (d) Once distributions have begun to a 5-percent owner under this Section, they must continue to be distributed, even if the Participant ceases to be a 5-percent owner in a subsequent year.

       5.09B  Transitional Rule

              (a) Notwithstanding the other requirements of this Section and subject to the requirements of Section IX, distribution on behalf of any Employee, including a 5-percent owner, may be made in accordance with all of the following requirements (regardless of when such distribution commences):

                   (i)  The distribution by the trust is one
              which would not have disqualified such trust under Code section 401(a)(9) as in effect prior to amendment by the Deficit Reduction Act of 1984.

                   (ii)  The distribution is in accordance with
              a method of distribution designated by the Employee whose interest in the trust is being distributed or, if the Employee is deceased, by a Beneficiary of such Employee.

                  (iii)  Such designation was in writing, was
              signed by the Employee or the Beneficiary, and was made before January l, 1984.

                   (iv)  The Employee has accrued a benefit
              under the Plan as of December 31, 1983.

                   (v) The method of distribution designated by the Employee or the Beneficiary specifies the time at which distribution will commence, the Period over which distributions will be made, and, in the case of any distribution upon the Employee's death, the beneficiaries of the Employee listed in order of priority.

              (b) A distribution upon death will not be covered by this transitional rule unless the information in the designation contains the required information described above



                                                23        23
  with respect to the distributions to be made upon the death of the Employee.

              (c) For any distribution which commences before January 1, 1984, but continues after December 31, 1983, the Employee, or the Beneficiary to whom such distribution is being made, will be presumed to have designated the method of distribution under which the distribution is being made if the method of distribution was specified in writing and the distribution satisfies the requirements in subsections 5.09B(a)(i) and (v).

              (d) If a designation is revoked, any subsequent distribution must satisfy the requirements of Code section 401(a)(9) and the proposed regulations thereunder. If a designation is revoked subsequent to the date distributions are required to begin, the trust must distribute by the end of the calendar year following the calendar year in which the revocation occurs the total amount not yet distributed which would have been required to have been distributed to satisfy Code section 401(a)(9) and the proposed regulations thereunder, but for the Code section 242(b)(2) election. For calendar years beginning after December 31, 1988, such distributions must meet the minimum distribution incidental benefit requirements in section 1.401(a)(9)-2 of the proposed regulations. Any changes in the designation will be considered to be a revocation of the designation. However, the mere substitution or addition of another beneficiary (one not named in the designation) under the designation will not be considered to be a revocation of the designation, so long as such substitution or addition does not alter the period over which distributions are to be made under the designation, directly or indirectly (for example, by altering the relevant measuring life). In the case in which an amount is transferred or rolled over from one plan to another plan, the rules in Section 1.401(a)9-2 Q&A J-2 and Q&A J-3 of the proposed regulations shall apply.


                             SECTION VI

                   CONTRIBUTIONS AND FORFEITURES

       6.01 The Employer shall pay to the Custodian, from time to time, such sums of money as specified in the Adoption Agreement on behalf of each Participant. Employer contributions for each Plan Year shall be delivered to the Custodian not later than the due date for filing the Employer's income tax return, including extensions thereof.
  No contributions shall be accepted by the Custodian from any



                                                24        24
  person other than the Employer. Any payments from this Plan shall be made by the Custodian or Employer pursuant to the provisions of the Plan.

       6.02 As of each Anniversary Date and any more frequent dates as determined by the Administrator ("Adjustment Dates"), the Employer shall allocate to each Participant's Account contributions which have been made since the last Adjustment Date in the following manner:

              (a)  The Participant's share of Employer
  contributions, and Matching Employer Contributions shall be allocated to each Participant's Account in accordance with the method selected by the Employer in the Adoption Agreement.

              (b) The Participant's Elective Deferrals made since the last Adjustment Date shall be allocated to the Participant's Elective Deferrals Account.

       6.03 Any contribution made by the Employer because of a mistake of fact may be returned to the Employer within one (1) year of such contribution.

              Any contribution made by the Employer which is conditional upon the Plan's initial qualification under the Code may be returned to the Employer within one (1) year after the date such initial qualification is denied.

              Any contribution made by the Employer which is conditioned on the deductibility of such amount under Code section 404 may be returned to the Employer, to the extent of the amount disallowed within one (1) year after the disallowance of the deduction.

              In the event that the Commissioner of Internal Revenue determines that the Plan is not initially qualified under the Code, any contribution made incident to that initial qualification by the Employer must be returned to the Employer within one year after the date the initial qualification is denied, but only if the application for the qualification is made by the time prescribed by law for filing the Employer's return for the taxable year in which the Plan is adopted, or such later date as the Secretary of the Treasury may Prescribe.

       6.04   Receipt of Rollovers and Trustee to Trustee
  Transfers.

              (a)  If elected by the Employer in the Adoption
       Agreement, the Custodian may receive, with the consent of



                                                25        25
       the Plan Administrator and the Trustee, the transfer of assets previously held under another qualified plan for the benefit of a person who is a Participant in this Plan or who is eligible to be a Participant except for fulfilling the service requirements for participation pursuant to Section III. If this Plan, as adopted by the Employer, is a profit sharing plan and if the transfer of assets is a direct trustee to trustee transfer, such assets may not have been held in any defined benefit plan or defined contribution plan that is subject to the funding standards of Code section 412. The assets may be received directly from the trustee of a qualified plan, or they may be received as a rollover contribution from a qualified plan or from an individual retirement account. Any plan from which assets are received must be a plan qualified under Code section 401 at the time of the transfer, and any rollover individual retirement account must be an individual retirement account within the meaning of Code section 408, which consists solely of assets transferred from another qualified plan.

              (b) The Custodian shall invest the transferred assets as part of the Trust Fund. The transferred assets, and the earnings and losses attributable to them, shall be held in a separate account ("Rollover Account") on the books of the Trust for the benefit of the Participant. The account shall share in allocations of earnings and adjustments pursuant to Section X. The interest of a Participant in his Rollover Account attributable to transferred assets shall be fully vested at all times. Payment of the Rollover Account shall be made on the same basis as payment of the Participant's Employer contributions.

              (c) The Administrator, Custodian and Trustee shall be fully protected in relying on data, representations, or other information provided by the trustee or custodian of a qualified plan or individual retirement account for the purpose of determining that the requirements of subsection (a) have been satisfied.

       6.05 If the Employer has adopted the Money Purchase Plan in the Adoption Agreement, forfeitures arising under
  Section VIII shall be used to reduce the Employer's contribution to the Plan in the current and/or subsequent years. If the Employer has adopted the Profit Sharing Plan in the Adoption Agreement, forfeitures arising under Section VIII shall be allocated to Participants on the same basis as Employer contributions under Section 6.01. In any case, forfeitures arising under Section VIII shall not be allocated



                                                26        26
  for the benefit of any other employer that has adopted this Plan.


                            SECTION VII

                     LIMITATIONS ON ALLOCATIONS

       [See Sections 7.13 - 7.19 for definitions of terms used in this Section.]

       [Sections 7.01 - 7.04 apply to Employers who do not maintain any qualified plan in addition to this Plan.]

       7.01 If the Participant does not participate in, and has never participated in another qualified plan maintained by the Employer or a welfare benefit fund, as defined in Code section 419(e) maintained by the Employer, or an individual medical account, as defined in Code section 415(l)(2), maintained by the Employer, which provides an Annual Addition as defined in Section 7.13, the amounts of Annual Additions which may be credited to the Participant's account for any Limitation Year will not exceed the lesser of the maximum permissible amount or any other limitation contained in this Plan. If the Employer contribution that would otherwise be contributed or allocated to the Participant's account would cause the Annual Additions for the Limitation Year to exceed the maximum permissible amount, the amount contributed or allocated will be reduced so that the Annual Addition for the Limitation Year will equal the maximum permissible amount.

       7.02 Prior to the determination of the Participant's actual Compensation for a Limitation Year, the Maximum Permissible Amount may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer contributions based on estimated annual Compensation shall be reduced by any Excess Amounts carried over from prior years.

       7.03 As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for such Limitation Year shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

       7.04 If, pursuant to Section 7.03 or as a result of the allocation of forfeitures, there is an Excess Amount with respect to a Participant for a Limitation Year, such Excess



                                                27        27

  Amount shall be disposed of as follows:

              (a) First, any Employee voluntary contributions, to the extent that the return would reduce the Excess Amount, shall be returned to the Participant. Next, any Elective Deferrals (as defined in Section XII) and nondeductible Employer contribution on behalf of a Self-Employed Individual to the extent that the return would reduce the Excess Amount shall be returned to the Employer.

              (b) In the event that the Participant is employed by the Employer at the end of the Limitation Year, then remaining Excess Amounts must not be distributed to the Participant, but shall be reapplied to reduce future Employer contributions under this Plan for the next Limitation Year (and for each succeeding year, as necessary) for such Participant, so that in each such year the sum of actual Employer contributions plus the reapplied amount shall equal the amount of Employer Contributions which would otherwise be allocated to each Participant's account.

              (c) In the event that the Participant is not employed by the Employer at the end of the Limitation Year, the remaining Excess Amounts must not be distributed to the Participant, but shall be reapplied to reduce future Employer contributions for all remaining Participants.

              (d) If a suspense account is in existence at any time during a Limitation Year pursuant to this Section, it will not participate in the allocation of the trust's investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Participants' accounts before any Employer or any Employee contributions may be made to the Plan for that Limitation Year. Excess amounts may not be distributed to Participants or former Participants.

       (Sections 7.05 - 7.10 apply to Employers who, in addition to this Plan, maintain one or more plans, all of which are qualified defined contribution plans, or a welfare benefit fund.)

       7.05 If, in addition to this Plan, the Employer maintains any other qualified defined contribution plan (all of which are qualified plans), a welfare benefit fund, as defined in Code section 419(e) or an individual medical account, as defined in Code section 415(1)(2), maintained by the Employer, which provides an Annual Addition as defined in
  Section 7.13, the amount of Annual Additions which may be



                                                28        28
  allocated under this Plan on a Participant's behalf for a Limitation Year, shall not exceed the lesser of:

              (a) the Maximum Permissible Amount, reduced by the sum of any Annual Additions allocated to the Participant's accounts for the same Limitation Year under this Plan and such other defined contribution plans and welfare benefit fund; or

              (b) any other limitation contained in this Plan.

       If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds maintained by the Employer are less than the maximum permissible amount and the Employer contribution that would otherwise be contributed or allocated to the Participant's account under this Plan would cause the Annual Additions for the Limitation Year to exceed the limitation, the amount contributed or allocated will be reduced so that the Annual Additions under all such plans and funds for the Limitation Year will equal the maximum permissible amount. If the Annual Additions with respect to the Participant under other defined contribution plans and welfare benefit funds in the aggregate are equal to or greater than the maximum Permissible amount, no amount will be contributed or allocated to the Participant's account under this Plan for the Limitation Year.

       7.06 Prior to the determination of the Participant's actual Compensation for the Limitation Year, the amounts referred to in Section 7.05(a) above, may be determined on the basis of the Participant's estimated annual Compensation for such Limitation Year. Such estimated annual Compensation shall be determined on a reasonable basis and shall be uniformly determined for all Participants similarly situated. Any Employer contribution based on estimated annual Compensation shall be reduced by Excess Amounts carried over for prior years.

       7.07 As soon as is administratively feasible after the end of the Limitation Year, the amounts referred to in Section
  7.05(a) shall be determined on the basis of the Participant's actual Compensation for such Limitation Year.

       7.08 If a Participant's Annual Additions under this Plan and all such other plans result in an Excess Amount, such Excess Amount shall be deemed to consist of the amounts last allocated except that Annual Additions attributable to a welfare benefit fund or individual medical account will be deemed to have been allocated first regardless of the actual allocation date.




                                                29        29

       7.09 If an Excess Amount was allocated to a Participant on an allocation date of this Plan which coincides with an allocation date of another plan, the Excess Amount attributed to this Plan will be the product of,

              (a) the total Excess Amount allocated on such date
  (including any amount which would have been allocated but for the limitations of Code section 415), times

              (b) the ratio of (i) the amount allocated to the Participant as of such date under this Plan, divided by (ii) the total amount allocated as of such date under all qualified defined contribution plans (determined without regard to the limitations of Code section 415).

       7.10 Any Excess Amounts attributed to this Plan shall be disposed of as provided in Section 7.04.

       [Section 7.11 applies only to Employers who, in addition to this Plan, maintain one or more qualified plans which are qualified defined contribution plans other than a Master or Prototype Plan.]

       7.11 This Plan may only be adopted or maintained by such Employer if the limitations of Sections 7.05 to 7.10 of this Plan are in all plans.

       [Section 7.12 applies to Employers, who in addition to this Plan, maintain one or more defined benefit plans.]

       7.12 If the Employer maintains a defined benefit plan in addition to this Plan, then the Maximum Permissible Amount allocated to the Account of any Participant under all defined contribution plans maintained by the Employer cannot exceed the maximum allocation set forth herein. The maximum allocation is the amount of Annual Additions which may be made to a Participant's Account without permitting the sum of the defined benefit plan fraction (as hereinafter defined) and the defined contribution plan fraction (as hereinafter defined) from exceeding 1.0 for any Limitation Year. The defined benefit plan fraction applicable to a Participant for any Limitation Year is a fraction, the numerator of which is the Projected annual benefit of the Participant under the Plan determined as of the close of the Limitation Year and the denominator of which is the lesser of:

              (1) 1.25 multiplied by the dollar limitation in effect under Code section 415(b)(1)(A) for such year, or





                                                30        30

              (2) the product of 1.4 multiplied by the amount which may be taken into account under Code section
  415(b)(1)(B) with respect to such Participant under the Plan for such year.

              For purposes of this Section 7.12, a Participant's projected annual benefit is equal to the annual benefit, expressed in the form of a straight life annuity, to which the Participant would be entitled under the terms of the defined benefit plan based on the assumptions that (i) the Participant will continue employment until reaching his Normal Retirement Age under the Plan (or current age, if later) at a rate of compensation equal to that for the Limitation Year in consideration and (ii) all other relevant factors used to determine benefits under the Plan for the Limitation Year under consideration will remain constant for future Limitation Years. The defined contribution plan fraction applicable to a Participant for any Limitation Year is a fraction, the numerator of which is the sum of the Annual Additions allocated to the Participant as of the close of the Limitation Year and for all prior Limitation Years and the denominator of which is the sum of the maximum aggregate amounts for the current and all prior limitation years of service with the Employer (regardless of whether a defined contribution plan was maintained by the Employer). The maximum aggregate amount in any Limitation Year is the lesser of one hundred twenty-five percent (125%) of the dollar limitation determined under Code sections 415(b) and (d) in effect under Code section 415(c)(1)(A) or thirty-five percent (35) of the Participant's Compensation for such year. Notwithstanding the above, if the Participant was a participant as of the first day of the first limitation year beginning after December 31, 1986 in one or more defined benefit plans maintained by the Employer which were in existence on May 6, 1986, the denominator of this fraction will not be less than 125 percent of the sum of the annual benefits under such plans which the Participant had accrued as of the close of the last limitation year beginning before January 1, 1987, disregarding any changes in the terms and conditions of the Plan after May 5, 1986. The preceding sentence applies only if the defined benefit plans individually and in the aggregate satisfied the requirements of Code section 415 for all limitation years beginning before January 1, 1987.

       [Sections 7.13 - 7.19 are definitions used in this
  Section VII.]

       7.13 Annual Additions - The sum of the following amounts allocated on behalf of a Participant for a Limitation
  Year:



                                                31        31

              (a) all Employer contributions;

              (b) all forfeitures; and

              (c) all Employee contributions.

       For purposes of this Section, amounts reapplied to reduce Employer contributions under Section 7.04 shall also be included as Annual Additions. Amounts allocated, after March 31, 1984, to an individual medical account, as defined in Code section 415(l)(2), which is part of a pension or annuity plan maintained by the Employer, are treated as Annual Additions to a defined contribution plan. Also, amounts derived from contributions paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee, as defined in Code section 419A(d)(3), under a welfare benefit fund, as defined in Code section 419, maintained by the Employer, are treated as Annual Additions to a defined contribution plan.

       7.14 Compensation -- A Participant's Earned Income, wages, salaries, and fees for professional services and other amounts received for personal services actually rendered in the course of employment with the Employer maintaining the Plan (including, but not limited to, commissions paid salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips and bonuses), and excluding the following:

              (a) Employer contributions to a plan of deferred compensation which are not includible in the Employee's gross income for the taxable year in which contributed, or Employer contributions under a simplified employee pension plan to the extent such contributions are deductible by the Employee, or any distributions from a plan of deferred compensation;

              (b) Amounts realized from the exercise of a non-qualified stock option, or when restricted stock or property held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

              (c) Amounts realized from the sale, exchange, or other disposition of stock acquired under a qualified stock option; and

              (d) Other amounts which received special tax benefits, or contributions made by the Employer (whether



                                                32        32
       or not under a salary reduction agreement) towards the purchase of an annuity described in Code section 403(b) (whether or not the amounts are actually excludable from the gross income of the Employee).

       For purposes of applying the limitations of this Section, compensation for a Limitation Year is the compensation actually paid or includible in gross income during such Limitation Year.

       7.15 Employer - The Employer that adopts this Plan. In the case of a group of employers which constitutes a controlled group of corporations (as defined in Code section 414(b) as modified by Code section 415(h)), trades or businesses (whether or not incorporated) which are under common control (as defined in Code section 414(c) as modified by Code section 415(h)), an affiliated service group (as defined in Code section 414(m), or are required to be aggregated under Code section 414(o), all such employers shall be considered a single employer for purposes of applying the limitations of this Section.

       7.16   Excess Amount - The excess of the Participant's
  Annual Additions for the Limitation Year over the Maximum
  Permissible Amount, less loading and other administrative charges allocable to such excess.

       7.17 Limitation Year - A calendar year (or any other twelve (12) consecutive month period adopted for all plans of the Employer pursuant to a written resolution adopted by the Employer). All qualified plans maintained by the Employer must use the same limitation year. If the limitation year is amended to a different 12-consecutive month period, the new limitation year must begin on a date within the limitation year in which the amendment is made.

       7.18 Master or Prototype Plan - A plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

       7.19 Maximum Permissible Amount - The maximum annual addition that may be contributed or allocated to a Participant's account under the Plan for any Limitation Year shall not exceed the lesser of:

              (a) the defined contribution dollar limitation, or

              (b) twenty-five percent (25%) of the Participant's
  Compensation for the Limitation Year




                                                33        33

       The Compensation limitation referred to in (b) shall not apply to any contribution for medical benefits (within the meaning of Code sections 401(h) or 419A(f)(2)) which is otherwise treated as an annual addition under Code sections 415(l)(1) or 419A(d)(2).

       If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the maximum permissible amount will not exceed the defined contribution dollar limitation multiplied by the following fraction:

                   Number of months in the short Limitation Year
                                  12

       The defined contribution dollar limitation is $30,000 or if greater, one-fourth of the defined benefit dollar limitation set forth in Code section 415(b)(1) as in effect for the Limitation Year.


                            SECTION VIII

                     TERMINATION OF EMPLOYMENT

       8.01 On termination of employment, all restrictions on distributions of benefits continue to apply. Upon such termination, a Participant shall have no further right or interest whatsoever under this Plan, or receive any benefit other than as provided in this Section VIII. Compensation up to the date of termination shall be taken into account in determining contributions.

       8.02 A Participant's benefit at termination shall be determined by applying the applicable percentage from the vesting schedule selected in the Adoption Agreement to the amount in his Individual Participant Account. Any unvested amount in the Individual Participant Account shall be a forfeiture after the Participant incurs a Break in Service.

       8.03 (a) If a Participant's Vested Account Balance derived from Employer and Employee contributions is not greater than $3,500, a Participant's termination benefit under this Section VIII shall be payable, unless the Participant is a Self-Employed Individual, and payment shall commence at the Participant's election, on the date of his termination of employment or any date thereafter up to and including his Normal Retirement Date, subject to the Benefit Payment Provisions of Section IX. For purposes of this section, if the value of a Participant's termination benefit is zero, the



                                                34        34

  Participant shall be deemed to have received a distribution of such vested account balance.

              (b) If a Participant receives or is deemed to receive a distribution pursuant to this section and the Participant resumes employment covered by this Plan, the Participant's employer-derived account balance will be restored to the amount on the date of distribution if the Participant repays to the Plan the full amount of the distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently re-employed by the Employer, or the date the Participant incurs 5 consecutive Breaks in Service following the date of the distribution. If a Participant is deemed to receive a distribution pursuant to this section and the Participant resumes employment covered by this Plan, the Participant's Employer-derived account balance will be restored to the amount on the date of distribution attributable to Employer contributions before the earlier of 5 years after the first date on which the Participant is subsequently re-employed by the Employer or the date the Participant incurs 5 consecutive 1-year Breaks in Service following the date of the distribution.

              (c)  If the value of a Participant's Vested
  Account Balance derived from Employer and Employee contributions exceeds (or at the time of any prior distribution exceeded) $3,500, and the account balance is immediately distributable, the Participant and the Participant's spouse (or where either the Participant or the spouse has died, the survivor) must consent to any distribution of such account balance. The consent of the Participant and the Participant's spouse shall be obtained in writing within the 90-day period ending on the annuity starting date. The annuity starting date is the first day of the first period for which an amount is paid as an annuity or any other form. The Administrator shall notify the Participant and the Participant's spouse of the right to defer any distribution until the Participant's account balance is no longer immediately distributable. Such notification shall include a general description of the material features, and an explanation of the relative values of, the optional forms of benefit available under the Plan in a manner that would satisfy the notice requirements of Code section 417(a)(3), and shall be provided no less than 30 days and no more than 90 days prior to the annuity starting date.

       Notwithstanding the foregoing, only the Participant need consent to the commencement of a distribution in the form of a Qualified Joint and Survivor Annuity while the account balance



                                                35        35
  is immediately distributable. (Furthermore, if payment in the form of a Qualified Joint and Survivor Annuity is not required with respect to the Participant pursuant to Section 9.01 only the Participant need consent to the distribution of an account balance that is immediately distributable). Neither the consent of the Participant nor the Participant's spouse shall be required to the extent that a distribution is required to satisfy Code section 401(a)(9) or Code section 415. In addition, upon termination of this Plan if the Plan does not offer an annuity option (purchased from a commercial provider), the Participant's account balance may, without the Participant's consent, be distributed to the Participant or transferred to another defined contribution plan (other than an employee stock ownership plan as defined in Code section 4975(e)(7)) within the same controlled group.

       An account balance is immediately distributable if any part of the account balance could be distributed to the Participant (or surviving spouse) before the Participant attains or would have attained (if not deceased) the later of normal retirement age or age 62.

              (d) For purposes of determining the applicability of the foregoing consent requirements to distributions made before the first day of the first Plan Year beginning after December 31, 1988, the Participant's vested account balance shall not include amounts attributable to accumulated deductible employee contributions within the meaning of Code section 72(o)(5)(B).

       8.04 No benefits shall be paid to an Owner-Employee prior to his attainment of Age 59-1/2, except in the case of disability as hereinafter defined. A Participant shall be considered to be disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued and indefinite duration.


                             SECTION IX

                     BENEFIT PAYMENT PROVISIONS

       9.01 If a Profit Sharing Plan which is not a Transferee Plan is selected in the Adoption Agreement, or if the Qualified Joint and Survivor Annuity and/or the Qualified Pre-Retirement Survivor Annuity are waived as provided in this Plan, the Custodian shall distribute to the Participant (or Beneficiary) the Account balance according to one of the



                                                36        36
  following payment methods selected by the Participant (or
  Beneficiary):

              (a)  Distribution in a lump sum;

              (b) Distribution in regular installments over a period of years not to exceed the life expectancy of the Participant or the life expectancies of the Participant and a designated Beneficiary;

              (c) A combination of cash payment at retirement and regular installments thereafter;

       If a distribution to a Participant is made in other than a lump sum, the balance remaining in the Participant's account shall share in the allocation of income and increase in equity of the Fund, but in no event shall such account share in the allocation of Employer contributions.

       9.02   (a)  (1)  If (i) a Money Purchase Pension Plan or
  (ii) a Profit Sharing Plan which is a Transferee Plan is selected in the Adoption Agreement, a Participant who is married on the "Annuity Starting Date" and who retires, terminates or becomes totally and permanently disabled under the Plan shall receive the value of his accrued benefit in the form of a Qualified Joint and Survivor Annuity. In the case of an unmarried Participant, the normal form of benefit shall be a life annuity, in the narrowest sense as such term may be construed by the Secretary of the Treasury, unless an optional form of benefit is selected within the 90-day period ending on the date benefit payments would commence.

                   (2)  Any election to waive the Qualified
  Joint and Survivor Annuity must be made by the Participant in writing during the Election Period and be consented to by the Participant's Spouse in writing. Such Spouse's consent must acknowledge the effect of such election, be witnessed by a Plan representative or a notary public, and acknowledge the specific non-spouse beneficiary, if any. Such consent shall not be required if it is established to the satisfaction of the Administrator that the required consent cannot be obtained because there is no Spouse, the Spouse cannot be located, or other circumstances that may be prescribed by Treasury regulations. The election made by the Participant and consented to by his Spouse may be revoked by the Participant in writing without the consent of the Spouse at any time during the Election Period. Any new election must comply with the requirements of this paragraph. A Spouse's waiver shall not be binding on a subsequent Spouse. Additionally, a Participant's waiver of the Qualified Joint and Survivor



                                                37        37

  Annuity shall not be effective unless the election designates a form of benefit payment which may not be changed without spousal consent (or the spouse expressly permits designations by the Participant without any further spousal consent). If it is established to the satisfaction of a plan representative that there is no spouse or that the spouse cannot be located, a waiver will be deemed a qualified election. No consent obtained under this provision shall be valid unless the Participant has received notice as provided in Section 9.02(a)(5) below.

                   (3)  The Election Period to waive the
  Qualified Joint and Survivor Annuity shall be the 90-day period ending on the Annuity Starting Date.

                   (4) The Annuity Starting Date shall mean the first day of the first period for which an amount is paid as an annuity or any other form.

                   (5)  With regard to the election, the
  Administrator shall provide the Participant no less than thirty (30) days and nor more than ninety (90) days prior to the Annuity Starting Date (and consistent with Treasury regulations), a written explanation of:

                        (i) the terms and conditions of the
  Qualified Joint and Survivor Annuity, and

                        (ii) the Participant's right to make an
  election to waive the Qualified Joint and Survivor Annuity, and

                       (iii) the right of the Participant's
  Spouse to consent to any election to waive the Qualified Joint and Survivor Annuity, and

                        (iv) the right of the Participant to
  revoke such election, and the effect of such revocation.

              (b)  In the event a Participant duly elects
  pursuant to paragraph (a)(2) above not to receive the retirement benefit in the form of a Qualified Joint and Survivor Annuity, or if an unmarried Participant elects not to receive a life annuity, the Administrator shall direct the Custodian to distribute to a Participant or his Beneficiary any amount to which he is entitled under the form of benefit payment selected by the Participant or Beneficiary under
  Section 9.01.





                                                38        38

              (c)  If the present value of the retired
  Participant's vested benefit is less than $3,500, the Administrator shall immediately distribute such benefit prior to the Annuity Starting Date without such retired Participant's consent. However, a retired Participant's vested benefit may not be paid without his written consent, and the consent of his Spouse, if the value exceeds $3,500 or if the amount is paid after the Annuity Starting Date. The present value of the accrued benefit shall be determined as of the date of distribution using an interest rate as required by law.

              (d) Any annuity contract distributed from the Plan must be nontransferable. The terms of any annuity contract purchased and distributed by the Plan to a Participant or Spouse shall comply with the requirements of this Plan.

              (e) For purposes of Sections 9.02 and 9.03, a Participant's vested account balance is the aggregate value of the Participant's vested account balances derived from Employer and Employee contributions (including rollovers), whether vested before or upon death, including the proceeds of insurance contracts, if any, on the Participant's life. The provisions of this Section shall apply to a Participant who is vested in amounts attributable to Employer contributions, Employee contributions (or both) at the time of death or distribution.

       9.03 (a) If a Money Purchase Pension Plan is selected in the Adoption Agreement, and unless otherwise elected as provided in this Plan, a vested Participant who dies before the Annuity Starting Date and who has a surviving Spouse shall have his accrued benefit paid to his surviving Spouse in the form of a Qualified Pre-Retirement Survivor Annuity. Payment of such accrued benefits must commence by the date the Participant would have attained the Normal Retirement Age under the Plan, unless the surviving Spouse elects a later date.

              (b) Any election to waive the Qualified Pre-Retirement Survivor Annuity must be made by the Participant in writing during the Election Period and shall require the Spouse's consent in the same manner provided for in this Plan.

              (c) The Election Period to waive the Qualified Pre-Retirement Survivor Annuity shall begin on the first day of the Plan Year in which the Participant attains age 35 and end on the date of the Participant's death. In the event a vested Participant separates from service prior to the



                                                39        39
  beginning of the Election Period, the Election Period shall begin on the date of such separation from service.

              (d) In the case of a Qualified Preretirement Survivor Annuity, the Administrator shall provide each Participant within the applicable period for such Participant a written explanation of the Qualified Preretirement Survivor Annuity in such terms and in such manner as would be comparable to the explanation provided for meeting the requirements of Section 9.02(a)(5), applicable to a Qualified Joint and Survivor Annuity. The applicable period for a Participant is whichever of the following periods ends last:
  (i) the period beginning with the first day of the Plan Year in which the Participant attains age thirty-two (32) and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age thirty-five (35); (ii) a reasonable period ending after the individual becomes a Participant; (iii) a reasonable period ending after this Section first applies to the Participant. Notwithstanding the foregoing, notice must be provided within a reasonable period ending after separation from service in the case of a Participant who separates from service before attaining age thirty-five (35).

       For purposes of applying the preceding paragraph, a reasonable period ending after the enumerated events described in (ii) and (iii) is the end of the two-year period beginning one year prior to the date the applicable event occurs, and ending one year after that date. In the case of a Participant who separates from service before the Plan Year in which age thirty-five (35) is attained, notice shall be provided within the two-year period beginning one year prior to separation and ending one year after separation. If such a Participant thereafter returns to employment with the Employer, the applicable period for such Participant shall be redetermined.

              (e) The Qualified Pre-Retirement Survivor Annuity provided for in this Section shall apply only to Participants who are credited with an Hour of Service on or after August 23, 1984. Former Participants who are not credited with an Hour of Service on or after August 23, 1984 shall be provided with rights to the Qualified Pre-Retirement Survivor Annuity in accordance with Section 303(e)(2) of the Retirement Equity Act of 1984.

              (f) If the value of the Qualified Pre-Retirement Survivor Annuity is less than $3,500, the Administrator shall direct the immediate distribution of such amount to the Participant's Spouse prior to the Annuity Starting Date. If the value exceeds $3,500 or if the amount is paid after the



                                                40        40

  Annuity Starting Date, an immediate distribution of the entire amount shall be made to the surviving Spouse, provided such surviving Spouse Consents in writing to such distribution.
  The present value of the accrued benefit shall be determined as of the date of distribution and by using an interest rate as required by law.

              (g) In the event the accrued benefit is not paid in the form of a Qualified Pre-Retirement Survivor Annuity, it shall be paid to the Participant's Beneficiary as provided in Sections 9.01 or 9.02.

       9.04 The Employer may elect in the Adoption Agreement to have subsection (a), (b) or (c) below, apply:

              (a) Subject to any restrictions the Employer chooses in the Adoption Agreement, a Participant may withdraw from his Account in a profit sharing plan all or a portion of his or her Account. Such withdrawal must be requested in writing on forms provided by the Administrator. Such withdrawal shall be based upon the Participant's Account balance as of the Adjustment Date immediately preceding the withdrawal or, in the discretion of the Trustee, may be based upon the Participant's Account balance as of a valuation date as close as practicable to the date of the withdrawal.

              (b) If the Employer maintains a profit sharing plan with a qualified cash or deferred arrangement, subject to any restrictions the Employer chooses in the Adoption Agreement and the requirements of Section 4.2 a Participant may request a withdrawal from the vested portion of his Accounts (including his Elective Deferral Account) if the Participant has incurred a financial hardship.

              (c) A Participant may, upon attaining age 59-1/2, elect to have some or all of the balance to the credit of his Account distributed to him at any time in the manner provided for in the Plan.

       The Administrator shall furnish the Participants with appropriate information and election forms for any of these distributions, and the Custodian shall make distributions to the Participant in accordance with the Participant's election as submitted to the Custodian by the Administrator. A Participant's election to receive any distribution under this Section shall not affect his eligibility to continue to participate in the Plan or to have contributions made to the Plan on his behalf by the Employer.





                                                41        41

              (d) If a distribution is made at a time when a Participant has a vested interest in less that 100% of his Accounts (other than his Rollover Account and Elective
  Deferral Account) and the Participant may increase his vested interest in such Accounts, the following rules apply:

                   (i)  A separate account will be established
       for the Participant's interest in the Plan as of the time of the distribution, and

                   (ii)  At any relevant time, the Participant's
       vested interest in his separate account will be equal to an amount "X", determined by the following formula:

                             X = P(AB + (R x D)) - (R x D)

              For purposes of applying the formula, P is the vested interest at the relevant time; AB is the Account balance at the relevant time; D is the amount of the distribution and R is the ratio of the Account balance at the relevant time to the Account balance after distribution.

       9.05 (a) If a Participant with vested benefits under the Plan or his Beneficiary cannot be located by the Plan, the credited benefits to such Participant's Account shall remain in the Fund, accounted for separately, until a claim is made by such Participant or Beneficiary.

              (b) In the event the Plan shall terminate, the Administrator shall attempt to locate such Participant at his last known address. If such attempt is unsuccessful, the unlocated Participant's funds shall be placed in a separate custodial account.

              (c)  Unclaimed benefits shall thereafter be
  distributed in accordance with ERISA and the rules and regulations promulgated thereunder. If a benefit is forfeited because the Participant or Beneficiary cannot be found, the benefit will be reinstated if a claim is made by the Participant or Beneficiary.

       9.06 Unless the Participant elects otherwise in writing, distribution of a Participant's accrued benefit shall commence not later than sixty (60) days after the close of the Plan Year in which the latest of the following events occurs:

              (i)  The Participant attains Normal Retirement
  Age, or




                                                42        42

            (ii) The close of the Plan Year in which occurs the tenth (10th) anniversary of the year in which the Participant commenced participation in the Plan, or

           (iii) April 1 of the calendar year following the calendar year on which the Participant attains age 70-1/2 (the
  "Distribution Date").

       If the Participant's entire interest is to be distributed in other than a lump sum, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and his Beneficiary. Life expectancy and joint life expectancy are computed by the use of the return multiples contained in Treasury Regulation
  Section 1.72-9. The life expectancy of the Participant and the Participant's Spouse may be recalculated no more frequently than annually, but the life expectancy of a nonspouse beneficiary may not be recalculated.


                             SECTION X

                             INVESTMENT

       10.01 All contributions made pursuant to the Plan shall be invested by the Custodian solely in full or fractional shares of the Funds, and if so elected, in life insurance policies issued by an Insurer. The form of investment shall be designated in the Adoption Agreement. If the Trust is invested as a single fund, each Participant will have a ratable interest in all assets of the Trust, in the ratio that the Individual Participant Account bears to the total of all Individual Participant Accounts. If the Employer permits Participants to have a choice of investments under the Funds, net earnings and losses will be allocated to each Participant's account on the basis of the Participant's investment selections.

       10.02 All policies or coverage issued under this Plan will be subject to the following conditions:

              (a) any life insurance policies applied for on the lives of Participants shall be in accordance with uniform rules established by the Plan Administrator;

              (b) the Participant shall have the sole and exclusive right to designate and change the Beneficiary under each policy issued on his life and the manner in which such



                                                43        43

  Beneficiary shall be paid in event of his death prior to retirement subject to the provisions of Sections V A and V B;

              (c) the Insurer shall not be obligated to issue any policy contrary to its rules;

              (d) at the request of the Participant and with the approval of the Plan Administrator, a policy of a larger or smaller amount than the uniform percentage may be applied for, subject to (e) below;

              (e) if ordinary life insurance policies are to be purchased, the total annual premium for such policies must always be less than one-half (1/2) of the total Employer contributions allocated to his Individual Participant Account. If retirement income policies are to be purchased, the death benefit provided by such policies must not exceed the greater of (i) one hundred (100) times the monthly income provided by the policies at normal retirement or (ii) the cash value of the policies. No term insurance shall be purchased under this Plan;

              (f) no insurance shall be applied for on the life of any Participant for a face amount of less than $2,500;

              (g) any dividend or refund payable under a policy shall be applied for the benefit of the Participant on whose life such policy is issued;

              (h) each policy purchased hereunder shall be nontransferable, and no Participant may sell, assign, discount or pledge as collateral for a loan, or as security for the performance of an obligation, or for any other purpose, his policy or any interest therein to any person other than the Insurer;

              (i) subject to the requirements of Section IV and subject to the benefit payment provisions of Section IX, any life insurance policy on a Participant's life shall be either distributed to the Participant or converted into cash or an annuity to provide retirement income for the Participant;

              (j) the Custodian shall apply for and will be the owner of any insurance contract purchased under the terms of this Plan. The insurance contract(s) must provide that proceeds will be payable to the Custodian, however the Custodian shall be required to pay over all proceeds of the contract(s) to the Participant's designated Beneficiary in accordance with the distribution provisions of this Plan. A Participant's spouse will be the designated Beneficiary of the



                                                44        44
  proceeds in all circumstances unless a qualified election has been made in accordance with Sections VA and VB. Under no circumstances shall the Custodial Account retain any part of the proceeds. In the event of any conflict between the terms of this Plan and the terms of any insurance contract purchased hereunder, the Plan provisions shall control.

       10.03 When an increase or decrease in the life insurance coverage on the life of a Participant is required, the Plan Administrator shall advise the Insurer to either increase or decrease the Participant's insurance coverage, provided, however, that no increase shall be made until the face amount of a Participant's insurance coverage can be increased by at least $2,500. In the event of a decrease in the amount of a Participant's insurance, the insurance may be placed on a paid-up basis or the surrender value may be deposited in an annuity policy and credited to the Participant's Individual Participant Account.

       10.04 If a Profit Sharing Plan is selected in the Adoption Agreement, any Participant upon whose life a policy of life insurance is in existence may apply for a supplementary agreement providing for additional death benefit or waiver of premium in accordance with and subject to the rules and practices of the Insurer.

              The premium for such benefits shall be paid by the Participant who requests the same through his Employer who shall pay the premium to the Insurer. The proceeds payable under the supplementary agreement shall be payable to the Beneficiary or Beneficiaries designated by the Participant and in the manner requested in such designation, subject to the terms of such supplementary agreement and to the rules and practices of the Insurer. However, no contribution for the payment of premium can exceed the amount of contribution permitted under the Plan.

       10.05 Any assignment or pledge (or agreement to assign or pledge) by an Owner-Employee, of any interest in the Plan shall be considered a distribution of such interest. If an Owner-Employee receives, either directly or indirectly, any amount from the Insurer as a loan under a policy, the amount so received shall be considered a distribution under the Plan.










                                                45        45

                             SECTION XI

                       AMENDMENT OF THE PLAN

       11.01 Subject to the provisions of Sections 11.04 and 11.05, the Plan Sponsor shall have the right to amend the Plan at any time without the consent of any Employer, Plan Administrator, Participant or Beneficiary hereunder. Any Employer or Plan Administrator who has signed the Adoption Agreement is deemed to have delegated to the Plan Sponsor the authority to amend the Plan, and such Employer or Plan Administrator shall be deemed to have consented to such amendment. However, any such amendment shall be restricted to those necessary to maintain qualification of the Plan under Code section 401, or as may be deemed necessary to meet the requirements of ERISA, as from time to time amended, or any other applicable statute. However, no elective provisions may be deleted retroactively with respect to any Employer who elected the provisions with the Employer's consent. Any such amendment by the Plan Sponsor shall be stated in an instrument executed by the Plan Sponsor and each participating Employer shall be given a copy of such amendment.

       11.02 Subject to the provisions of Sections 11.04 and 11.05, the Employer shall have the right to (i) amend any elective provisions of its Adoption Agreement, without the consent of any Participant or Beneficiary, (ii) add overriding language in the Adoption Agreement when such language is necessary to satisfy Code sections 415 or 416 because of the required aggregation of multiple plans and (iii) add certain model amendments published by the Internal Revenue Service which specifically provide that their adoption will not cause the Plan to be treated as individually designed. Such amendment shall be stated in an instrument executed by the Employer in substantially the same form as the Adoption Agreement and delivered to the Plan Administrator and Plan Sponsor. Upon the execution and delivery of such amendment, the Plan shall be deemed to have been amended in the manner therein set forth, and the Employer, Plan Administrator, Participants and Beneficiaries hereunder shall be bound thereby.

       11.03 Subject to the provisions of Sections 11.04 and 11.05, the Employer shall have the right to amend any nonelective provisions of this Plan without the consent of any other party. Such amendment shall apply only to the Employer and its Employees and shall not apply to this Prototype sponsored by the Plan Sponsor as it applies to other Participating employers. If the Employer amends the Plan, other than as provided in Section 11.02 including a waiver of



                                                46        46
  the minimum funding requirement under Code section 412(d), the amended Plan shall no longer be deemed to be a Prototype and the Employer shall be deemed to have adopted his own individually-designed plan.

       11.04 No amendments shall vest in the Employer any right, title, interest or control over any policies purchased hereunder, or over any other asset held under the Plan. No assets of the Plan shall, by reason of any amendment be used for, or diverted to, purposes other than for the exclusive benefit of the Participants and their Beneficiaries. No amendment to the Plan shall be effective to the extent that it has the effect of decreasing a Participant's accrued benefit. Notwithstanding the preceding sentence, a Participant's account balance may be reduced to the extent permitted under Code section 412(c)(8). For purposes of this paragraph, a plan amendment which has the effect of decreasing a Participant's account balance or eliminating an optional form of benefit, with respect to benefits attributable to service before the amendment shall be treated as reducing an accrued benefit.

       If the vesting schedule of the Plan is amended, in the case of an Employee who is a Participant as of the later of the date such amendment is adopted or the date it becomes effective, the nonforfeitable percentage (determined as of such date) of such Employee's right to his Employer-derived accrued benefit will not be less than his percentage computed under the Plan without regard to such amendment.

       However, the Employer may make such amendments, including retroactive amendments, as may be required by the Internal Revenue Service in order to initially qualify, or maintain the qualification of the Plan under Code section 401 and the ERISA as from time to time amended. An Employer may amend the Plan by adding overriding Plan language to the Adoption Agreement where such language is necessary to satisfy Code sections 415 or 416 because of the required aggregation of multiple plans. If an Employer amends the Plan because of the Code, the amended Plan shall no longer be deemed to be a prototype and the Employer shall be deemed to have adopted its own individually-designed plan.

       Except for the amendments described in the foregoing paragraph and except for changes to the choice of options in the Adoption Agreement, if the Employer amends the Plan or nonelective portions of the Adoption Agreement, the Employer will no longer participate in this Plan but will be considered to have an individually designed plan.




                                                47        47

       11.05 No amendment shall, without the written consent of the Plan Sponsor, affect the rights or immunities of the Plan Sponsor; nor shall such amendment change the duties, responsibilities, rights or privileges of the Insurer or change any provisions of any policy. No amendment shall affect the rights, duties or responsibilities of the Plan Administrator without his written consent.


                            SECTION XII

                      TERMINATION OF THE PLAN

       12.01 The Employer expressly reserves the right to terminate this Plan and its contributions hereunder, if such termination is delivered in writing to the Plan Administrator, provided, however, that it is the express intention of the Employer to continue the Plan unless changes in business conditions require otherwise. This Plan shall automatically terminate upon the happening of any of the following events:

              (a) the adjudication of the Employer as bankrupt;

              (b) the general assignment by the Employer to or for the benefit of creditors;

              (c) the dissolution of the business of the Employer; or

              (d) the Plan loses its status as a qualified plan under the Code;

              provided, however, that this Plan may be continued by any successor business organization or any business organization into which the Employer is merged or consolidated, which employs some or all of the Participants, if such business organization agrees with the Employer in writing to accept the obligations of this Plan and to continue it in full force and effect in accordance with Section 15.06.

       12.02 Upon the termination or partial termination of this Plan and Custodial Account or upon the complete discontinuance of contributions to this Plan and Custodial Account, all amounts allocated to each Participant's Individual Participant Account shall become fully vested and nonforfeitable. The amount to then be distributed to each Participant may be applied to purchase a nontransferable deferred annuity with the Participant as owner or it may be distributed in cash with the ownership of any insurance policies transferred to the Participant, subject to the



                                                48        48
  benefit payment provisions of Section IX. However, all restrictions on distributions shall continue to apply after the Plan has terminated.


                            SECTION XIII

                         PLAN ADMINISTRATOR

       13.01 The Plan Administrator shall evidence his acceptance as the named fiduciary of this Plan by executing the Adoption Agreement. If more than one (1) person is designated as Plan Administrator, the committee formed will be referred to as the administrative committee. The Plan
  Administrator shall have the responsibility for the administration of this Plan.

       13.02 The Plan Administrator shall have the exclusive duty and authority to interpret the provisions of this Plan, to direct its administration and to decide any disputes which may arise in regard to the rights of the Employer or any Employee, Participant or Beneficiary under it. The Plan Administrator shall interpret and apply all provisions of this Plan in a manner which is uniformly and consistently applicable to all Employees, Participants and Beneficiaries under similar circumstances. The Plan Administrator shall have all the powers necessary to accomplish his duties under this Plan.

       In addition to the duties set out elsewhere in this Plan, the Plan Administrator's duties include, but are not limited to, the following:

              (a) to determine all questions that relate to the eligibility of Employees to participate in or remain
  Participants under this Plan;

              (b) to compute and certify the amount and kind of benefits to which any Participant is entitled;

              (c) to authorize all disbursements from this Plan;

              (d) to maintain all necessary records for the administration of this Plan;

              (e) to interpret the provisions of this Plan and make and publish such rules which are not inconsistent with the terms of this Plan;





                                                49        49

              (f) to determine the amount and type of policy to be purchased from an Insurer for any Participant;

              (g) to compute and certify to the Employer, initially and from time to time, the sums necessary to be contributed to the Plan;

              (h) to determine the liquidity needs of this Plan and direct its investment accordingly;

              (i) to advise, consult and assist any Employee, Participant or Beneficiary with regard to any rights, benefits and elections available under this Plan.

              The Plan Administrator also shall be responsible for the preparation and filing of such information and reports as may be required by law.

       The Plan Administrator must furnish to each Participant covered under the Plan and to each Beneficiary who is entitled to receive benefits under the Plan such information and reports as may be required by law.

       The Plan Administrator shall make copies of the Plan description and the latest annual report and any bargaining agreement, trust agreement, policies or other instruments under which this Plan was established or is operated available for examination by any Employee, Participant or Beneficiary in the principal office of the Employer or Plan Administrator and such other places as may be necessary to make available all pertinent information to all Participants.

       The Plan Administrator may request such variances, extensions or exemptions for this Plan as may be available under this Plan when he determines it to be in the best interest of the Participants and their Beneficiaries.

       13.03 As a named fiduciary, the Plan Administrator may engage agents to assist him in carrying out his functions.

              If there is an administrative committee, its members are expressly authorized to allocate fiduciary responsibilities to named persons or parties, provided such allocation or delegation is evidenced in writing.

       13.04 The necessary expenses to administer this Plan shall be borne by the Employer and shall be reimbursed to this Plan. These expenses include, but are not limited to, those involved in retaining necessary professional assistance from an attorney, accountant, actuary or investment advisor. The



                                                50        50

  Employer shall furnish the Plan Administrator with such clerical and other assistance as is necessary in the performance of his duties. Nothing shall prevent the Plan Administrator from receiving reasonable compensation for services rendered in administering this Plan, provided the Plan Administrator is not a full-time Employee of the Employer creating this Plan.

       13.05 The Employer shall supply full and timely information to the Plan Administrator to enable him to perform his functions. Such information includes the Compensation of all Participants, their continuous regular employment, their retirement, death, disability or termination of employment and all other pertinent facts that the Plan Administrator may require. The Plan Administrator is entitled to rely on such information as is supplied by the Employer and shall have no duty or responsibility to verify such information.

       13.06 If the Plan Administrator is an administrative committee, all acts and decisions of the administrative committee shall be by a vote of the majority of them; provided, however, that the signature of any member of the administrative committee on any contract or other document shall be sufficient evidence to any party that such contract or document is valid and in accordance with the terms of this Plan.

       13.07 The Plan Administrator, or any member of the administrative committee, may resign at any time. He shall deliver to the Employer a written notice of resignation to take effect at a date specified therein, which shall not be less than thirty (30) days after the delivery of the notice, unless such notice shall be waived.

              The Employer may remove the Plan Administrator, with or without cause, by delivery of a written notice of removal to take effect at a date specified therein, which shall not be less than thirty (30) days after the delivery of the notice, unless such notice shall be waived.

              Upon such resignation or removal, the Employer shall promptly name a successor Plan Administrator who must signify his acceptance of this position in writing. In the event no successor is appointed, the Employer will function as the administrator until a Plan Administrator has been designated and has accepted such appointment.

       13.08 No Insurer or party who had previous dealings with the Plan Administrator or administrative committee shall be chargeable with the knowledge of the appointment of a new Plan



                                                51        51

  Administrator or a change in the signature requirement to bind the committee until the Insurer or other party is furnished with a notice of such change at its home office. Until then, the Insurer or other party is fully protected in relying upon any action taken or signature presented in accordance with the information previously received.

       13.09 A fiduciary is any person who exercises any discretionary authority or discretionary control respecting the management or disposition of Plan assets, renders any investment advice for a fee or other compensation, or exercises any discretionary authority or responsibility for Plan administration.

       13.10 Each fiduciary of this Plan shall discharge his duties solely in the interest of the Participants and their Beneficiaries and for the purpose of providing benefits to the Participants and their Beneficiaries and defraying reasonable expenses of administering this Plan. Each fiduciary shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Such conduct must be in accordance with the documents and instruments which govern this Plan insofar as such documents and instruments are consistent with this standard.


                            SECTION XIV

                 PROVISIONS RELATING TO THE INSURER

       14.01 The Insurer may rely on any instrument executed by the Employer, Plan Administrator, Employee, Participant or Beneficiary as conclusive evidence of any of the matters mentioned in this Plan with respect to which they may act and the Insurer shall be fully protected in taking, permitting or omitting any action on the faith thereof and shall incur no liability or responsibility for doing so.

       14.02 The Insurer shall not be required to take or permit any action contrary to the provisions of its policy nor be bound to allow any benefit or privilege to any person interested in any policy it has issued which is not provided for in such policy. The obligations of the Insurer shall be determined solely by the terms and provisions of its policy and of any other agreements in writing entered into by the Insurer. Only policies that conform to the provisions of the Plan will be issued by the Plan.




                                                52        52

       14.03 Until notice of any amendment of the Adoption Agreement or Plan or termination of this Plan or change in Plan Administrator has been received by the Insurer at its home office, the Insurer shall be fully protected in assuming that the Adoption Agreement or Plan has not been amended, that this Plan has not been terminated and that the Plan Administrator has not been changed in dealing with any party acting for the Employer according to the latest information received by the Insurer at its home office.


                             SECTION XV

                           MISCELLANEOUS

       15.01 Neither the establishment of this Plan nor any modification of it, nor the creation of any fund or account, nor the payment of any benefits, shall be construed as giving any legal or equitable right to any Participant or Beneficiary or other person against the Employer, its Employees and the Plan Administrator, except as provided herein. Participation in this Plan shall not give any Participant the right to be retained in the employ of the Employer, the Employer reserving the right to discharge any Employee at any time with or without cause, and any Employee so discharged shall have only such rights or interests in this Plan as may be specifically provided for herein.

       15.02 Words used herein in the masculine gender shall be read and construed as though they were also used in the feminine gender in all cases where they would so apply. Words used herein in the singular form shall be read and construed as though they were also used in the plural form in all cases where they would so apply.

       15.03 The validity, construction and administration of this Plan shall be determined according to the laws of the state of domicile of the Employer's business and of the United
  States of America.

       15.04 This Plan shall be binding upon the Beneficiary and the heirs, executors, administrators, distributees and assigns of each Participant.

       15.05 In addition to the specific procedures set out in this Plan, claims for benefits under this Plan may be filed with the Plan Administrator. These claims may be either oral or in writing. They shall set forth the basis for the claim, authorize the Plan Administrator to investigate the validity of the claim, and take the steps necessary to facilitate the



                                                53        53
  payment of any benefits to which the claimant may be entitled under this Plan. If for any reason a claim is wholly or partially denied, the claimant shall be provided with a written statement, prepared in a manner calculated to be understood by the claimant, which sets forth the specific reasons for the denial, specific references to the pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary and an explanation of the right of appeal of the claim. If a claim is wholly or partially denied, the claimant shall be entitled, either in his own name or through his duly authorized representative, to request a review upon written notice to the Plan Administrator, to review pertinent documents and to submit issues and comments in writing. This appeal shall be made within ninety (90) days after the claimant receives written notification of the claim denial. The Plan Administrator shall promptly review such appeal and shall, within sixty (60) days after receipt of an appeal, issue a decision in writing to the claimant. This decision shall be in writing in a manner calculated to be understood by the claimant and shall include specific reasons for the decision and specific references to the pertinent Plan provisions on which the decision is based.

       15.06 No merger of or consolidation with, or transfer of assets or liabilities of this Plan and Custodial Account to any other plan shall be permitted unless each Participant would receive a benefit immediately after such merger, consolidation or transfer, if the Plan then terminated, which is equal to or greater than the benefit he would have received immediately before such merger, transfer or consolidation, if the Plan then terminated.

       15.07 No party to this Plan shall engage in any transactions with a disqualified person which are not in accordance with Code section 4975.

       15.08 In the event of a conflict between the provisions of this Plan and any policy issued hereunder, the provisions of the Plan shall control.

       15.09 Any annuity policy issued under this Plan and distributed to a Participant must contain a provision that it will be nontransferable when distributed.

       15.10 Assets must be valued at least annually, at their fair market value. The annual asset valuation date shall be December 31 of each year. As of such date the respective



                                                54        54
  accounts of the Participants must be adjusted to reflect any increase or decrease in the fair market value of account assets since the previous valuation date, and to reflect any earnings of the account.

       15.11 If the Plan of a participating Employer fails to retain its qualified status, the Plan will no longer be considered as a prototype plan.


                            SECTION XVI

                      POWERS OF THE CUSTODIAN

       16.01 The Custodian shall have all powers necessary for the performance of its duties as specified in this Section
  XVI.

       16.02  The Employer has appointed Rushmore Trust &
  Savings FSB as Custodian of the Plan.

       16.03 Acts and decisions of the Custodian shall be by its sole act and decision. Any authorized officer or employee of the Custodian may sign documents or other such matters on behalf of the Custodian.

       16.04 The Employer agrees to pay the routine administration expenses of the Plan and such other expenses and compensation to the Custodian and Administrator as may be agreed upon, in writing, from time to time, by them with the Employer. However, the Custodian may charge the Plan for such expenses until paid by the Employer.

       16.05 The Custodian shall open and maintain a separate Custodial Account on behalf of each adopting Employer and shall certify to each Employer such establishment as soon as possible from receipt date of usual Employer contributions.

       16.06 The Custodian shall accept and hold in the Custodial Account such contributions on behalf of the Employer and Participants as it may receive from time to time from the Employer in accordance with the provisions of the Plan. The Custodian shall not be responsible for the collection of any contributions under the Plan nor shall it have any obligation to verify the allowability of such contributions under the Plan. The Custodian may rely solely on the representatives of the Administrator with respect to the allowability of any contributions under the Plan.





                                                55        55

       16.07 The amount of each contribution credited to the Custodial Account shall be applied to the purchase of full and fractional shares of the Funds, at the price and the manner in which such shares are then being publicly offered or life insurance policies, if applicable. Such share purchases shall be made on the business day next succeeding receipt of the contributions provided it is remitted in cash and accompanied by the information prescribed in the Plan. All dividends and capital gain distributions received on the shares held in each Participant's Custodial Account shall be reinvested in such shares which shall be credited to such Participant's Custodial Account. If any distribution declared may be received at the election of the shareholder in additional shares or in cash, the Custodian shall receive such distribution only in additional shares. All shares acquired hereunder shall be held in the Custodial Account until distributed in accordance with the provisions of the Plan.

       At any time and from time to time, the Employer may direct the Custodian to redeem part or all of the shares held in the Custodial Account and apply the payment with respect to any such redemption to the purchases of such other shares of the Funds as the Employer may select. The Custodial Account will be adjusted to reflect each such redemption and purchase. If applicable, such redemptions and purchases of shares of the Funds shall be made in accordance with the Exchange Privilege described in the current prospectus(es) relating to those shares purchased as approved by the Securities and Exchange Commission.

       16.08 Distributions shall be made on the written directions of the Administrator to such person, in such manner, in such amounts, and for such purposes, as may be specified in such directions. In no event, however, shall it be possible for any part of the assets of the Custodial Account to be used for or diverted for purposes other than for the exclusive benefit of Participants in the Plan and their Beneficiaries. In connection with the making of any distributions, the Custodian may rely solely on the accuracy of all facts and representations supplied or made at any time by the Administrator, including any written designation of a Beneficiary.

       16.09 The Custodian shall deliver or cause to be delivered to the Employers all notices, prospectuses, financial statements, and such other material relating to the shares held hereunder.

       16.10 The Custodian shall keep accurate and detailed records of all contributions, receipts, investments,



                                                56        56
  distributions, disbursements, and all other transactions hereunder. Within ninety (90) days from the close of each Plan Year (or after the Custodian's resignation or removal as provided herein) the Custodian shall file with the Administrator, a written report reflecting all transactions effected by it during the Plan Year or such other appropriate period. In the absence of the filing in writing with the Custodian by the Administrator of exceptions or objections to any report within sixty (60) days after mailing such report, the Administrator shall be deemed to have approved such report and the Custodian shall be released, relieved, and discharged from all liability to anyone with respect to all matters set forth in such report.

       The Administrator shall furnish to the Custodian and the Custodian shall furnish to the Administrator, such information relevant to the Plan and Custodial Account as may be required under the Code.

       16.11 The Custodian shall be under no duties whatsoever except such duties as are specifically set forth in the Plan and the Adoption Agreement and no implied covenant or obligation shall be read into this Plan or Adoption Agreement against the Custodian. The Custodian shall have no obligation to make payments beyond the period determined in accordance with Section III of the Plan. In performance of its duties the Custodian shall be liable for its own negligence or willful misconduct. The Employer shall have the sole authority and responsibility for the enforcement or defense of the terms and conditions of this Plan. The Custodian shall not be required to prosecute, defend, or respond to any action or any judicial proceeding relating to the Custodial Account unless it has previously received indemnification satisfactory to it in form and substance. The Employer shall, at all times, fully indemnify and save harmless the Custodian from any liability which may arise hereunder except liability arising from the negligence or willful misconduct of the Custodian.

       At no time shall the Custodian engage in any prohibited transactions specified in Code section 4975.

       16.12 The Custodian may resign at any time upon thirty
  (30) days notice in writing to the Employer, and may be removed by the Employer at any time upon thirty (30) days' notice in writing to the Custodian. Upon such resignation or removal, the Employer shall appoint a successor Custodian, which shall be a "bank" as defined in Code section 401(d)(1). Upon receipt by the Custodian of written acceptance of such appointment by the successor Custodian, the Custodian shall



                                                57        57
  transfer and pay over to such successor the assets of the Custodial Account and all records pertaining thereto. The Custodian is authorized, however, to reserve such sum of money as it may deem advisable for payment of all its fees, compensation, costs, and expenses; or for payment of any other liabilities constituting a charge on or against the assets of the Custodial Account or on or against the Custodian, with any balance of such reserve remaining after the payment of all such items to be paid over to the successor Custodian. The successor Custodian shall hold the assets paid over to it under the same terms as contained herein. If, within thirty
  (30) days after the Custodian's resignation or removal, the Employer has not appointed a successor Custodian which has accepted such appointment, the Custodian shall appoint such successor itself.


                            SECTION XVII

                 TRUSTEE, TRUST AND TRUST AGREEMENT

       17.01 The Employer has entered into a Trust Agreement with the Trustee. The Trust Agreement is incorporated by reference as a part of the Plan, and the rights of all persons under the Plan are subject to the terms of the Trust Agreement. The Trust Agreement provides for the investment and reinvestment of Plan assets in the Custodial Accounts, the responsibilities and immunities of the Trustee, the removal of the Trustee and appointment of a successor, the accounting of the Trustee and the disbursement of the Funds held in the Custodial Account.

       17.02 The Trustee shall hold in trust and administer the Trust subject to all the terms and conditions of this Plan and of the Trust Agreement described in Section 17.01. The Trustee shall not be responsible for the administration of the Plan. The Trustee's responsibility shall be limited to supervising the Custodian in the maintenance of the Custodial Account. The Trustee shall not be responsible for the correctness of any payment or disbursement or action if made in accordance with the instructions of the Administrator.

       17.03 If, at any time, the Employer or Administrator shall be incapable, for any reason, of giving instructions or authorizations to the Trustee or Custodian, as herein provided, the Trustee may act, without such directions, instructions or authorizations, as it, in its discretion, shall deem appropriate and advisable under the circumstances for carrying out the provisions of the Plan.




                                                58        58

                           SECTION XVIII

                 NON-ALIENATION AND EMPLOYEE RIGHTS

       18.01 None of the payments, benefits or rights of any Participant shall be subject to any claim of any creditor of such Participant and, in particular, to the fullest extent permitted by law, shall be free from attachment, garnishment, Trustee's process, or any other legal or equitable process available to any creditor of such Participant. No Participant shall have the right to alienate, anticipate, commute, pledge, encumber or assign any of the benefits or payments which he may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary or beneficiaries as hereinabove provided. This Section 18.1 shall not preclude payment of Trust assets in accordance with a Qualified Domestic Relations Order as detailed in Sections
  18.2 through 18.6 of the Plan.

       18.02  A Qualified Domestic Relations Order must specify
  (1) the name and last known mailing address of the Participant and the name and mailing address of each Alternate Payee covered by the order, (2) the amount or percentage of the Participant's benefits to be paid by the Plan to each Alternate Payee, or the manner in which such amount or percentage is to be determined, (3) the number of payments or the period to which the order applies, and (4) each plan to which the order relates. The order must not alter the amount or form of Plan benefits.

       18.03 If a Qualified Domestic Relations Order provides that payments are to be paid to an Alternate Payee on or after the date on which the Participant attains the Earliest Retirement Age, such payments are to be computed as if the Participant had retired on the date on which the benefit payments commence under the order, taking the present value of the benefits actually accrued at an interest rate of five percent (5%) per annum. For purposes of this Section, "Earliest Retirement Age" is the earliest date on which the Participant could elect to receive retirement benefits.

       18.04 The Administrator shall notify the Participant and Alternate Payee of receipt of a Domestic Relations Order and of the Plan's procedure for determining whether the order is qualified. The Plan Administrator shall make a determination as to whether the order is qualified and shall notify the Participant and Alternate Payee of such determination, such notice to be sent to the address specified in the order or, if the order fails to specify an address, to the last address of the Participant or Alternate Payee known to the Plan



                                                59        59

  Administrator. The Plan Administrator shall develop procedures to determine the qualification of the order, which procedures are to be in writing. The procedures shall provide for prompt notification of each person specified in the order as being entitled to payment of benefits under the Plan. The Alternate Payee may designate a representative for receipt of copies of notices sent to the Alternate Payee with respect to the Domestic Relations Order.

              Prior to making a determination as to whether the order is qualified, the Plan Administrator shall segregate into a separate account in the Plan, or in an escrow account, the amounts that would have been payable to the Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order.

       18.05 If the order is determined to be a Qualified Domestic Relations Order within eighteen (18) months after the deferral of benefits, the Plan Administrator shall pay the segregated amounts (plus interest) to the persons entitled to receive them. If a determination is not made within the 18-month period, or if the order is determined not to be a Qualified Domestic Relations Order, the segregated amounts (plus interest) shall be paid to the persons who would have received the amounts if the order had not been issued. Determinations made after the expiration of the 18-month period are applied prospectively only.

       18.06 The order shall not require (1) the Plan to provide any type or form of benefit not otherwise provided under the Plan, (2) the Plan to provide increased benefits, and (3) the payment of benefits to an Alternate Payee that are required to be paid to another Alternate Payee under another order previously determined to be a Qualified Domestic Relations Order.

       18.07 Neither the establishment of the Plan, nor any modification thereof, nor the creation of any fund, trust or account, nor the payment of any benefit shall be construed as giving any Participant or Employee, or any other person, any rights against the Employer, the Custodian, or the Administrator, unless such right shall be specifically provided for in the Custodial Agreement or the Plan or conferred by direct action of the Administrator or the Employer in accordance with the terms and provisions of the Plan or as giving any Participant or Employee the right to be retained in the employ of the Employer. All Participants and other Employees shall remain subject to discharge to the same extent as if the Plan had never been adopted.




                                                60        60

                            SECTION XIX

                        TOP-HEAVY PROVISIONS

       19.01  If this Plan is or becomes top-heavy as defined in
  Section 19.03(b) below, the provisions of this Section XIX will supersede any conflicting provisions in the Plan or the Adoption Agreement.

       19.02  Minimum Allocation Rules.

              (a) For years in which the Plan is Top Heavy, except as otherwise provided in (b) and (c), below, the Employer Contributions, Matching Contributions and forfeitures allocated on behalf of any Participant who is not a Key Employee shall not be less than the lesser of 3% of such Participant's Compensation or in the case where the Employer has no defined benefit plan which designates this Plan to satisfy Code section 401, the largest percentage of Employer Contributions, Matching Contributions and forfeitures, as a percentage of the Key Employee's Compensation, allocated on behalf of any Key Employee for that year. The minimum allocation is determined without regard to any social security contribution. This minimum allocation shall be made even though, under other plan provisions, the Participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (i) the Participant's failure to complete 1,000 Hours of Service, or any equivalent provided in the Plan, (ii) the Participant's failure to make mandatory Employee contributions to the Plan, or (iii) Compensation less than a stated amount.

              (b)  For purposes of computing the minimum
  allocation, Compensation shall mean Compensation as defined in
  Section 7.14 of the Plan.

              (c) The provision in (a) above, shall not apply to any Participant who is not employed by the Employer on the last day of the Plan Year.

              (d) The provision in (a) above, shall not apply to any Participant to the extent the Participant is covered under any Plan or Plans of the Employer and the Employer has provided in the Adoption Agreement that the minimum allocation or benefit requirement applicable to Top Heavy Plans will be met in the other plan or plans.

              (e) In the event that the Employer has selected a contribution/allocation formula which takes advantage of the permitted disparity rules of Code section 401(1), the minimum



                                                61        61
  allocation described in subsection (a), above, shall not be less than 3% of each Participant's Compensation.

       19.03 For the purpose of this Section XVIII, the following words and phrases shall have the following meanings:

              (a)  Key Employee.  A "Key Employee" is any
  Employee or former Employee (and the beneficiaries of such an Employee) who at any time during the termination period was an officer of the Employer or an Affiliate having an annual Compensation greater than 50 percent of the amount in effect under Code section 415(b)(1)(A), an owner (or considered an owner under Code section 32) of one of the ten largest interests in the Employer and its Affiliates if such individual's Compensation exceeds the dollar limitation under Code section 415(c)(1)(A), a 5-percent Owner of the Employer and its Affiliates, or a 1-percent owner of the Employer and its Affiliates who has an annual Compensation of more than $150,000. Annual compensation means Compensation as defined in Code section 415(c)(3), but including amounts contributed by the Employer pursuant to a salary reduction agreement which are excludable from the Employee's gross income under Code section 125, 402(a)(8), 402(h), or 403(b). The determination period of the Plan is the Plan year containing the determination date and the four preceding Plan Years. The determination of who is a Key Employee will be made by the Administrator in accordance with Code section 416(i)(1) and the regulations thereunder.

              (b) Top-Heavy Plan. For any Plan Year beginning after December 31, 1983, this Plan is top-heavy if any of the following conditions exists:

                   (i)  If the top-heavy ratio for this Plan
       exceeds 60 percent and this Plan is not part of any required aggregation group or permissive aggregation group of plans.


                   (ii)  If this Plan is a part of a required
       aggregation group of plans, but is not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60 percent, or

                  (iii)  If this Plan is a part of a required
       aggregation group of plans and part of a permissive aggregation group and the top-heavy ratio for the permissive aggregation group excess 60 percent.





                                                62        62

              (c)  Top-Heavy Ratio.

                   (i)  If the Employer maintains one or more
       defined contribution plans (including any simplified employee pension plan) and the Employer has not maintained any defined benefit plan which during the five year period ending on the Determination Date(s) has or has had accrued benefits, the Top Heavy ratio for this Plan alone or for the Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator which is the sum of the Account balances of all Key Employees as of the Determination Date(s) (including any part of any Account balance distributed in the five year period ending on the Determination Date(s), and the denominator of which is the sum of all Account balances (including any part of any Account balance distributed in the five year period ending on the Determination Date(s)), both computed in accordance with Code section 416 and the regulations thereunder. Both the numerator and denominator of the Top Heavy Ratio are increased to reflect any contribution actually made as of the Determination Date, or which is required to be taken into account on that date under Code section 416 and regulations thereunder.

                   (ii)  If the Employer maintains one or more
       defined contribution plans (including any simplified employee pension plan) and the Employer maintains or has maintained one or more defined benefit plans which during the five year period ending on the Determination Date(s) has or has had any accrued benefits, the Top Heavy Ratio for any Required or Permissive Aggregation Group, as appropriate, is a fraction, the numerator of which is the sum of Account balances under the aggregated defined contribution plan or plans for all Key Employees, determined in accordance with (i), above, and the present value of accrued benefits under this aggregated defined benefit plan or plans for all Key Employees as of the Determination Date(s), and the denominator of which is the sum of the Account balances under the aggregated defined contribution plan or plans for all Participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all Participants as of the Determination Date(s), all determined in accordance with Code section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the Top Heavy Ratio are increased for any distribution of an accrued benefit made in the five year period ending on the Determination Date(s).



                                                63        63

                  (iii) For purpose of (i) and (ii), above, the value of Account balances and the present value of accrued benefits will be determined as of the most recent Valuation Date that falls within or ends with the twelve month period ending on the Determination Date, except as provided in Code section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The Account balances and accrued benefits of a Participant (1) who is not a Key Employee but who was a Key Employee in a prior year, or (2) who has not been credited with at least one Hour of Service with any Employer maintaining the Plan at any time during the five year period ending on the Determination Date will be disregarded. The calculation of the Top Heavy Ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code section 416 and the regulations thereunder. Deductible Employee contributions will not be taken into account for purposes of computing the Top Heavy Ratio. When aggregating plans, the value of Account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year.

       The accrued benefit of the Participant other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all defined benefit plans maintained by the Employer, or (b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional rule of Code section 411(b)(1)(C).

              (d) Permissive Aggregation Group. The Required Aggregation Group of plans plus any other plan or plans of the Employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of the Code sections 401(a)(4) and 410.

              (e)  Required Aggregation Group.  (i) Each
  qualified plan of the Employer in which at least one Key Employee participates or participated at any time during the determination period (regardless of whether the plan terminated, and (ii) any other qualified plan of the Employer which enables a plan described in (i) to meet the requirements of Code sections 401(a)(4) or 410.

              (f)  Determination Date.  For any Plan Year
  subsequent to the first Plan Year, the last day of the preceding Plan Year. For the first Plan Year of the Plan, the last day of that year.



                                                64        64

              (g) Valuation Date. The date designated in the Adoption Agreement as of which Account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

              (h) Present Value. Present value shall be based only on the interest and mortality rates specified in the Adoption Agreement.


                             SECTION XX

                    CASH OR DEFERRED ARRANGEMENT

  Section I:       Purpose and Effective Date

       1.1. Purpose. If so elected in the Adoption Agreement, it is the intention of the Employer to incorporate a Cash or Deferred Arrangement (CODA), which satisfies the requirements of Code section 401(k), as part of its profit-sharing Plan.

       1.2. Effective Date. The CODA is effective upon adoption by the adopting Employer subject to the limitations specified in section 1.1 of the Adoption Agreement. However, under no circumstances may a salary reduction agreement or other deferral mechanism be adopted retroactively.

  Section II:  Definitions

  The following definitions shall apply for purposes of this CODA only:

       2.1.   "Actual Deferral Percentage" shall mean the ratio
  (expressed as a percentage) of Elective Deferrals and Qualified Non-elective Contributions on behalf of a Participant for the Plan Year to the Participant's
  Compensation for the Plan Year.  The Actual Deferral
  Percentage of an employee who is eligible to, but does not make an Elective Deferral, and who does not receive an allocation of a Qualified Non-elective Contribution, is zero.

       2.2. "Adjustment Factor" shall mean the cost of living factor prescribed by the Secretary of the Treasury under Code section 415(d) for years beginning after December 31, 1987, as applied to such items and in such manner as the Secretary shall provide.

       2.3. "Affiliated Employer" shall mean any corporation which is a member of a controlled group of corporations (as defined in Code section 414(b)) which includes the Employer;



                                                65        65
  any trade or business (whether or not incorporated) which is under common control (as defined in Code section 414(c)) with the Employer; any organization (whether or not incorporated) which is a member of an affiliated service group (as defined in Code section 414(m)) which includes the Employer; and any other entity required to be aggregated with the Employer pursuant to regulations under Code section 414(o).

       2.4. "Average Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Actual Deferral
  Percentages of the Participants in a group.

       2.5. "Compensation" shall mean, unless otherwise elected in the Adoption Agreement, compensation paid by the Employer to the Participant during the Plan Year which is required to be reported as wages on the Participant's Form W-2, or which, in the case of a self-employed individual, constitutes payment for services includible in the self-employed individual's gross income. This definition shall apply solely for purposes of determining the Actual Deferral Percentage under CODA section 3.6. Compensation shall not exceed $200,000 for any Plan Year (or such greater amount as subsequently determined under Code section 401(a)(17)).

       2.6. "Elective Deferrals" shall mean contributions made to the Plan during the Plan Year by the Employer, at the election of the Participant, in lieu of cash compensation and shall include contributions that are made pursuant to a salary reduction agreement. With respect to any taxable year, a Participant's Elective Deferral is the sum of all employer contributions made on behalf of such Participant pursuant to any qualified CODA as described in Code section 401(k), any simplified employee pension cash or deferred arrangement as described in Code section 402(h)(1)(B), any eligible deferred compensation Plan under Code section 457, any Plan as described under Code section 501(c)(18), and any employer contributions made on behalf of a Participant for the purchase of an annuity contract under Code section 403(b) pursuant to a salary reduction agreement. Such contributions must be nonforfeitable when made and distributable only as specified in section 5.1 below.

       2.7. "Employee" shall mean employees of the Employer and shall include leased employees within the meaning of Code section 414(n)(2). Notwithstanding the foregoing, if such leased employees constitute less than twenty (20) percent of the Employer's Non-highly Compensated work force within the meaning of Code section 414(n)(5)(C)(ii), the term "Employee" shall not include those leased employees covered by a Plan described in Code section 414(n)(5)(B) unless otherwise



                                                66        66
  provided by the terms of this Plan other than this CODA.

       2.8. "Employer" shall mean the entity that establishes or maintains the Plan, any successor to such entity, and any Affiliated Employer.

       2.9. "Excess Contributions" shall mean, with respect to any Plan Year, the aggregate amount of Elective Deferrals and Qualified Non-elective Contributions actually paid over to the trust on behalf of Highly Compensated Employees for such Plan Year, over the maximum amount of such contributions permitted under CODA section 3.6 below (determined by reducing contributions made on behalf of Highly Compensated Employees in order of Actual Deferral Percentages, beginning with the highest of such percentages.)

       2.10. "Excess Elective Deferrals" shall mean the amount of Elective Deferrals for a calendar year that the Participant allocates to this Plan pursuant to the claim procedure set forth in CODA section 3.5(a)(1).

       2.11. "Family Member" shall mean an individual described in Code section 414(q)(6)(B).

       2.12.  "Highly Compensated Employee" shall mean Highly
  Compensated Active Employees and Highly Compensated Former
  Employees.

  A Highly Compensated Active Employee includes any Employee who performs service for the Employer during the determination year and who, during the look-back year: (i) received compensation from the Employer in excess of $75,000 (as adjusted pursuant to Code section 415(d)); (ii) received compensation from the Employer in excess of $50,000 (as adjusted pursuant to Code section 415(d)) and was a member of the top-paid group for such year; or (iii) was an officer of the Employer and received compensation during such year that is greater than fifty percent (50%) of the dollar limitation in effect under Code section 415(b)(1)(A). The term highly compensated employee also includes: (i) Employees who are both described in the preceding sentence if the term "determination year" is substituted for the term "look-back year" and the Employee is one of the 100 employees who received the most compensation from the Employer during the determination year; and (ii) Employees who are five percent (5%) owners at any time during the look-back year or determination year.

  A Highly Compensated Former Employee includes any Employee who separated from service (or was deemed to have separated) prior



                                                67        67
  to the determination year, performs no service for the Employer during the determination year, and was a highly compensated active employee for either the separation year or any determination year ending on or after the Employee's 55th birthday.

  If an Employee is, during a determination year or look-back year, a family member of either a five percent (5%) owner who is an active or former employee or a Highly Compensated Employee who is one of the ten (10) most highly compensated employees ranked on the basis of compensation paid by the Employer during such year, then the family member and the five percent (5%) owner or top-ten highly compensated employee shall be aggregated. In such case, the family member and the five percent (5%) owner or top-ten Highly Compensated Employee shall be treated as a single employee receiving compensation and plan contributions or benefits equal to the sum of such compensation and contributions or benefits of the family member and five percent (5%) owner or top-ten Highly Compensated Employee. For purposes of this section, family member includes the spouse, lineal ancestors and descendants of the employee or former employee and the spouses of such lineal ancestor and descendants.

       The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of Employees in the top paid group, the top 100 employees, the number of employees treated as officers and the compensation that is considered, will be made in accordance with Code section 414(q) and the regulations thereunder.

       2.13.  "Matching Contributions" shall mean Employer
  Contributions made under CODA section VI.

       2.14.  "Non-highly Compensated Employee" shall mean an
  Employee of the Employer who is neither a Highly Compensated
  Employee nor a Family Member.

       2.15. "Participant" shall mean any Employee of the Employer who has met the eligibility and participation requirements of the Plan.

       2.16. "Qualified Non-elective Contributions" shall mean contributions made by the Employer and allocated to Participant's accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are nonforfeitable when made; and that are distributable only as specified in CODA section 5.1.

  Section III:  Elective Deferrals



                                                68        68

       3.1. Allocation of Deferrals. The Employer shall contribute and allocate to each Participant's Elective
  Deferrals account an amount equal to the amount of a Participant's Elective Deferrals.

       3.2. Elective Deferrals Pursuant to a Salary Reduction Agreement. To the extent provided in the Adoption Agreement, a Participant may elect to have Elective Deferrals made under this Plan. Elective Deferrals shall include both single-sum and continuing contributions made pursuant to a salary reduction agreement.

              (a)  Commencement of Elective Deferrals.  A
  Participant shall be afforded a reasonable period at least once each calendar year, as specified in section 1.3B.1(a) of the Adoption Agreement, to elect to commence Elective Deferrals. Such election shall not become effective before the time specified in section 1.3B.1(a) of the Adoption Agreement.

              (b) Modification and Termination of Elective Deferrals. A Participant's election to commence Elective Deferrals shall remain in effect until modified or terminated. A Participant shall be afforded a reasonable period at least once each calendar quarter, as specified in section 1.3B.1(b) of the Adoption Agreement, to modify the amount or frequency of his or her Elective Deferrals. A Participant may terminate his or her election to make Elective Deferrals at any time.

       3.3. Cash Bonuses. To the extent provided in section 1.3B.2 of the Adoption Agreement, a Participant may also base Elective Deferrals on cash bonuses that, at the Participant's election, may be contributed to the CODA or received by the Participant in cash.

              (a) Time and Manner of Election. A Participant shall be afforded a reasonable period, as provided in section 1.3B.2 of the Adoption Agreement, to elect to defer amounts described in section 1.3C.3 above to the CODA. Such election shall not become effective before the time specified in section 1.3B.2(a) of the Adoption Agreement.

       3.4. Maximum Amount of Elective Deferrals. A Participant's Elective Deferrals are subject to any limitations imposed in section 1.3B.1 of the Adoption Agreement and any further limitations under the Plan. No Participant shall be permitted to have Elective Deferrals made under this Plan or any other qualified Plan maintained by the Employer, during any calendar year in excess of $7,000, multiplied by the Adjustment Factor. Other dollar limitations



                                                69        69
  may apply under Code section 402(g) to the extent that a Participant makes Elective Deferrals to arrangements other than qualified CODAs (see also Code sections 402(h)(1)(B), 403(b), 457, and 501(c)(18)).

       3.5. Distribution of Excess Elective Deferrals. Notwithstanding any other provision of the Plan, Excess Elective Deferrals, plus any income and minus any loss allocable thereto, shall be distributed no later than each April 15 to Participants to whose accounts Excess Elective Deferrals were allocated for the preceding calendar year and who claim Excess Elective Deferrals for such calendar year. Excess Elective Deferrals shall be treated as Annual Additions under the Plan.

              (a) (1) The Participant's claim shall be in writing; shall be submitted to the Plan administrator not later than the date elected in section 1.3G.1 of the Adoption Agreement; shall specify the amount of the Participant's Excess Elective Deferral for the preceding calendar year; and shall be accompanied by the Participant's written statement that if such amounts are not distributed, such Excess Elective Deferrals, when added to amounts deferred under other Plans or arrangements described in Code sections 401(i), 408(k), or 403(b), will exceed the limit imposed on the Participant by Code section 402(g) for the year in which the deferral occurred.

                   (2) Determination of Income or Loss. Excess Elective Deferrals shall be adjusted for any income or loss up to the last day of the Plan Year. The income or loss allocable to Excess Elective Deferrals is the income or loss allocable to the Participant's Elective Deferral account for the Participant's taxable year for which the Excess Elective Deferrals occurred multiplied by a fraction, the numerator of which is the Participant's Excess Elective Deferrals for such taxable year and the denominator of which is the Participant's account balance attributable to Elective Deferrals as of the end of the taxable year without regard to any income or loss occurring during such taxable year.

  The amount of Excess Elective Deferrals that may be distributed with respect to a Participant shall be reduced by any Excess Contributions previously distributed or recharacterized with respect to such Participant for the Plan Year beginning with or within such taxable year. In no event may the amount distributed exceed the Participant's total Elective Deferrals for such taxable year.





                                                70        70

       3.6. Average Actual Deferral Percentage. The Average Actual Deferral Percentage for Highly Compensated Employees for each Plan Year and the Average Actual Deferral Percentage for Non-highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

              (a) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 1.25; or

              (b) The Average Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees for the Plan Year multiplied by 2.0, Provided that the Average Actual Deferral Percentage for Participants who are Highly Compensated Employees does not exceed the Average Actual Deferral Percentage for Participants who are Non-highly Compensated Employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any Highly Compensated Employee.

       3.7.   Special Rules.

              (a)  The Actual Deferral Percentage for any
  Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Elective Deferrals or Qualified Non-elective Contributions allocated to his or her account under two or more arrangements described in Code section 401(k) that are maintained by the Employer shall be determined as if such Elective Deferrals and Qualified Non-elective Contributions were made under a single arrangement. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different Plan Years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(k).

              (b)  For purposes of determining the Actual
  Deferral Percentage of a Participant who is a five percent (5%) owner or one of the ten most highly-paid Highly Compensated Employee, the Elective Deferrals, Qualified Non-elective Contributions, and Compensation of such Participant shall include the Elective Deferrals, Qualified Non-elective Contributions, and Compensation of Family Members as defined



                                                71        71
  in Code section 414(q)(6)). Family Members, with respect to Highly Compensated Employees, shall be disregarded as separate employees in determining the Actual Deferral Percentage both for Participants who are Non-highly Compensated Employees and for Participants who are Highly Compensated Employees.

              (c)  The determination and treatment of the
  Elective Deferrals, Qualified Non-elective Contributions, and Actual Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

              (d) In the event that this Plan satisfies the requirements of Code sections 401(k), 401(a), or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such Code sections only if aggregated with this Plan, then this section shall be applied by determining the Actual Deferral Percentage of the Employees as if all such plans were a single Plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code section 401(k) only if they have the same Plan Year.

              (e)  The Employer shall maintain records
  sufficient to demonstrate satisfaction of the Actual Deferral
  Percentage test and the amount of Qualified Non-elective
  Contributions used in such test.

       3.8. Notwithstanding any other provision of the Plan, except CODA section 3.9(b), Excess Contributions, plus any income and minus any loss allocable thereto, shall be distributed no later than the last day of each Plan Year to Participants to whose accounts such Excess Contributions were allocated for the preceding Plan Year. If such excess amounts are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten (10) percent excise tax will be imposed on the Employer maintaining the Plan with respect to such amounts. Excess Contributions (including the amounts recharacterized) shall be treated as Annual Additions under the Plan. Such distributions shall be made to Highly Compensated Employees on the basis of the respective portions of the Excess Contributions attributable to each of such employees. Excess Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Code section 414(q)(6) in the manner prescribed by the regulations.

              (a)  Determination of Income or Loss.  Excess
  Contributions shall be adjusted for income or loss up to the last day of the Plan Year. The income or loss allocable to



                                                72        72

  Excess Contributions is the income or loss allocable to the Participant's Elective Deferral account and Qualified Non-elective Contributions account for the Plan Year for which the Excess Contributions occurred multiplied by a fraction, the numerator of which is the Participant's Excess Contributions for such Plan Year and the denominator of which is the Participant's account balances attributable to Elective Deferrals and Qualified Non-elective Contributions as of the end of the Plan Year without regard to any income or loss occurring during such Plan Year; and

              (b) Amounts distributed under this section shall first be treated as distributions from the Participant's Elective Deferral account and shall be treated as distributed from the Participant's Qualified Non-elective Contribution account only to the extent such Excess Contributions exceed the balance in the Participant's Elective Deferral account.

              (c) To the extent that any Excess Contributions are not timely distributed under this CODA section 3.8, the Employer shall be subject to the ten-percent excise tax imposed under Code section 4979.

       3.9.   Qualified Non-elective Contributions.

              (a) The Employer may elect to make Qualified Non-elective Contributions under the Plan on behalf of Employees as provided in sections 1.3C.1 and 1.3D.1 of the Adoption
  Agreement.

              (b) In lieu of distributing Excess Contributions as provided in CODA sections 3.8(a)-(c) above, and to the extent provided in sections 1.3C.1 and 1.3D.2 of the Adoption Agreement, the Employer may make special Qualified Non-elective Contributions on behalf of Non-highly Compensated Employees that are sufficient to satisfy either of the Average Actual Deferral Percentage tests. Allocations of Qualified Non-elective Contributions to each Non-highly Compensated Employee's account shall be made in accordance with section 1.3D.2 of the Adoption Agreement.

       3.10. Separate Accounts. A Participant's accrued benefit derived from Elective Deferrals and Qualified Non-elective Contributions is nonforfeitable. A separate account shall be maintained for that portion of a Participant's accrued benefit that is attributable to Elective Deferrals and a separate account shall be maintained for that portion of a Participant's accrued benefit that is attributable to Qualified Non-elective Contributions. Each separate account shall be credited with the applicable contributions, earnings



                                                73        73
  and losses, distributions, and other applicable adjustments.

       3.11. Under no circumstances may Elective Deferrals and Qualified Non-elective Contributions be contributed and allocated to the Trust under the Plan later than thirty (30) days after the close of the Plan Year for which the contributions are deemed to be made, or such other time as provided in applicable regulations under the Code.

  Section IV: Special Distribution Rules

       4.1. Except as provided in section 1.3F.1 of the Adoption Agreement, Elective Deferrals, Qualified Non-elective
  Contributions and income allocable thereto are not distributable to the Participant, or the Participant's beneficiary or beneficiaries, in accordance with the Participant's or beneficiary's election, before one of the following events occurs:

              (a)  The Participant incurs a Permanent
  Disability, terminates employment, attains age 59-1/2 or incurs a financial hardship, as described in CODA section 4.2, below;

              (b) The Participant transfers employment to an employer that is not related (as described in Code section
  414) to the Employer and that has acquired substantially all the assets used by the Participant's former Employer in its trade or business;

              (c)  The Participant is and continues to be
  employed by a corporation that was formerly a subsidiary of the Employer and whose stock has been disposed by the Employer to an individual or an entity which is not related (as described in Code section 414) to the Employer; or

              (d) The Plan is terminated and no other defined contribution plan (other than an employee stock ownership plan) is maintained by the Employer.

       All distributions made under (b), (c), or (d) after March
  31, 1988 must be made only in a lump sum.

       4.2. If the Employer elects in the Adoption Agreement, a Participant may request a withdrawal from the vested portion of his Accounts (including his Elective Deferral Account) if the Participant has incurred a financial hardship, as described below. However, effective for all Plan Years beginning after December 31, 1988, a Participant may not withdraw earnings from his Elective Deferral Account and may



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






  not make any withdrawal of his Qualified Matching
  Contributions and Qualified Non-Elective Contributions. In no event may a Participant withdraw more than the value of his Elective Deferral Account as of the date of the hardship distribution.

              (a) A Participant will be considered to have incurred financial hardship if he has immediate and heavy financial needs that cannot be fulfilled through other reasonably available financial resources of the Participant. Immediate and heavy financial needs shall be limited to:

                   (i)  Medical expenses described in Code
       section 213(d) incurred by the Participant, the Participant's Spouse, or any dependents of the Participant (as defined in Code section 152) or necessary for these persons to obtain medical care described in Code section 213(d);

                   (ii)  The purchase (excluding mortgage
       payments) of a principal residence for the Participant;

                  (iii)  Payment of tuition and related
       educational fees for the next 12 months of post-secondary education for the Participant or his Spouse, children or dependents;

                   (iv)  The need to prevent the eviction of the
       Participant from his personal residence or foreclosure on the mortgage of the Participant's principal residence; or

                   (v)  Any other immediate and heavy financial
       need approved by the Internal Revenue Service.

              (b) The determination of financial hardship shall be made by the Administrator in a uniform and non-discriminatory manner in accordance with such standards as may be promulgated from time to time by the Internal Revenue
  Service.

              (c)  The Administrator may rely on the
  Participant's representation that the financial needs cannot be relieved:

                   (i) Through reimbursement or compensation by insurance or otherwise;

                   (ii)  By reasonable liquidation of
       Participant's assets to the extent such liquidation would not itself cause an immediate and heavy financial need;



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






                  (iii)  By cessation of Elective Deferrals
       under the Plan; or

                   (iv)  By other distributions or non-taxable
       loans from plans maintained by the Employer or by any other employer, or by borrowing from commercial sources on reasonable commercial terms.

              (d) A Participant who receives a distribution from the Plan due to financial hardship will be subject to the following requirements:

                   (i)  The distribution must not be in excess
       of the amount of the immediate and heavy financial need of the Participant, and the amount may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the distribution;

                   (ii)  The Participant must obtain all
       distributions, other than hardship withdrawals, and all non-taxable loans currently available under all plans maintained by the Employer or an Affiliate;

                  (iii)  The Participant's Elective Deferrals to
       this Plan and to any other plan maintained by the Employer will be suspended for 12 months after receipt of the withdrawal; and

                   (iv)  The Participant may not make Elective
       Deferrals to this Plan or to any other plan maintained by the Employer for the calendar year that immediately follows the year of the withdrawal in excess of the $7,000 limit (as adjusted pursuant to Code section 415(d)) for the year, minus the amount of the Participant's Elective Deferrals for the year in which the withdrawal is made.

              (e) A Participant who wishes to make a withdrawal shall apply in writing to the Administrator, on forms provided by the Administrator. The Participant must furnish such information in support of his application as may be requested by the Administrator. The Administrator shall determine the amount, if any, of withdrawal that shall be made and may direct distribution of as much of the Participant's vested Account as it deems necessary to alleviate or help alleviate the hardship.

              (f) The amount of the withdrawal shall be based upon the Participant's Account balance as of the Adjustment



                                                76        76

  Date next preceding the date of the withdrawal or, in the discretion of the Trustee, may be based upon the Participant's
  Account balance as of a valuation date as close as practicable to the date of the withdrawal.

              (g) The distribution shall be made as soon as possible after the hardship withdrawal is approved. The Administrator may not authorize a hardship withdrawal in excess of the amount deemed necessary to alleviate the hardship. All distributions permitted to be made under this CODA section 4.2 are subject to the spousal and Participant consent requirements (if applicable) contained in Code sections 401(a)(11) and 417.

              (h) The distribution will be made first from the Participant's Rollover Account. Any remaining amounts will be distributed in the following order: Voluntary Contributions
  Account, Employer Contributions Account, Matching
  Contributions Account and Elective Deferral Account.

  Section V:  Profits not Required Under the CODA

       5.1. If the Employer elects, employer contributions to the CODA may be made without regard to profits in accordance with section 1.3A.1 of the Adoption Agreement. The Plan shall continue to be designed to qualify as a profit-sharing Plan for purposes of Code sections 401(a), 402, 412, and 417.

  Section VI.  Matching Contributions

       6.1.   Matching and Other Employer Contributions.

              (a) If elected in the Adoption Agreement, the Employer may make Matching Contributions to the Plan.

              (b) If elected in the Adoption Agreement, the Employer may make Qualified Matching Contributions to the Plan.

              (c) The Employer may elect to make Qualified Non-Elective Contributions to the Plan on behalf of Employees as provided in the Adoption Agreement. In addition, in lieu of distributing Excess Contributions as provided in CODA section 3.8, or Excess Aggregate Contributions as provided in CODA section 6.3, and to the extent elected by the Employer in the Adoption Agreement, the Employer may make Qualified Non-Elective Contributions on behalf of Non-Highly Compensated Employees that are sufficient to satisfy either the Actual Deferral Percentage test or the Average Contribution Percentage test, or both, pursuant to regulations under the



                                                77        77

  Code.  All Qualified Matching Contributions and Qualified Non-
  Elective Contributions made by the Employer to the Plan shall be non-forfeitable and shall be allocated to Participants'
  Salary Deferral Contributions Accounts.

       (d)  "Qualified Matching Contributions" shall mean
  Matching Contributions which are fully vested when made and which are subject to the distribution restrictions contained in CODA section 4.1.

       (e) "Qualified Non-Elective Contributions" shall mean contributions (other than Matching Contributions or Qualified Matching Contributions) made by the Employer and allocated to Participant Accounts that the Participants may not elect to receive in cash until distributed from the Plan; that are non-forfeitable when made; and that are subject to the same distribution restrictions as provided in CODA section 4.1.

       6.2.   Average Contribution Percentage Testing.  Matching
  Contributions must satisfy the Average Contribution Percentage
  (hereinafter "ACP") test of Code section 401(m).

              (a)  The ACP for Participants who are Highly
  Compensated Employees for each Plan Year and the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year must satisfy one of the following tests:

                   (i)  The ACP for Participants who are Highly
       Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 1.25; or

                   (ii) The ACP for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the ACP for Participants who are Non-Highly Compensated Employees for the same Plan Year multiplied by 2.0, provided that the ACP for Participants who are High Compensated Employees does not exceed the ACP for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points.

              (b) If one or more Highly Compensated Employees participate in both the Plan and a plan subject to the ACP test maintained by the Employer or an Affiliate and the sum of the ADP and ACP of those Highly Compensated Employees subject to either or both tests exceeds the Aggregate Limit, then the ACP of those Highly Compensated Employees who also participate in the Plan will be reduced (beginning with such Highly Compensated Employee whose ACP is the highest) so that the limit is not exceeded. The amount by which each Highly



                                                78        78

  Compensated Employee's Contribution Percentage Amount is reduced shall be treated as an Excess Aggregate Contribution. The ADP and ACP of the Highly Compensated Employees are determined after any correction required to meet the ADP and ACP tests. Multiple use does not occur if both the ADP and ACP of the Highly Compensated Employees does not exceed 1.25 multiplied by the ADP and ACP of the Non-Highly Compensated Employees.

              (c)  For purposes of this Section, the
  Contribution Percentage for any Participant who is a Highly Compensated Employee and who is eligible to have Contribution Percentage Amounts allocated to his or her account under two or more plans described in Code section 401(a), or arrangements described in Code section 401(k) that are maintained by the Employer or an Affiliate, shall be determined as if the total of such Contribution Percentage Amount was made under each plan. If a Highly Compensated Employee participates in two or more cash or deferred arrangements that have different plan years, all cash or deferred arrangements ending with or within the same calendar year shall be treated as a single arrangement. Notwithstanding the foregoing, certain plans shall be treated as separate if mandatorily disaggregated under regulations under Code section 401(m).

              (d) In the event that this Plan satisfies the requirement of Code sections 401(m), 401(a)(4) or 410(b) only if aggregated with one or more other plans, or if one or more other plans satisfy the requirements of such sections of the Code only if aggregated with this Plan, then this section shall be applied by determining the Contribution Percentage of Employees as if all such plans were a single plan. For Plan Years beginning after December 31, 1989, plans may be aggregated in order to satisfy Code section 401(m) only if they have the same Plan Year.


              (e) For purposes of determining the Contribution Percentage of a Participant who is a 5% Owner or one of the ten most highly paid Highly Compensated Employees, the Contribution Percentage Amounts and Compensation of such Participants shall include the Contribution Percentage Amount and Compensation for the Plan Year of family members (as defined in Code section 414(q)(6)). Family members, with respect to Highly Compensated Employees, shall be disregarded as separate Employees in determining the Contribution Percentage both for Participants who are Non-Highly Compensated Employees and for Participants who are Highly Compensated Employees.



                                                79        79

              (f) For purposes of determining the Contribution Percentage Test, Matching Contributions, Qualified Matching Contributions and Qualified Non-Elective Contributions shall be considered made for a Plan Year if made no later than the end of the twelve month period beginning on the day after the close of the Plan Year.

              (g)  The Employer shall maintain records
  sufficient to demonstrate satisfaction of the ACP test and the amount of Qualified Non-Elective Contributions or Qualified Matching Contributions, or both, used in such tests. The determination and treatment of the Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

              (h) For purposes of this Section, the following terms shall have the following meanings:

                   (i) "Aggregate Limit" shall mean the greater of:

                        (A) the sum of (1) 125% of the greater
                   of the ADP of the Non-Highly Compensated
                   Employees for the Plan Year or the ACP of Non-Highly Compensated Employees under the plan subject to Code section 401(m) for the Plan Year beginning with or within the Plan Year of the Plan and (2) the lesser of 200% of, or 2 plus, the lesser of such ADP or ACP; or

                        (B) the sum of (1) 125% of the lesser of
                   the ADP of the Non-Highly Compensated
                   Employees for the Plan Year or the ACP of Non-Highly Compensated Employees under the plan subject to Code section 401(m) for the Plan Year beginning with or within the Plan Year of the Plan and (2) the greater of 200% of, or 2 plus, the greater of such ADP or ACP; or

                   (ii) "Average Contribution Percentage" shall mean the average of the Contribution Percentages of the Eligible Participants in a group.

                   (iii)     "Contribution Percentage" shall
       mean the ratio (expressed as a percentage) of the Participant Contribution Percentage Amounts to the Participant's Compensation for the Plan Year regardless of whether the Employee was a Participant for the entire



                                                80        80

       Plan Year.

                   (iv) "Contribution Percentage Amounts" shall mean the sum of the Matching Contributions and Qualified Matching Contributions (to the extent not taken into account for purposes of the ADP test) made under the Plan on behalf of the Participant for the Plan Year. Such Contribution Percentage Amounts shall include forfeitures of Excess Aggregate Contributions or Matching Contributions allocated to the Participant's Account which shall be taken into account in the year in which such forfeiture is allocated. If so elected in the Adoption Agreement, the Employer may include Qualified Non-Elective Contributions in the Contribution Percentage Amounts. The Employer also may elect to use Elective Deferral Contributions in the Contribution Percentage Amounts so long as the ADP test is met before the Elective Deferrals are used in the ACP test and continues to be met following the exclusion of those Salary Deferrals Contributions that are used to meet the ACP test.

                   (v)  "Eligible Participant" shall mean any
       Employee who is eligible to make an Elective Deferral (if the Employer can take such contributions into account in the calculation of the Contribution Percentage), or to receive a Matching Contribution (including forfeitures) or a Qualified Matching Contribution.

                   (vi)  "Matching Contribution" shall mean a
       contribution made by the Employer to this or any other defined contribution plan on behalf of the Participant on account of an Elective Deferral made by such Participant, under a plan maintained by the Employer or an Affiliate.

       6.3.   Treatment of Excess Aggregate Contributions.

              (a) Notwithstanding any other provision of this Plan, Excess Aggregate Contributions, plus any income and minus any loss allocable thereto, shall be forfeited, if forfeitable, or if not forfeitable, distributed no later than the last day of each Plan Year to Participants to whose Accounts such Excess Aggregate Contributions were allocated for the preceding Plan Year. Excess Aggregate Contributions shall be allocated to Participants who are subject to the family member aggregation rules of Code section 414(q)(6) in the manner prescribed by the regulations. If such Excess Aggregate Contributions are distributed more than 2-1/2 months after the last day of the Plan Year in which such excess amounts arose, a ten percent (10%) excise tax will be



                                                81        81
  imposed on the Employer maintaining the Plan with respect to those amounts. Excess Aggregate Contributions shall be treated as Annual Additions under the Plan.

              (b)  Excess Aggregate Contributions shall be
  adjusted for any income or loss up to the last day of the Plan Year. The income or loss allocable to Excess Aggregate Contributions is the income or loss allocable to the Participant's Matching Contributions Account (if any, and if all amounts therein are not used in the ADP test) and, if applicable, Elective Deferral Account for the Plan Year multiplied by a fraction the numerator of which is such Participant's Excess Aggregate Contributions for the year and the denominator of which is the Participant's Account balance attributable to Contribution Percentage Amounts without regard to any income or loss occurring during such Plan Year.

              (c) Forfeitures of Excess Aggregate Contributions will be reallocated to the Accounts of the Non-Highly
  Compensated Employees.

              (d)  Excess Aggregate Contributions shall be
  forfeited, if forfeitable, or distributed on a prorata basis from the Participant's Matching Contributions Account or
  Elective Deferral Account.

              (e) "Excess Aggregate Contributions" shall mean, with respect to any Plan Year, the excess of:

                   (i)  The Aggregate Contribution Percentage
       Amounts taken into account in computing the numerator of the Contribution Percentage actually made on behalf of Highly Compensated Employees for such Plan Year, over

                   (ii)  The Maximum Contribution Percentage
       Amounts permitted by the ACP test (determined by reducing contributions made on behalf of Highly Compensated
       Employees in order of their Contribution Percentages beginning with the highest of such percentages).

              Such determination shall be made after first determining Excess Elective Deferrals and then determining Excess Contributions.










                                                82        82
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